Preliminary Offering Circular, Dated October 15, 2019

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED.  THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE.  WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Manufactured Housing Properties Inc.
136 Main Street
Pineville, NC 28134
 (980) 273-1702; www.mhproperties.com

UP TO 1,000,000 SHARES OF
SERIES B REDEEMABLE PREFERRED STOCK
  AND 40,000 SHARES OF COMMON STOCK

Manufactured Housing Properties Inc. (which we refer to as “our company,” “we,” “our” and “us”), is offering up to 1,000,000 shares of Series B Cumulative Redeemable Preferred Stock, which we refer to as the Series B Preferred Stock, at an offering price of $10.00 per share, for a maximum offering amount of $10,000,000.In addition, we are offering bonus shares to early investors in this offering. The first 400 investors will receive, in addition to Series B Preferred Stock, 100 shares of Common Stock, regardless of the amount invested, for a total of 40,000 shares of Common Stock.

The Series B Preferred Stock being offered will rank, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our Common Stock and pari passu with our Series A Cumulative Convertible Preferred Stock, which we refer to as our Series A Preferred Stock. Holders of our Series B Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.067 per share each month; provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.083 per month. The liquidation preference for each share of our Series B Preferred Stock is $10.00. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series B Preferred Stock will be entitled to receive the liquidation preference with respect to their shares plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment with respect to such shares. Commencing on the fifth anniversary of the initial closing of this offering and continuing indefinitely thereafter, we shall have a right to call for redemption the outstanding shares of our Series B Preferred Stock at a call price equal to 150% of the original issue price of our Series B Preferred Stock, and correspondingly, each holder of shares of our Series B Preferred Stock shall have a right to put the shares of Series B Preferred Stock held by such holder back to us at a put price equal to 150% of the original issue purchase price of such shares. The Series B Preferred Stock will have no voting rights (except for certain matters) and are not convertible into shares of our Common Stock. See “Description of Securities” beginning on page 44 for additional details.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings. This offering will terminate at the earlier of: (1) the date at which the maximum amount of offered Series B Preferred Stock has been sold, (2) the date which is 180 days after this offering is qualified by the U.S. Securities and Exchange Commission, or the SEC, subject to an extension of up to an additional 180 days at the discretion of our company and the underwriter, or (3) the date on which this offering is earlier terminated by us in our sole discretion.

Digital Offering LLC, which we refer to as the underwriter, is the lead underwriter for this offering. The underwriter is selling our Series B Preferred Stock in this offering on a best efforts basis and is not required to sell any specific number or dollar amount of Series B Preferred Stock offered by this offering circular, but will use its best efforts to sell such Series B Preferred Stock. Cambria Capital LLC, or Cambria Capital, has been appointed by us and the underwriter as a soliciting dealer for this offering. Cambria Capital is an SEC registered broker-dealer and member of the Financial Industry Regulatory Authority, or FINRA, and the Securities Investor Protection Corporation, or SIPC. Cambria Capital operates the My IPO platform (available at www.myipo.com) as a separate unincorporated business division. Cambria Capital’s clearing firm, who we refer to as the Clearing Firm, is an SEC registered broker-dealer and member of FINRA and SIPC and is authorized to act as a clearing broker-dealer. Cambria Capital and its My IPO division clear through the Clearing Firm as do other broker-dealers who may participate in this offering. We refer to such other broker-dealers that clear through the Clearing Firm and who may participate in this offering as Other Broker-Dealers.

We may undertake one or more closings on a rolling basis. Until we complete a closing, the proceeds for this offering will be kept in an escrow account maintained at Wilmington Trust, National Association, or, in the case of investors who invest through Cambria Capital, the My IPO platform, or Other Broker-Dealers that clear through the Clearing Firm, proceeds will remain in the investor’s own brokerage account with Cambria Capital. At a closing, the proceeds will be distributed to us and the associated Series B Preferred Stock will be issued to the investors. If there are no closings or if funds remain in the escrow account upon termination of this offering without any corresponding closing, the funds so deposited for this offering will be promptly returned to investors, without deduction and generally without interest, or, in the case of investors who invest through Cambria Capital, the My IPO platform, or Other Broker-Dealers, their funds will remain unrestricted in their own investment account. See “Underwriting.”

	Price to Public	Underwriting discount and commissions(1)	Proceeds to issuer(2)
Per Share	$ 10.00	$ 0.70	$ 9.30
Total Maximum	$ 10,000,000	$ 700,000	$ 9,300,000

(1)                 This table depicts broker-dealer commissions of 7% of the gross offering proceeds. Please refer to the section captioned “Underwriting” for additional information regarding total underwriter compensation. In addition to commissions, we have agreed to reimburse the underwriter for its reasonable out-of-pocket expenses of up to $30,000.

(2)                 Before deducting expenses of the offering, which are estimated to be approximately $115,000. See the section captioned “Underwriting” for details regarding the compensation payable in connection with this offering. This amount represents the proceeds of the offering to us, which will be used as set out in the section captioned “Use of Proceeds.”

Our business and an investment in shares of our Series B Preferred Stock involve significant risks. See “Risk Factors” beginning on page 11 of this offering circular to read about factors that you should consider before making an investment decision. You should also consider the risk factors described or referred to in any documents incorporated by reference in this offering circular, before investing in these securities.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [   ].

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular and the documents incorporated by reference herein contain, in addition to historical information, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; statements regarding our financing plans or growth strategies; statements concerning litigation or other matters; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith beliefs as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

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changes in the real estate market and general economic conditions;
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the inherent risks associated with owning real estate, including local real estate market conditions, governing laws and regulations affecting manufactured housing communities and illiquidity of real estate investments;
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increased competition in the geographic areas in which we own and operate manufactured housing communities;
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our ability to continue to identify, negotiate and acquire manufactured housing communities and/or vacant land which may be developed into manufactured housing communities on terms favorable to us;
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our ability to maintain rental rates and occupancy levels;
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changes in market rates of interest;
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our ability to repay debt financing obligations;
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our ability to refinance amounts outstanding under our credit facilities at maturity on terms favorable to us;
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our ability to comply with certain debt covenants;
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our ability to integrate acquired properties and operations into existing operations;
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the availability of other debt and equity financing alternatives;
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continued ability to access the debt or equity markets;
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the loss of any member of our management team;
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our ability to maintain internal controls and processes to ensure all transactions are accounted for properly, all relevant disclosures and filings are timely made in accordance with all rules and regulations, and any potential fraud or embezzlement is thwarted or detected;
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the ability of manufactured home buyers to obtain financing;
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the level of repossessions by manufactured home lenders;
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market conditions affecting our investment securities;
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changes in federal or state tax rules or regulations that could have adverse tax consequences; and
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those risks and uncertainties referenced under the caption “Risk Factors” contained in this offering statement.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Potential investors should not make an investment decision based solely on our company’s projections, estimates or expectations.

The specific discussions herein about our company include financial projections and future estimates and expectations about our company’s business. The projections, estimates and expectations are presented in this offering circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our company management’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

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Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this offering circular. We have not, and the underwriter has not, authorized anyone to provide you with any information other than that contained in this offering circular. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the underwriter is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not, and the underwriter has not, taken any action that would permit this offering or possession or distribution of this offering circular in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this offering circular must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby or the distribution of this offering circular outside the United States.

This offering circular includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this offering circular.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the offering statement of which this offering circular is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS OFFERING CIRCULAR. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS OFFEIRNG CIRCULAR IS NOT AN OFFER TO SELL OR BUY ANY SECURITIES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS OFFERING CIRCULAR IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR.

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SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire offering circular, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this offering circular, before making an investment decision.

Our Company

Overview

We are a self-administered, self-managed, vertically integrated owner and operator of manufactured housing communities. We earn income from leasing manufactured home sites to tenants who own their own manufactured home and the rental of company-owned manufactured homes to residents of the communities.

We own and operate ten manufactured housing communities containing approximately 726 developed sites, and a total of 261 company-owned manufactured homes, including:

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Pecan Grove – a 81 lot, all-age community situated on 10.71 acres and located in Charlotte, North Carolina.

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Butternut – a 59 lot, all-age community situated on 13.13 acres and located in Corryton, Tennessee, a suburb of Knoxville, Tennessee.

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Azalea Hills – a 41 lot, all-age community situated on 7.46 acres and located in Gastonia, North Carolina, a suburb of Charlotte, North Carolina.

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Holly Faye – a 37 lot all-age community situated on 8.01 acres and located in Gastonia, North Carolina, a suburb of Charlotte North Carolina.

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Lakeview – a 97 lot all-age community situated on 17.26 acres in Spartanburg, South Carolina.

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Chatham Pines – a 49 lot all-age community situated on 23.57 acres and located in Chapel Hill, North Carolina.

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Maple Hills – a 73 lot all-age community situated on 21.20 acres and located in Mills River, North Carolina, which is part of the Asheville, North Carolina, Metropolitan Statistical Area.

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Hunt Club Forest – a 79 lot all-age community situated on 13.02 acres and located in the Columbia, South Carolina metro area.

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B&D – a 97 lot all-age community situated on 17.75 acres and located in Chester, South Carolina.

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Crestview – a 113 lot all-age community situated on 19.05 acres and located in East Flat Rock, North Carolina.

The Manufactured Housing Community Industry

Manufactured housing communities are residential developments designed and improved for the placement of detached, single-family manufactured homes that are produced off-site and installed and set on residential sites within the community. The owner of a manufactured home leases the site on which it is located and the lessee of a manufactured home leases both the home and site on which the home is located.

We believe that manufactured housing is accepted by the public as a viable and economically attractive alternative to common stick-built single-family housing. We believe that the affordability of the modern manufactured home makes it a very attractive housing alternative. Manufactured housing is one of the only non-subsidized affordable housing options in the U.S. Demand for housing affordability continues to increase, but supply remains static, as there are virtually no new manufactured housing communities being developed. We are committed to becoming an industry leader in providing this affordable housing option and an improved level of service to our residents, while producing an attractive and stable risk adjusted return to our investors.

A manufactured housing community is a land-lease community designed and improved with home sites for the placement of manufactured homes and includes related improvements and amenities. Each homeowner in a manufactured housing community leases from the community a site on which a home is located. The manufactured housing community owner owns the underlying land, utility connections, streets, lighting, driveways, common area amenities, and other capital improvements and is responsible for enforcement of community guidelines and maintenance of the community. Generally, each homeowner is responsible for the maintenance of his or her home and upkeep of his or her leased site. In some cases, customers may rent homes with the community owner’s maintaining ownership and responsibility for the maintenance and upkeep of the home. This option provides flexibility for customers seeking a more affordable, shorter-term housing option and enables the community owner to meet a broader demand for housing and improve occupancy and cash flow.

Our Competition

There are numerous private companies, but only three publicly-traded real estate investment trusts, or REITs, that compete in the manufactured housing industry.  Many of the private companies and one of the REITs, UMH Properties, Inc., may compete with us for acquisitions of manufactured housing communities. Many of these companies have larger operations and greater financial resources than we do. The number of competitors, however, is increasing as new entrants discover the benefits of the manufactured housing asset class. We believe that due to the fragmented nature of ownership within the manufactured housing sector, the level of competition is less than that in other commercial real estate sectors.

Our Competitive Strengths

We believe that the following competitive strengths enable us to compete effectively:

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Deal Sourcing. Our deal sourcing consists of marketed deals, pocket listings, and off market deals.  Marketed deals are properties that are listed with a broker who exposes the property to the largest pool of buyers possible. Pocket listings are properties that are presented by brokers to a limited pool of buyers. Off market deals are ones that are not actively marketed.  As a result of our network of relationships in our industry, only two properties in our portfolio were marketed deals, the rest were off-market or pocket listings.

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Centralized Operations. We have centralized many operational tasks, including accounting, marketing, lease administration, and accounts payable.  The use of professional staff and technology allows us to scale efficiently and operate properties profitably by reducing tasks otherwise completed at the property level.

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Deal Size. We believe that our small capitalization size with non-institutional deals of less than 150 sites are accretive to our balance sheet.  These sized properties typically have less bidders at lower prices than larger properties.  We can profitably operate these smaller properties through our centralized operations.

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Creating Value. Our underwriting expertise enables us to identify acquisition prospects to provide attractive risk adjusted returns.  Our operational team has the experience, skill and resources to create this value through physical and/or operational property improvements.

Our Growth Strategy

Our growth strategy is to acquire both stable and undervalued and underperforming manufactured housing properties that have current income. We believe that we can enhance value through our professional asset and property management. Our property management services are mainly comprised of tenant contracts and leasing, marketing vacancies, community maintenance, enforcement of community policies, establishment and collection rent, and payment of vendors. Our lot and manufactured home leases are generally for one month and auto renew monthly for an additional month.

Our investment mission on behalf of our stockholders is to deliver an attractive risk-adjusted return with a focus on value creation, capital preservation, and growth. In our ongoing search for acquisition opportunities we target and evaluate manufactured housing communities nationwide.

We may invest in improved and unimproved real property and may develop unimproved real property. These property investments may be located throughout the United States, but to date we have concentrated in the Southeast portion of the United States. We are focused on acquiring communities with significant upside potential and leveraging our expertise to build long-term capital appreciation.

We are one of four public companies in the manufactured housing sector, but we are the only one not organized as a REIT, thereby giving us flexibility to focus on growth through reinvestment of income and employing higher leverage upon acquisition than the REITs traditionally utilize due to market held norms around 50-60%. This can give us a competitive advantage when bidding for assets. Additionally, due to our small size, non-institutional sized deals of less than 150 sites, which have less bidders and lower prices, are accretive to our balance sheet.

Our Risks and Challenges

Our prospects should be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by similar companies. Our ability to realize our business objectives and execute our strategies is subject to risks and uncertainties, including, among others, the following:

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General economic conditions and the concentration of our properties in North Carolina, South Carolina, and Tennessee may affect our ability to generate sufficient revenue.

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We may be unable to compete with our larger competitors, which may in turn adversely affect our profitability.

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Costs associated with taxes and regulatory compliance may reduce our revenue.

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Rent control legislation may harm our ability to increase rents.

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Environmental liabilities could affect our profitability.

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Losses in excess of our insurance coverage or uninsured losses could adversely affect our cash flow.

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We may not be able to integrate or finance our acquisitions and our acquisitions may not perform as expected.

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New acquisitions may fail to perform as expected and the intended benefits may not be realized, which could have a negative impact on our operations.

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We may be unable to sell properties when appropriate because real estate investments are illiquid.

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We face risks generally associated with our debt.

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We face risks related to “balloon payments” and re-financings.

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Covenants in our credit agreements could limit our flexibility and adversely affect our financial condition.

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A change in the United States government policy regarding to the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac) could impact our financial condition.

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We may not be able to obtain adequate cash to fund our business.

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The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

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We have one stockholder that can single-handedly control our company.

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There is no present market for the Series B Preferred Stock and we have arbitrarily set the price.

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We cannot assure you that we will be able to pay dividends.

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You will not have a vote or influence on the management of our company.

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this offering circular before investing in our Series B Preferred Stock.

Recent Developments

On August 5, 2019, MHP Pursuits LLC entered into a purchase agreement with CSC Warner Robins, a Georgia limited liability company, for the purchase of a manufactured housing community known as Spring Lake Mobile Home Park, which is located in Georgia and totals 225 sites, for a total purchase price of $5.3 million. The purchase agreement includes an earnest money deposit of $15,000, which is held in escrow and will be applied to the payment of the purchase price at closing, and provides for a due diligence period of 30 days commencing upon the seller’s delivery of due diligence materials to us, plus an additional 45 days solely for the completion of third-party reports. The seller has not yet delivered the due diligence materials to us, so the due diligence period has not yet commenced. If we are not satisfied, in our sole and absolute discretion, with the property, then at any time prior to the expiration of the due diligence period, we have the right to terminate the purchase agreement and the deposit must be promptly returned to us. Due to the fact that the due diligence period has not yet commenced and we have the right to terminate the purchase agreement prior to expiration of the due diligence period, without penalty, we do not deem this acquisition to be probable at this time.

Corporate Information

Our principal executive offices are located at 136 Main Street, Pineville, NC 28134 and our telephone number is (980) 273-1702. We maintain a website at www.mhproperties.com. Information available on our website is not incorporated by reference in and is not deemed a part of this offering circular.

The Offering
Securities being offered:
Up to 1,000,000 shares of Series B Preferred Stock at an offering price of $10.00 per share for a maximum offering amount of $10,000,000. In addition, we are offering bonus shares to early investors in this offering, whereby the first 400 investors will receive, in addition to Series B Preferred Stock, 100 shares of Common Stock, regardless of the amount invested, for a total of 40,000 shares of Common Stock.

Terms of Series B Preferred Stock:
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Ranking - The Series B Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our Common Stock and pari passu with our Series A Preferred Stock. The terms of the Series B Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

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Dividend Rate and Payment Dates -  Dividends on the Series B Preferred Stock being offered will be cumulative and payable monthly in arrears to all holders of record on the applicable record date. Holders of our Series B Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.067 per share each month, which is equivalent to the annual rate of 8% of the $10.00 liquidation preference per share described below; provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.083 per month, which is equivalent to the annual rate of 10% of the $10.00 liquidation preference per share described below. Dividends on shares of our Series B Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings.

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Liquidation Preference - The liquidation preference for each share of our Series B Preferred Stock is $10.00. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series B Preferred Stock will be entitled to receive the liquidation preference with respect to their shares plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment with respect to such shares.

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Company Call and Stockholder Put Options - Commencing on the fifth anniversary of the initial closing of this offering and continuing indefinitely thereafter, we shall have a right to call for redemption the outstanding shares of our Series B Preferred Stock at a call price equal to 150% of the original issue price of our Series B Preferred Stock, and correspondingly, each holder of shares of our Series B Preferred Stock shall have a right to put the shares of Series B Preferred Stock held by such holder back to us at a put price equal to 150% of the original issue purchase price of such shares.

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Further Issuances - The shares of our Series B Preferred Stock have no maturity date, and we will not be required to redeem shares of our Series B Preferred Stock at any time except as otherwise described above under the caption “Company Call and Stockholder Put Options.” Accordingly, the shares of our Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our call right, the holder of the Series B Preferred Stock exercises his put right.

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Voting Rights - We may not authorize or issue any class or series of equity securities ranking senior to the Series B Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend our articles of incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of the Series B Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of our outstanding shares of Series B Preferred Stock, voting together as a class. Otherwise, holders of the shares of our Series B Preferred Stock will not have any voting rights.

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No Conversion Right - The Series B Preferred Stock is not convertible into shares of our Common Stock.

Best efforts offering:

The underwriter is selling the shares of Series B Preferred Stock offered in this offering circular on a “best efforts” basis and is not required to sell any specific number or dollar amount of shares of Series B Preferred Stock offered by this offering circular, but will use its best efforts to sell such shares.

Securities issued and outstanding before this offering:	12,296,568 shares of Common Stock, 570,000 shares of Series A Preferred Stock, and no shares of Series B Preferred Stock.
Securities issued and outstanding after this offering:	12,336,568 shares of Common Stock, 570,000 shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock if the maximum number of shares being offered are sold.
Minimum subscription price:	The minimum initial investment is at least $5,000 and any additional purchases must be investments of at least $100.
Use of proceeds:
We estimate our net proceeds from this offering will be approximately $9,185,000 if the maximum number of shares being offered are sold based upon the public offering price of $10.00 per share and after deducting the underwriting discounts and commissions and estimating offering expenses payable by us.
We intend to use the net proceeds from this offering for the acquisition of manufactured housing communities. For a discussion, see “Use of Proceeds.”

Termination of the offering:
This offering will terminate at the earlier of: (1) the date at which the maximum amount of offered shares has been sold, (2) the date which is 180 days after this offering is qualified by the SEC, subject to an extension of up to 180 days by us and the underwriter, or (3) the date on which this offering is earlier terminated by us in our sole discretion.

Closings of the offering; Subscribing through Cambria Capital, the My IPO platform, or Other Broker-Dealers:
We may undertake one or more closings on a rolling basis. Until we complete a closing, the proceeds for this offering will be kept in an escrow account maintained at Wilmington Trust, National Association or will be held in your own brokerage account as described below. At a closing, the proceeds will be distributed to us and the associated shares will be issued to the investors. If there are no closings or if funds remain in the escrow account upon termination of this offering without any corresponding closing, the investments for this offering will be promptly returned to investors, without deduction and generally without interest.

You may not subscribe to this offering prior to the date this offering is qualified by the SEC, which we will refer to as the qualification date. Before the qualification date, you may only make non-binding indications of your interest to purchase securities in the offering. For any subscription agreements received after the qualification date, we have the right to review and accept or reject the subscription in whole or in part, for any reason or for no reason. If rejected, we will return all funds to the rejected investor within ten business days. If accepted, the funds will remain in the escrow account until all conditions to closing have been satisfied or waived, at which point we will have an initial closing of the offering and the funds in escrow will then be transferred into our general account.

Following the initial closing of this offering, we expect to have several subsequent closings of this offering until the maximum offering amount is raised or the offering is terminated. We expect to have closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our working capital and other needs consistent with the use of proceeds described in this offering circular.  Investors should expect to wait approximately one month and no longer than forty-five days before we accept their subscriptions and they receive the securities subscribed for.  An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds prior to the next closing unless we reject the investor’s subscription. You will receive a confirmation of your purchase promptly following the closing in which you participate.

Procedures for Subscribing through Cambria Capital, the My IPO Platform or Other Broker-Dealers.

Cambria Capital is an SEC registered broker-dealer and member of FINRA and SIPC. Cambria Capital has been appointed by us and the underwriter, our managing broker-dealer, as a soliciting dealer for this offering. Cambria Capital operates the My IPO platform as a separate unincorporated business division. Cambria Capital’s clearing firm, who we refer to as the Clearing Firm, is an SEC registered broker-dealer and member of FINRA and SIPC and is authorized to act as a clearing broker-dealer. Cambria Capital and its My IPO division clear through the Clearing Firm as do other broker-dealers who may participate in this offering. We refer to such other broker-dealers that clear through the Clearing Firm and who may participate in this offering as Other Broker-Dealers.

Prospective investors investing through Cambria Capital, My IPO or Other Broker-Dealers will acquire shares of our Series B Preferred Stock through book-entry order by opening an account with Cambria Capital, My IPO, or an Other Broker-Dealer, or by utilizing an existing Cambria Capital account, My IPO account or account with an Other Broker-Dealer. In each such case, the account will be an account owned by the investor and held at the Clearing Firm, as the clearing firm for the exclusive benefit of such investor. The investor will also be required to complete and submit a subscription agreement. Subscriptions for shares of Series B Preferred Stock acquired through an account at Cambria Capital, My IPO or an Other Broker-Dealer are all processed online.

The process for investing through Cambria Capital, My IPO or through Other Broker-Dealers will work in the following manner. The Clearing Firm will enter into a custody agreement with us pursuant to which we will issue uncertificated securities to be held at the Clearing Firm, and the shares of Series B Preferred stock held at the Clearing Firm will be reflected as an omnibus position on our records and the transfer agent's records in the name of the Clearing Firm, for the exclusive benefit of customers. We will open a brokerage account with the Clearing Firm and the Clearing Firm will hold the shares of Series B Preferred Stock to be sold in the offering in book-entry form in our company’s Clearing Firm account. When the shares of Series B Preferred stock are sold, the Clearing Firm maintains a record of each investor’s ownership interest in those securities. Under an SEC no-action letter provided to the Clearing Firm in January 2015, the Clearing Firm is allowed to treat the issuer as a good control location pursuant to Exchange Act Rule 15c3-3(c)(7) under these circumstances. The customer's funds will not be transferred into a separate account awaiting the initial closing, or any other closing, but will remain in the customer's account at the Clearing Firm pending instructions to release funds to us if all conditions necessary for a closing are met.

In order to subscribe to purchase the shares of Series B Preferred Stock through Cambria Capital, My IPO or through an Other Broker-Dealer, a prospective investor must electronically complete and execute a subscription agreement and provide payment using the procedures indicated below. When submitting the subscription request through Cambria Capital, My IPO or an Other Broker-Dealer, a prospective investor is required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. We will not accept any subscription agreements prior to the SEC’s qualification of this offering.

After any contingencies of the offering or any particular closing are met, we will notify the Clearing Firm when we wish to conduct a closing. The Clearing Firm executes the closing by transferring each investor’s funds from their Cambria Capital, My IPO or Other Broker-Dealer accounts to our Clearing Firm account and transferring the correct number of book-entry shares to each investor’s account from our Clearing Firm account. The shares are then reflected in the investor's online account and shown on the investor's Cambria Capital, My IPO or Other Broker-Dealer account statements. Cambria Capital, My IPO and Other Broker-Dealers will also send trade confirmations individually to the investors.

Other Subscription Procedures

Investors not purchasing through Cambria Capital, My IPO or an Other Broker-Dealer that clears through the Clearing Firm must complete and execute a subscription agreement for a specific number of shares and pay for the shares at the time of the subscription. Completed subscription agreements will be sent by your broker-dealer or registered investment advisor, as applicable, to Digital Offering at the address set forth in the subscription agreement. Subscription payments should be delivered directly to the escrow agent. If you send your subscription payment to your broker or registered investment advisor, then your broker or registered investment advisor will immediately forward your subscription payment to the escrow agent. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

Restrictions on investment amount:
Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Current symbol:	OTC Pink Market: MHPC.
Risk factors:
Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 11 before deciding to invest in our securities.

Summary Financial Data

The following tables summarize selected financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this offering circular and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The summary consolidated financial data as of December 31, 2018 and 2017 and for the years then ended for our company are derived from our audited consolidated financial statements included elsewhere in this offering circular. We derived the summary consolidated financial data as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 from our unaudited consolidated financial statements included elsewhere in this offering circular, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented.

Our consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP. The summary financial data information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

	Years Ended December 31,		Six Months Ended June 30,
	2018	2017	2019	2018
			(unaudited)	(unaudited)
Statements of Operations Data
Total revenues	$2,000,312	$689,788	$ 1,184,576	$ 998,081
Total community operating expenses	676,381	271,330	430,935	472,179
Corporate payroll and overhead	1,030,527	184,754	462,234	275,478
Depreciation and amortization expense	534,290	162,680	292,247	265,984
Refinancing costs	-	-	552,272	-
Interest expense	1,001,455	251,798	520,468	496,412
Reorganization costs	-	304,559	-	-
Total expenses	3,242,653	1,175,121	2,258,156	1,510,053
Net loss	$(1,250,627)	$(485,333)	$ (1,073,580)	$ (511,972)
Net income attributable to the non-controlling interest	45,766	20,754	-	17,758
Net loss attributable to the company	$(1,296,393)	$(506,087)	$ (1,073,580)	$ (529,730)
Total preferred stock dividends	-	-	48,084	-
Net loss attributable to common stockholders	$(1,296,393)	$(506,087)	$ (1,121,664)	$ (529,730)
Weighted average shares - basic and fully diluted	10,100,747	5,175,180	12,708,157	10,000,062
Net loss per share - basic and fully diluted	$(0.13)	$(0.10)	$ (0.09)	$ (0.05)

	As of December 31, 2018	As of December 31, 2017	As of June 30, 2019
			(unaudited)
Balance Sheet Data
Cash and cash equivalents	$458,271	$355,935	$1,358,522
Net Investment Property	12,022,591	12,346,634	16,617,579
Total assets	12,593,321	12,798,940	18,323,081
Total liabilities	13,546,351	12,662,502	18,303,741
Stockholders’ equity (deficit)	(953,030)	136,438	(1,468,590)
Total liabilities and stockholders’ equity (deficit)	$12,593,321	$12,798,940	$18,323,081

Unaudited Pro Forma Consolidated Financial Information

On March 1, 2019, MHP Pursuits LLC, our wholly-owned subsidiary, entered into a purchase and sale contract with Crestview, LLC and A & A Construction Enterprises, LLC for the purchase of a manufactured housing community known as Crestview Estates Mobile Home Park, which is located in East Flat Rock, North Carolina and totals 113 sites, for a total purchase price of $5.5 million with a note payable of $4,200,000, of which approximately $2 million was attributed to the value of land and land improvements and $3.5 million was attributed to manufactured houses and closing costs. Closing of this acquisition was completed on July 31, 2019. The transaction was accounted for as an asset acquisition.

On February 27, 2019, MHP Pursuits LLC entered into a purchase and sale contract with B&D Rental Properties, LLC for the purchase of a manufactured housing community known as B&D, which is located in Chester, South Carolina and totals 97 sites, including the land and land improvements, but not homes or buildings, for a total purchase price of $2,500,063. Closing of this acquisition was completed on May 2, 2019. The transaction was accounted for as an asset acquisition.

On January 1, 2019, MHP Pursuits LLC entered into a purchase and sale contract with CKMC, LLC for the purchase of a manufactured housing community known as Hunt Club Forest, which is located in the Columbia, South Carolina metro area and totals 79 sites, for a total purchase price of $1,965,000. Closing of this acquisition was completed on April 1, 2019. The transaction was accounted for as an asset acquisition.

The following unaudited pro forma consolidated financial information for the above acquisition should be read in conjunction with the financial statements and notes of Crestview, LLC and A & A Construction Enterprises, LLC, B&D Rental Properties, LLC and CKMC, LLC, included elsewhere in this offering circular.

The following unaudited pro forma consolidated financial information has been prepared in accordance with GAAP and S-X Article 11 to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of our financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This unaudited pro forma consolidated financial information should not be viewed as indicative of our financial results in the future and should be read in conjunction with our financial statements.

Unaudited Pro Forma Consolidated Balance Sheets
As of December 31, 2018

	Historical	Crestview	B&D	Hunt Club	Crestview Adjustments	B&D Adjustments	Hunt Club Adjustments	Pro Forma
Assets
Investment Property
Land	$ 4,357,950	$ 991,750	$ 750,000	589,500	$ -	$ -	$ -	$ 6,689,200
Site and Land Improvements	6,781,845	2,975,250	1,765,963	1,375,500				12,898,558
Buildings and Improvements	1,441,222	1,533,000	-	-				2,974,222
Acquisition Cost	140,758	103,058	91,461	140,296				475,573
Total Investment Property	12,721,775	5,603,058	2,607,424	2,105,296				23,037,553
Accumulated Depreciation and Amortization	(699,184)	-	-	-	(173,273)	(89,382)	(51,564)	(1,013,403)
Net Investment Property	12,022,591	5,603,058	2,607,424	2,105,296	(173,273)	(89,382)	(51,564)	22,024,150

Cash and Cash Equivalents	458,271	326,942	267,576	(372,296)				680,493
Accounts Receivable, net	12,987	-	-	-				12,987
Other Assets	99,472	-	-	-				99,472

Total Assets	$ 12,593,321	$ 5,930,000	$ 2,875,000	1,733,000	$ (173,273)	$ (89,382)	$ (51,564)	$ 22,817,102

Liabilities
Accounts Payable	$ 71,091	$ -	$ -	-	$ -	$ -	$ -	$ 71,091
Loans Payable, net	9,086,110	4,200,000	1,875,000	1,463,000				16,624,110
Loans Payable - related party	890,632	-	-	-				890,632
Convertible Note Payable - related party	2,754,550	1,730,000	1,000,000	270,000				5,754,550
Accrued Liabilities and Deposits	612,819	-	-	-	240,875	96,094	84,176	1,033,964
Tenant Security Deposits	131,149	-	-	-				131,149
Total Liabilities	13,546,351	5,930,000	2,875,000	1,733,000	240,875	96,094	84,176	24,505,496

Commitments and contingent liabilities

Stockholders’ (Deficit)
Preferred Stock, par value $0.01 per share; 10,000,000 shares authorized	-	-	-	-				-
Common Stock, par value $0.01 per share; 200,000,000 shares authorized; 10,350,062 shares issued and outstanding as of December 31, 2018	103,500	-	-	-				103,500
Additional Paid in Capital	451,567	-	-	-				451,567
Retained Earnings (accumulated deficit)	(1,801,338)	-	-	-	(414,148)	(185,476)	(135,740)	(2,536,702)
Total Stockholders’ (Deficit)	(1,246,271)	-	-	-	(414,148)	(185,476)	(135,740)	(1,981,635)

Non-controlling interest	293,241	-	-	-	-			293,241
Total Stockholders’ (Deficit)	(953,030)	-	-	-	(414,148)	(185,476)	(135,740)	(1,688,394)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$ 12,593,321	$ 5,930,000	$ 2,875,000	1,733,000	$ (173,273)	$ (89,382)	$ (51,564)	$ 22,817,102

Unaudited Pro Forma Consolidated Statements of Operations Year Ended December 31, 2018
	Historical	Crestview	B&D	Hunt Club	Crestview Adjustments	B&D Adjustments	Hunt Club Adjustments	Pro Forma
Revenue
Rental and related income	$ 1,975,312	$ 741,861	$ 282,000	$ 291,430	$ -	$ -	$ -	$ 2,717,173
Management fees, related party	4,000	-	-	-				4,000
Home sales	21,000	-	-	-				21,000
Total revenues	2,000,312	741,861	282,000	291,430				2,742,173

Community operating expenses
Repair and maintenance	135,131	27,592	-	63,540				162,723
Real estate taxes	81,024	19,298	4,680	26,230				100,322
Utilities	149,516	86,960	1,463	67,209				236,476
Insurance	54,079	-	-	-				54,079
General and administrative expense	256,631	161,110	40,300	81,749				471,820
Total community operating expenses	676,381	294,960	46,443	238,728				1,256,512
Corporate payroll and overhead	1,030,527	-	-	-				1,030,527
Depreciation and amortization expense	534,290	-	-	-	173,273(a)	89,382(a)	51,564(a)	848,509
Interest expense	1,001,455	-	-	-	240,875(b)	96,094(b)	84,176(b)	1,422,600
Total expenses	3,242,653	294,960	46,443	238,728	414,148	185,476	135,740	4,272,977

Net income (loss) before provision for income taxes	(1,242,341)	446,901	235,557	52,702	(414,148)	(185,476)	(135,740)	(1,530,804)

Provision for income taxes	8,286	-	-	-				8,286
Net income (loss)	$ (1,250,627)	$ 446,901	$ 235,557	$ 52,702	$ (414,148)	$ (185,476)	$ (135,740)	$ (1,522,518)

Net income (loss) noncontrolling interest	45,766	-	-	-				45,766

Net income (loss) attributable to the company	$ (1,296,393)	$ 446,901	$ 235,557	$ 52,702	$ (414,148)	$ (185,476)	$ (135,740)	$ (1,568,284)

Weighted average - basic								$ (0.15)
Weighted average - fully diluted								$ (0.15)

Unaudited Pro Forma Consolidated Balance Sheets As of June 30, 2019
	Historical	Crestview	Adjustment	Pro Forma
Assets
Investment Property
Land	$ 7,727,771	$ 991,750	$ -	$ 8,719,521
Site and Land Improvements	8,123,820	2,975,250		11,099,070
Buildings and Improvements	1,457,395	1,533,000		2,990,395
Acquisition Cost	268,430	103,058		371,488
Total Investment Property	17,577,416	5,603,058		23,180,474
Accumulated Depreciation and Amortization	(959,837)	-	(133,619)	(1,093,456)
Net Investment Property	16,617,579	5,603,058	(133,619)	22,087,018

Cash and Cash Equivalents	1,358,522	326,942		1,685,464
Accounts Receivable, net	19,000	-		19,000
Other Assets	327,980	-		327,980

Total Assets	$ 18,323,081	$ 5,930,000	$ (133,619)	$ 24,119,462

Liabilities
Accounts Payable	$ 110,368	$ -	$ -	$ 110,368
Loans Payable, net	15,542,820	4,200,000		19,742,820
Loans Payable - related party	878,567	-		878,567
Convertible Note Payable - related party	1,270,000	1,730,000		3,000,000
Accrued Liabilities and Deposits	415,062	-	160,528	575,590
Tenant Security Deposits	126,104	-		126,104
Total Liabilities	18,342,921	5,930,000	160,528	24,433,449

Commitments and contingent liabilities
Redeemable preferred stock Series A – subject to redemption
Preferred Stock, 4,000,000 Designated Series A Stock par value $0.01 per share; 570,000 shares issued and outstanding as of June 30, 2019	1,448,750	-		1,448,750

Stockholders’ (Deficit)
Preferred stock par value $0.01 per share, 10,000,000 shares authorized	-	-		-
Common Stock, par value $0.01 per share; 200,000,000 shares authorized; 12,799,568 shares issued and outstanding as of June 30, 2019; redemption value $2,137,500	127,995	-		127,995
Additional Paid in Capital	1,278,333	-		1,278,333
Retained Earnings (accumulated deficit)	(2,874,918)	-	(294,147)	(3,169,065)
Total Stockholders’ (Deficit)	(1,468,590)	-	(294,147)	(1,762,737)

Non-controlling interest	-	-	-	-
Total Stockholders’ (Deficit)	(1,468,590)	-	(294,147)	(1,762,737)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$ 18,323,081	$ 5,930,000	$ (133,619)	$ 24,119,462

Unaudited Pro Forma Consolidated Statements of Operations Six Months Ended June 30, 2019

	Historical	Crestview	B&D (January 1 – May 2)	Hunt Club (January 1 – April 1)	Crestview Adjustments	B&D Adjustments	Hunt Club Adjustments	Pro Forma
Revenue
Rental and related income	$ 1,169,292	$ 376,973	$ 70,500	$ 79,861	$ -	$ -	$ -	$ 1,546,265
Management fees, related party	15,284	-	-	-				15,284
Total revenues	1,184,576	376,973	70,500	79,861				1,561,549

Community operating expenses
Repair and maintenance	95,227	17,824	-	7,065				113,051
Real estate taxes	68,482	9,649	1,170	417				78,131
Utilities	80,675	51,126	366	16,087				131,801
Insurance	25,929	-	-	-				25,929
General and administrative expense	160,622	59,333	16,400	26,972				245,884
Total community operating expenses	430,935	137,932	17,986	50,541				637,394
Corporate payroll and overhead	462,234	-	-	-				462,234
Depreciation and amortization expense	292,247	-	-	-	86,637(a)	29,794(a)	17,188(a)	425,866
Interest expense	520,468	-	-	-	120,438(b)	32,031(b)	8,059(b)	700,996
Refinancing costs	552,272	-	-	-	-	-	-	552,272
Total expenses	2,258,156	137,932	17,986	50,541	207,074	61,825	45,247	2,710,234

Preferred stock dividends	48,084	-						48,084
Net income (loss)	$ (1,121,664)	$ 239,041	$ 52,514	$ 29,320	$ (207,074)	$ (61,825)	$ (45,247)	$ (1,196,769)

Weighted average - basic								$ (0.12)
Weighted average - fully diluted								$ (0.12)

Notes:

(a)
Adjustment to recognize depreciation expense on the investment property and amortization expense on the acquisition costs.

(b)
Adjustment to recognize the interest expense on the outstanding debt issued for the purchase of investment property.

RISK FACTORS

An investment in our Series B Preferred Stock involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this offering circular, before making an investment decision with respect to our securities. If any of the following events occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the value of your Series B Preferred Stock could decline, and you could lose all or part of your investment.

Real Estate Industry Risks

General economic conditions and the concentration of our properties in North Carolina, South Carolina, and Tennessee may affect our ability to generate sufficient revenue.

The market and economic conditions in our current markets may significantly affect manufactured housing occupancy or rental rates. Occupancy and rental rates, in turn, may significantly affect our revenues, and if our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, current cash flow and ability to pay or refinance our debt obligations could be adversely affected. As a result of the current geographic concentration of our properties in North Carolina, South Carolina, and Tennessee, we are exposed to the risks of downturns in the local economy or other local real estate market conditions that could adversely affect occupancy rates, rental rates, and property values in these markets.

Other factors that may affect general economic conditions or local real estate conditions include:

●
the national and local economic climate which may be adversely affected by, among other factors, plant closings, and industry slowdowns;

●
local real estate market conditions such as the oversupply of manufactured home sites or a reduction in demand for manufactured home sites in an area;

●
the number of repossessed homes in a particular market;

●
the lack of an established dealer network;

●
the rental market which may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates;

●
the safety, convenience and attractiveness of our properties and the neighborhoods where they are located;

●
zoning or other regulatory restrictions;

●
competition from other available manufactured housing communities and alternative forms of housing (such as apartment buildings and single-family homes);

●
our ability to provide adequate management, maintenance and insurance;

●
increased operating costs, including insurance premiums, real estate taxes and utilities; and

●
the enactment of rent control laws or laws taxing the owners of manufactured homes.

Our income would also be adversely affected if tenants were unable to pay rent or if sites were unable to be rented on favorable terms. If we were unable to promptly renew the leases for a significant number of sites, or if the rental rates upon such renewal or reletting were significantly lower than expected rates, then our business and results of operations could be adversely affected. In addition, certain expenditures associated with each property (such as real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the property.

We may be unable to compete with our larger competitors, which may in turn adversely affect our profitability.

The real estate business is highly competitive. We compete for manufactured housing community investments with numerous other real estate entities, such as individuals, corporations, REITs, and other enterprises engaged in real estate activities. In many cases, the competing concerns may be larger and better financed than we are, making it difficult for us to secure new manufactured housing community investments. Competition among private and institutional purchasers of manufactured housing community investments has led to increases in the purchase prices paid for manufactured housing communities and consequent higher fixed costs. To the extent we are unable to effectively compete in the marketplace, our business may be adversely affected.

Costs associated with taxes and regulatory compliance may reduce our revenue.

We are subject to significant regulation that inhibits our activities and may increase our costs. Local zoning and use laws, environmental statutes and other governmental requirements may restrict expansion, rehabilitation and reconstruction activities. These regulations may prevent us from taking advantage of economic opportunities. Legislation such as the Americans with Disabilities Act may require us to modify our properties at a substantial cost and noncompliance could result in the imposition of fines or an award of damages to private litigants. Future legislation may impose additional requirements. We cannot predict what requirements may be enacted or amended or what costs we will incur to comply with such requirements. Costs resulting from changes in real estate laws, income taxes, service or other taxes may adversely affect our funds from operations and our ability to pay or refinance our debt. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect our business and results of operations.

Rent control legislation may harm our ability to increase rents.

State and local rent control laws in certain jurisdictions may limit our ability to increase rents and to recover increases in operating expenses and the costs of capital improvements. We may purchase additional properties in markets that are either subject to rent control or in which rent-limiting legislation exists or may be enacted.

Our investments are concentrated in the manufactured housing/residential sector and our business would be adversely affected by an economic downturn in that sector.

Our investments in real estate assets are concentrated in the manufactured housing/residential sector. This concentration may expose us to the risk of economic downturns.

Environmental liabilities could affect our profitability.

Under various federal, state and local laws, as well as local ordinances and regulations, an owner or operator of real estate is liable for the costs of removal or remediation of certain hazardous substances at, on, under or in such property, as well as certain other potential costs relating to hazardous or toxic substances. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous substances. A conveyance of the property, therefore, does not relieve the owner or operator from liability. As a current or former owner and operator of real estate, we may be required by law to investigate and clean up hazardous substances released at or from the properties we currently own or operate or have in the past owned or operated. We may also be liable to the government or to third parties for property damage, investigation costs and cleanup costs. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs the government incurs in connection with the contamination. Contamination may adversely affect our ability to sell or lease real estate or to borrow using the real estate as collateral. Persons who arrange for the disposal or treatment of hazardous substances also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility owned or operated by another person. In addition, certain environmental laws impose liability for the management and disposal of asbestos-containing materials and for the release of such materials into the air. These laws may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials. In connection with the ownership, operation, management, and development of real properties, we may be considered an owner or operator of such properties and, therefore, are potentially liable for removal or remediation costs, and also may be liable for governmental fines and injuries to persons and property. When we arrange for the treatment or disposal of hazardous substances at landfills or other facilities owned by other persons, we may be liable for the removal or remediation costs at such facilities. We are not aware of any environmental liabilities relating to our investment properties that would have a material adverse effect on our business, assets, or results of operations. However, we cannot assure you that environmental liabilities will not arise in the future and that such liabilities will not have a material adverse effect on our business, assets or results of operation.

Of the nine manufactured housing communities we currently operate, four are on well and septic systems. At these locations, we are subject to compliance with monthly, quarterly and yearly testing for contaminants as outlined by each state’s Department of Environmental Protection Agencies. Currently, we are not subject to radon or asbestos monitoring requirements.

Additionally, in connection with the management of the properties or upon acquisition or financing of a property, we authorize the preparation of Phase I or similar environmental reports (which involves general inspections without soil sampling or ground water analysis) completed by independent environmental consultants. Based on such environmental reports and our ongoing review of its properties, as of the date of this offering circular, we are not aware of any environmental condition with respect to any of our properties that we believe would be reasonably likely to have a material adverse effect on our financial condition or results of operations. These reports, however, cannot reflect conditions arising after the studies were completed, and no assurances can be given that existing environmental studies reveal all environmental liabilities, that any prior owner or operator of a property or neighboring owner or operator did not create any material environmental condition not known to us, or that a material environmental condition does not otherwise exist with respect to any one property or more than one property.

Actions by our competitors may decrease or prevent increases in the occupancy and rental rates of our properties which could adversely affect our business.

We compete with other owners and operators of manufactured housing community properties, some of whom own properties similar to ours in the same submarkets in which our properties are located. The number of competitive manufactured housing community properties in a particular area could have a material adverse effect on our ability to lease sites and increase rents charged at our properties or at any newly acquired properties. In addition, other forms of multi-family residential properties, such as private and federally funded or assisted multi-family housing projects and single-family housing, provide housing alternatives to potential tenants of manufactured housing communities. If our competitors offer housing at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants when our tenants’ leases expire. As a result, our financial condition, cash flow, cash available for distribution, and ability to satisfy our debt service obligations could be materially adversely affected.

Losses in excess of our insurance coverage or uninsured losses could adversely affect our cash flow.

We generally maintain insurance policies related to our business, including casualty, general liability and other policies covering business operations, employees and assets. However, we may be required to bear all losses that are not adequately covered by insurance. In addition, there are certain losses that are not generally insured because it is not economically feasible to insure against them, including losses due to riots or acts of war. If an uninsured loss or a loss in excess of insured limits occurs with respect to one or more of our properties, then we could lose the capital we invested in the properties, as well as the anticipated profits and cash flow from the properties and, in the case of debt that carries recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the properties. Although we believe that our insurance programs are adequate, no assurance can be given that we will not incur losses in excess of its insurance coverage, or that we will be able to obtain insurance in the future at acceptable levels and reasonable cost.

We may not be able to integrate or finance our acquisitions and our acquisitions may not perform as expected.

We acquire and intend to continue to acquire manufactured housing communities on a select basis. Our acquisition activities and their success are subject to the following risks:

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we may be unable to acquire a desired property because of competition from other well capitalized real estate investors, including both publicly traded REITs and institutional investment funds;

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even if we enter into an acquisition agreement for a property, it is usually subject to customary conditions for closing, including completion of due diligence investigations to our satisfaction, which may not be satisfied;

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even if we are able to acquire a desired property, competition from other real estate investors may significantly increase the purchase price;

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we may be unable to finance acquisitions on favorable terms;

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acquired properties may fail to perform as expected;

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acquired properties may be located in new markets where we face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

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we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

If any of the above were to occur, our business and results of operations could be adversely affected.

In addition, we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a liability were to be asserted against us based on ownership of those properties, we might have to pay substantial sums to settle it, which could adversely affect our cash flow.

New acquisitions may fail to perform as expected and the intended benefits may not be realized, which could have a negative impact on our operations.

We intend to continue to acquire manufactured housing communities. However, newly acquired properties may fail to perform as expected and could pose risks for our ongoing operations including the following:

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integration may prove costly or time-consuming and may divert management’s attention from the management of daily operations;

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difficulties or an inability to access capital or increases in financing costs;

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we may incur costs and expenses associated with any undisclosed or potential liabilities;

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unforeseen difficulties may arise in integrating an acquisition into our portfolio;

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expected synergies may not materialize; and

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we may acquire properties in new markets where we face risks associated with lack of market knowledge such as understanding of the local economy, the local governmental and/or local permit procedures.

As a result of the foregoing, we may not accurately estimate or identify all costs necessary to bring an acquired manufactured housing communities up to standards established for our intended market position. As such, we cannot provide assurance that any acquisition that we make will be accretive to us in the near term or at all. Furthermore, if we fail to realize the intended benefits of an acquisition, it may have a negative impact on our operations.

Development and expansion properties may fail to perform as expected and the intended benefits may not be realized, which could have a negative impact on our operations.

We may periodically consider development and expansion activities, which are subject to risks such as construction costs exceeding original estimates and construction and lease-up delays resulting in increased construction costs and lower than expected revenues. Additionally, there can be no assurance that these properties will operate better as a result of development or expansion activities due to various factors, including lower than anticipated occupancy and rental rates causing a property to be unprofitable or less profitable than originally estimated.

We regularly expend capital to maintain, repair and renovate our properties, which could negatively impact our financial condition and results of operations.

We may, or we may be required to, from time to time make significant capital expenditures to maintain or enhance the competitiveness of our manufactured housing communities. There can be no assurances that any such expenditures would result in higher occupancy or higher rental rates.

We may be unable to sell properties when appropriate because real estate investments are illiquid.

Real estate investments generally cannot be sold quickly and, therefore, will tend to limit our ability to vary our property portfolio promptly in response to changes in economic or other conditions. The inability to respond promptly to changes in the performance of our property portfolio could adversely affect our financial condition and ability to service our debt and make distributions to our stockholders.

Financing Risks

We face risks generally associated with our debt.

We finance a portion of our investments in properties through debt. As of June 30, 2019, our total long-term indebtedness for borrowed money was $17,691,387. We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. In addition, debt creates other risks, including:

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failure to repay or refinance existing debt as it matures, which may result in forced disposition of assets on disadvantageous terms;

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refinancing terms less favorable than the terms of existing debt; and

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failure to meet required payments of principal and/or interest.

We face risks related to “balloon payments” and re-financings.

Certain of our mortgages will have significant outstanding principal balances on their maturity dates, commonly known as “balloon payments.” As of June 30, 2019, our total future minimum principal payments were $17,691,387. There can be no assurance that we will be able to refinance the debt on favorable terms or at all. To the extent we cannot refinance debt on favorable terms or at all, we may be forced to dispose of properties on disadvantageous terms or pay higher interest rates, either of which would have an adverse impact on our financial performance and ability to service debt and make distributions.

We may become more highly leveraged, resulting in increased risk of default on our obligations and an increase in debt service requirements that could adversely affect our financial condition and results of operations and our ability to pay distributions.

We have incurred, and may continue to incur, indebtedness in furtherance of our activities. We could become more highly leveraged, resulting in an increased risk of default on our obligations and in an increase in debt service requirements, which could adversely affect our financial condition and results of operations and our ability to pay distributions to stockholders.

Covenants in our credit agreements could limit our flexibility and adversely affect our financial condition.

The terms of our various credit agreements and other indebtedness require us to comply with a number of customary financial and other covenants, such as maintaining debt service coverage and leverage ratios and maintaining insurance coverage. These covenants may limit our flexibility in our operations, and breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness even if we had satisfied our payment obligations. If we were to default under our credit agreements, our financial condition would be adversely affected.

A change in the United States government policy regarding to the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac) could impact our financial condition.

Fannie Mae and Freddie Mac are a major source of financing for the manufactured housing real estate sector. We could depend on Fannie Mae and Freddie Mac to finance growth by purchasing or guarantying manufactured housing community loans. In February 2011, the Obama Administration released a report to Congress that included options, among others, to gradually shrink and eventually shut down Fannie Mae and Freddie Mac. We do not know when or if Fannie Mae or Freddie Mac will restrict their support of lending to our real estate sector or to us in particular. A final decision by the government to eliminate Fannie Mae or Freddie Mac or reduce their acquisitions or guarantees of our mortgage loans, may adversely affect interest rates, capital availability and our ability to refinance our existing mortgage obligations as they come due and obtain additional long-term financing for the acquisition of additional communities on favorable terms or at all.

Other Risks

We may not be able to obtain adequate cash to fund our business.

Our business requires access to adequate cash to finance our operations, distributions, capital expenditures, debt service obligations, development and redevelopment costs and property acquisition costs, if any. We expect to generate the cash to be used for these purposes primarily with operating cash flow, borrowings under secured and unsecured loans, proceeds from sales of strategically identified assets and, when market conditions permit, through the issuance of debt and equity securities from time to time. We may not be able to generate sufficient cash to fund our business, particularly if we are unable to renew leases, lease vacant space or re-lease space as leases expire according to our expectations.

The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

Our auditors have indicated in their report on our financial statements for the fiscal year ended December 31, 2018 that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and substantial decline in our working capital. A “going concern” opinion could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. Our ability to continue as a going concern will depend upon the availability and terms of future funding, and continued growth in operating activities.

Disruptions in financial markets could affect our ability to obtain financing on reasonable terms and have other adverse effects on us and the market price of our securities.

Since 2008, the United States stock and credit markets have experienced significant price volatility, dislocations and liquidity disruptions, which have caused market prices of many stocks and debt securities to fluctuate substantially and the spreads on prospective debt financings to widen considerably. These circumstances have materially impacted liquidity in the financial markets, making terms for certain financings less attractive, and in certain cases have resulted in the unavailability of certain types of financing. War in certain Middle Eastern countries, the slowing of the Chinese economy and the recent decline in petroleum prices, among other factors, have added to the uncertainty in the capital markets. Uncertainty in the stock and credit markets may negatively impact our ability to access additional financing at reasonable terms, which may negatively affect our ability to acquire properties and otherwise pursue our investment strategy. A prolonged downturn in the stock or credit markets may cause us to seek alternative sources of potentially less attractive financing and may require us to adjust our investment strategy accordingly. These types of events in the stock and credit markets may make it more difficult or costly for us to raise capital through the issuance of the Common Stock, preferred stock or debt securities. The potential disruptions in the financial markets may have a material adverse effect on the market value of our securities, and the return we receive on our properties and investments, as well as other unknown adverse effects on us or the economy in general.

We have one stockholder that can single-handedly control our company.

Our largest stockholder is Gvest Real Estate Capital LLC, an entity whose sole owner is Raymond M. Gee, the Chairman of our board of directors and our president and chief executive officer. At present, Gvest Real Estate Capital LLC owns 70.30% of our total issued and outstanding Common Stock. Under Nevada law, this ownership position provides Mr. Gee with the almost unrestricted ability to control the business, management and strategic direction of our company. If Mr. Gee chooses to exercise this control, his decisions regarding our company could be detrimental to, or not in the best interests of our company and its other stockholders.

We are dependent on key personnel.

Our executive and other senior officers have a significant role in our success. Our ability to retain our management group or to attract suitable replacements should any members of the management group leave depends on the competitive nature of the employment market. The loss of services from key members of the management group or a limitation in their availability could adversely affect our financial condition and cash flow. Further, such a loss could be negatively perceived in the capital markets.

Our management is inexperienced in running a public entity.

With the exception of Michael Z. Anise, our president, chief financial officer and a director, our management does not have prior experience with the operation and management of a public entity. As a result, they will be learning as they proceed and may be forced to rely more heavily on the expertise of outside professionals than they might otherwise, which in turn could lead to higher legal and accounting costs and possible securities law compliance issues.

We may amend our business policies without stockholder approval.

Our board of directors determines our growth, investment, financing, capitalization, borrowing, operations and distributions policies. Although our board of directors has no intention at present to change or reverse any of these policies, they may be amended or revised without notice to stockholders. Accordingly, stockholders may not have control over changes in our policies. We cannot assure you that changes in our policies will serve fully the interests of all stockholders.

Future terrorist attacks and military conflicts could have a material adverse effect on general economic conditions, consumer confidence and market liquidity.

Among other things, it is possible that interest rates may be affected by these events. An increase in interest rates may increase our costs of borrowing, leading to a reduction in our earnings. Terrorist acts affecting our properties could also result in significant damages to, or loss of, our properties. Additionally, we may be unable to obtain adequate insurance coverage on acceptable economic terms for losses resulting from acts of terrorism. Our lenders may require that we carry terrorism insurance even if we do not believe that this insurance is necessary or cost effective. Should an act of terrorism result in an uninsured loss or a loss in excess of insured limits, we could lose capital invested in a property, as well as the anticipated future revenues from a property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any loss of these types would adversely affect our financial condition.

We are subject to risks arising from litigation.

We may become involved in litigation. Litigation can be costly, and the results of litigation are often difficult to predict. We may not have adequate insurance coverage or contractual protection to cover costs and liability in the event we are sued, and to the extent we resort to litigation to enforce our rights, we may incur significant costs and ultimately be unsuccessful or unable to recover amounts we believe are owed to us. We may have little or no control of the timing of litigation, which presents challenges to our strategic planning.

Geographic concentration of our current property portfolio.

The properties we own at present are located in North Carolina, South Carolina, and Tennessee. The market and economic conditions in our current markets may significantly affect manufactured housing occupancy or rental rates. Occupancy and rental rates, in turn, may significantly affect our revenues, and if our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to pay or refinance our debt obligations could be adversely affected. As a result of the current geographic concentration of our properties, we are exposed to the risks of downturns in the local economy or other local real estate market conditions which could adversely affect occupancy rates, rental rates, and property values in these markets.

We face risks relating to the property management services that we provide.

There are inherent risks in our providing property management services to the manufactured housing communities on the properties that we own. The more significant of these risks include:

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Our possible liability for personal injury or property damage suffered by our employees and third parties, including our tenants, that are not fully covered by our insurance;

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Our possible inability to keep our manufactured housing communities at or near full occupancy;

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Our possible inability to attract and keep responsible tenants

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Our possible inability to expediently remove “bad” tenants from our communities

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Our possible inability to timely and satisfactorily deal with complaints of our tenants;

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Our possible inability to locate, hire and retain qualified property management personnel; and

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Our possible inability to adequately control expenses with respect to our properties.

Risks Related to this Offering and Ownership of Our Series B Preferred Stock

There is no present market for the Series B Preferred Stock and we have arbitrarily set the price.

We have arbitrarily set the price of the Series B Preferred Stock with reference to the general status of the securities market and other relevant factors. The offering price for the Series B Preferred Stock should not be considered an indication of the actual value of such securities and is not based on our net worth or prior earnings. Although our Common Stock is quoted on the OTC Pink Market, our Series B Preferred Stock will not be eligible for quotation on the over-the-counter market. Accordingly, it will be very difficult for you to liquidate your shares of Series B Preferred Stock and we cannot assure you that the such securities could be resold by you at the price you paid for them or at any other price.

Our Common Stock is eligible for quotation on the OTC Pink Market but few quotations have been made and limited trading has occurred in our Common Stock. Due to the lack of an active trading market for our securities, you may have difficulty selling any shares you purchase, which could result in the loss of your investment.

There is presently no demand for our Common Stock and no active public market exists for our Common Stock. Our Common Stock is eligible for quotation on the Pink Market operated by OTC Markets Group. The Pink Market is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The Pink Market is not an issuer listing service, market or exchange. The requirements for quotation on the Pink Market are considerably lower and less regulated than those of an exchange. Because of this, it is possible that fewer brokers or dealers will be interested in making a market in our Common Stock because the market for such securities is more limited, the stocks are more volatile, and the risk to investors is greater, which may impact the liquidity of our Common Stock. Even if an active market begins to develop in our Common Stock, the quotation of our Common Stock on the Pink Market may result in a less liquid market available for existing and potential stockholders to trade Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future. If an active market is never developed for our Common Stock, it will be difficult or impossible for you to sell any Common Stock you purchase.

We cannot assure you that we will be able to pay dividends.

Our ability to pay dividends on our Series B Preferred Stock is dependent on our ability to operate profitably and to generate cash from our operations and the operations of our subsidiaries. We cannot guarantee that we will be able to pay dividends as required by the terms of our Series B Preferred Stock.

We may issue additional debt and equity securities, which are senior to our Series B Preferred Stock as to distributions and in liquidation, which could materially adversely affect the value of the Series B Preferred Stock.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our shareholders. Any preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation that is senior to the preference of the Series B Preferred Stock, which could further limit our ability to make distributions to our shareholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your Series B Preferred Stock. In addition, we can change our leverage strategy from time to time without approval of holders of our preferred stock or Common Stock, which could materially adversely affect the value of our preferred stock, including the Series B Preferred Stock.

You will not have a vote or influence on the management of our company.

All decisions with respect to the management of our company will be made exclusively by the officers, directors, managers or employees of our company. You, as an investor in our Series B Preferred Stock, have very limited voting rights and will have no ability to vote on issues of company management and will not have the right or power to take part in the management of the company and will not be represented on the board of directors of our company. Accordingly, no person should purchase our Series B Preferred Stock unless he or she is willing to entrust all aspects of management to our company.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $9,185,000 if the maximum number of shares of Series B Preferred Stock being offered are sold after deducting the estimated underwriting discount and estimated offering expenses payable by us.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by us. For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	250,000	500,000	750,000	1,000,000
Gross Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Underwriting Commissions (7%)	175,000	350,000	525,000	700,000
Net Proceeds Before Expenses	2,325,000	4,650,000	6,975,000	9,300,000

Offering Expenses
Underwriter Expenses	30,000	30,000	30,000	30,000
Legal & Accounting	70,000	70,000	70,000	70,000
Publishing/EDGAR	5,000	5,000	5,000	5,000
Transfer Agent	5,000	5,000	5,000	5,000
Blue Sky Compliance	5,000	5,000	5,000	5,000
Total Offering Expenses	115,000	115,000	115,000	115,000

Amount of Offering Proceeds Available for Use	2,210,000	4,535,000	6,860,000	9,185,000

Uses
Acquisition of manufactured housing communities and related transactional expenses	2,210,000	4,535,000	6,860,000	9,185,000
Total Expenditures	2,210,000	4,535,000	6,860,000	9,185,000

Net Remaining Proceeds	$0	$0	$0	$0

As of the date of this offering circular and except as explicitly set forth herein, we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Pending use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term interest-bearing investment grade instruments.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

The above description of the anticipated use of proceeds is not binding on us and is merely description of our current intentions. We reserve the right to change the above use of proceeds if management believes it is in the best interests of our company.

DETERMINATION OF OFFERING PRICE

There is no trading market for our Series B Preferred Stock and we do not expect any trading market to develop for the Series B Preferred Stock. The Series B Preferred Stock was sold at par and it is expected that after the fifth anniversary of the initial closing of this offering we will either exercise our right to call the Series B Preferred Stock for redemption at a call price equal to 150% of par (i.e., of the original issue price of the Series B Preferred Stock) or that holders of the Series B Preferred Stock will exercise their right to put their shares of Series B Preferred Stock to us at 150% of par. Accordingly, the $10.00 price per share of Series B Preferred Stock is arbitrary and represents the amount of investment made by an investor for purposes of determining the redemption price upon a put or call (i.e., the redemption price will be 150% of the purchase price or $15.00 per share of Series B Preferred Stock).

DIVIDEND POLICY

Dividends on the Series B Preferred Stock being offered will be cumulative and payable monthly in arrears to all holders of record on the applicable record date. Holders of our Series B Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.067 per share each month, which is equivalent to the annual rate of 8% of the $10.00 liquidation preference per share; provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.083 per month, which is equivalent to the annual rate of 10% of the $10.00 liquidation preference per share. Dividends on shares of our Series B Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings.

Our anticipated source of funds to pay the cumulative dividends for our Series B Preferred Stock will be from net operating income, retained earnings and the proceeds of the refinancing our other indebtedness.  We believe that our net operating income will increase as we deploy the funds raised in this offering in a manner consistent with the use of proceeds described in this offering circular.  We expect that our retained earnings will increase as we increase net operating income and we expect to refinance other indebtedness on our properties based upon our increased net operating income and then use the proceeds of such refinancings along with our retained earnings to repay investors.

See also “Risk Factors—Risks Related to this Offering and Ownership of Our Series B Preferred Stock—We cannot assure you that we will be able to pay dividends.”

Dividends on our Series A Preferred Stock are cumulative and payable monthly in arrears to all holders of record on the applicable record date. Holders of our Series A Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.017 per share each month, which is equivalent to the rate of 8% of the $2.50 liquidation preference per share. Dividends on shares of our Series A Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings.

We have never declared dividends or paid cash dividends on our Common Stock. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is eligible for quotation on the OTC Pink Market under the symbol “MHPC.” The following table sets forth, for the periods indicated, the high and low closing prices of our Common Stock. These prices reflect inter-dealer prices, without retain mark-up or commission, and may not represent actual transactions.

	Closing Prices
	High	Low
Fiscal Year Ended December 31, 2017
1st Quarter	$ 0.90	$ 0.90
2nd Quarter	1.50	0.90
3rd Quarter	1.50	1.50
4th Quarter	3.60	1.20

Fiscal Year Ended December 31, 2018
1st Quarter	$ 5.40	$ 1.20
2nd Quarter	1.20	0.51
3rd Quarter	1.04	0.30
4th Quarter	1.00	0.30

Fiscal Year Ended December 31, 2019
1st Quarter	$ 1.00	$ 1.00
2nd Quarter	1.00	1.00
3rd Quarter (through October 11, 2019)	4.15	0.85

Holders

As of  October 14, 2019, there were approximately 24 shareholders of our Common Stock based on the number of record owners.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our incentive plans as of December 31, 2018.

Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	541,334	$0.01	458,666
Equity compensation plans not approved by security holders	-	-	-
Total	541,334	$0.01	458,666

In December 2017, our board of directors, with the approval of a majority of stockholders, adopted a Stock Compensation Plan. The Stock Compensation Plan provides for grants stock options and other forms of incentive compensation to officers, employees, directors, advisors or consultants of our company or its subsidiaries. We are authorized to issue up to 1,000,000 shares of Common Stock under this plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations provides information that management believes is relevant to an assessment and understanding of our plans and financial condition. The following selected financial information is derived from our historical financial statements should be read in conjunction with such financial statements and notes thereto set forth elsewhere herein and the “Cautionary Note Regarding Forward-Looking Statements” explanation included herein.

Overview

We are a self-administered, self-managed, vertically integrated owner and operator of manufactured housing communities. We earn income from leasing manufactured home sites to tenants who own their manufactured home and the rental of company-owned manufactured homes to residents of the communities.

We originally incorporated in the State of Nevada as Frontier Staffing, Inc. on September 3, 2003. Since our incorporation, we have experienced several name changes and have been engaged in several different business endeavors. On October 12, 2017, Mobile Home Rental Holdings LLC, a North Carolina limited liability company, which engaged in acquiring and operating manufactured housing properties, merged with and into our company. In connection with the merger, the name of our company was changed to Manufactured Housing Properties Inc., the former business and management of Mobile Home Rental Holdings LLC became the business and management, respectively of our company.

As of June 30, 2019, we owned and operated nine manufactured housing communities containing approximately 613 developed sites, and a total of 98 company-owned manufactured homes. The communities are located in North Carolina, South Carolina, and Tennessee.

We believe that manufactured housing is accepted by the public as a viable and economically attractive alternative to common stick-built single-family housing. We believe that the affordability of the modern manufactured home makes it a very attractive housing alternative. Manufactured housing is one of the only non-subsidized affordable housing options in the U.S. Demand for housing affordability continues to increase, but supply remains static, as there are virtually no new manufactured housing communities being developed. We are committed to becoming an industry leader in providing this affordable housing option and an improved level of service to our residents, while producing an attractive and stable risk adjusted return to our investors.

Recent Developments

On March 1, 2019, MHP Pursuits LLC, our wholly-owned subsidiary, entered into a purchase and sale contract with Crestview, LLC and A & A Construction Enterprises, LLC for the purchase of a manufactured housing community known as Crestview Estates Mobile Home Park, which is located in East Flat Rock, North Carolina and totals 113 sites, for a total purchase price of $5.5 million. Closing of this acquisition was completed on July 31, 2019.

On July 31, 2019, we drew an additional $1,730,000 from our line of credit with Metrolina Loan Holdings, LLC, or Metrolina, described below.

On August 5, 2019, MHP Pursuits LLC entered into a purchase agreement with CSC Warner Robins, a Georgia limited liability company, for the purchase, subject to due diligence (which has just recently commenced), of a manufactured housing community known as Spring Lake Mobile Home Park, which is located in Georgia and totals 225 sites, for a total purchase price of $5.3 million. The purchase agreement includes an earnest money deposit of $15,000, which is held in escrow and will be applied to the payment of the purchase price at closing, and provides for a due diligence period of 30 days commencing upon the seller’s delivery of due diligence materials to us, plus an additional 45 days solely for the completion of third-party reports. The seller has not yet delivered the due diligence materials to us, so the due diligence period has not yet commenced. If we are not satisfied, in our sole and absolute discretion, with the property, then at any time prior to the expiration of the due diligence period, we have the right to terminate the purchase agreement and the deposit must be promptly returned to us. Due to the fact that the due diligence period has not yet commenced and we have the right to terminate the purchase agreement prior to expiration of the due diligence period, without penalty, we do not deem this acquisition to be probable at this time.

Results of Operations

Comparison of Six Months Ended June 30, 2019 and 2018

Revenues. For the six months ended June 30, 2019, we had total revenues of $1,184,576, as compared to $998,081 for the six months ended June 30, 2018, an increase of $186,495, or 18.69%. The increase in revenues between the periods was primarily due to $130,665 of rental income from the acquisition of two manufactured housing communities during the second quarter of 2019. The remaining increase was due to an average 10% increase in occupancy and rental rates and we also recorded $15,284 of property management revenues from a related party.

Expenses. For the six months ended June 30, 2019, we had total expenses of $2,258,156, as compared to $1,510,053 for the six months ended June 30, 2018, an increase of $748,103, or 49.54%. Total expenses for the six months ended June 30, 2019 consisted of community operating expenses of $430,935, corporate payroll and overhead expenses of $462,234, depreciation and amortization expense of $292,247, interest expense of $520,468 and refinancing costs of $552,272, while total expenses for the six months ended June 30, 2018 consisted of community operating expenses of $472,179, corporate payroll and overhead expenses of $275,478, depreciation and amortization expense of $265,984 and interest expense of $496,412.

Community Operating Expenses. For the six months ended June 30, 2019, we had total community operating expenses of $430,935, as compared to $472,179 for the six months ended June 30, 2018, a decrease of $41,244, or 8.73%. The decrease in community operating expenses was primarily due to a 36.30% decrease in general and administrative expenses resulting from a decrease in bad debt and the ramp up of operational efficiencies, and a slight decrease in insurance expenses, offset by increases in our repair and maintenances expenses, real estate taxes and utilities of as we expanded our operations.

Corporate Payroll and Overhead Expenses. For the six months ended June 30, 2019, we had corporate payroll and overhead expenses of $462,234, as compared to $275,478 for the six months ended June 30, 2018, an increase of $186,756. Such increase was primarily due to stock based compensation expense of $329,716.

Depreciation and Amortization Expense. For the six months ended June 30, 2019, we had depreciation and amortization expense of $292,247, as compared to $265,984 for the six months ended June 30, 2018, an increase of $26,263, or 9.87%. The increase was due to the acquisition of two communities during the second quarter of 2019.

Interest Expense. For the six months ended June 30, 2019, we had interest expense of $520,468, as compared to $496,412 for the six months ended June 30, 2018, an increase of $24,056, or 4.85%. The increase was primarily related to the two additional loans related to the two acquisitions of manufactured housing communities during the second quarter of 2019.

Refinancing Expenses. During the six months ended June 30, 2019, we refinanced a total of $4,920,750 from our current loans payable to $8,241,000 of new notes payable from five of our nine existing communities, resulting in an additional loan payable of $3,320,859. We used the additional loans payable proceeds from the refinance to retire our convertible note payable of $2,754,550 plus accrued interest and recorded a loss of $552,272 on the refinancing. As of June 30, 2019, we wrote off mortgage costs of $68,195 and capitalized $227,461 of mortgage costs due to the refinancing.

Net Loss. The factors described above resulted in a net loss of $1,073,580 for the six months ended June 30, 2019, as compared to $511,972 for the six months ended June 30, 2018, an increase of $561,608, or 109.69%.

Comparison of Years Ended December 31, 2018 and 2017

Revenues. For the year ended December 31, 2018, we had total revenues of $2,000,312, as compared to $689,788 for the year ended December 31, 2017, an increase of $1,310,524. The increase in revenues between the periods was primarily due to an average 10% increase in occupancy and rates, and the acquisition of five manufactured housing communities during the fourth quarter of 2017 (one manufactured housing community was acquired during the first quarter of 2017). During the year ended December 31, 2018, we recorded $4,000 of property management revenues from a related party, and $21,000 from the sale of two manufactured homes for cash.

Expenses

For the year ended December 31, 2018, we had total expenses of $3,242,653, as compared to $1,175,121 for the year ended December 31, 2017, an increase of $2,067,532. Total expenses for the year ended December 31, 2018 consisted of community operating expenses of $676,381, corporate payroll and overhead expenses of $1,030,527, depreciation and amortization expense of $534,290 and interest expense of $1,001,455, while total expenses for the year ended December 31, 2017 consisted of community operating expenses of $271,330, corporate payroll and overhead expenses of $184,754, depreciation and amortization expense of $162,680, interest expense of $251,798 and reorganization costs of $304,559.

Community Operating Expenses. For the year ended December 31, 2018, we had total community operating expenses of $676,381, or 34% of revenues, as compared to $271,330, or 39% of revenues, for the year ended December 31, 2017, an increase of $405,051. The increase in community operating expenses between the periods was primarily due to the ramp up of operations from our acquisitions of five manufactured housing communities acquired during the fourth quarter of 2017.

Corporate Payroll and Overhead Expenses. For the year ended December 31, 2018, we had corporate payroll and overhead expenses of $1,030,527, or 52% or revenues, as compared to $184,754, or 27% of revenues, for the year ended December 31, 2017, an increase of $845,773. For the year ended December 31, 2018, our corporate payroll and overhead expenses were mainly comprised of payroll expenses of $588,646, stock-based compensation expense of $171,569, and audit and legal fees of $193,957. Corporate payroll and overhead increased as we hired additional employees to support the five acquisitions in the fourth quarter of 2017 and to support growth and future acquisitions, as well as due to additional legal and audit costs related to our reverse merger transaction and acquisitions, and stock-based compensation issued to consultant.

Interest Expense. For the year ended December 31, 2018, we had interest expense of $1,001,455, as compared to $251,798 for the year ended December 31, 2017, an increase of $749,657. The increase in interest expense was due to additional debt incurred related to the five acquisitions during the fourth quarter of 2017, and an increase in imputed interest of $37,207.

Net Loss

The factors described above resulted in a net loss of $1,296,393 for the year ended December 31, 2018, as compared to $506,087 for the year ended December 31, 2017.

Liquidity and Capital Resources

As of June 30, 2019, we had cash and cash equivalents of $1,358,522. In addition to cash generated through operations, we use a variety of sources to fund our cash needs, including acquisitions. We intend to continue to increase our real estate investments. Our business plan includes acquiring communities that yield in excess of our cost of funds and then investing in physical improvements, including adding rental homes onto otherwise vacant sites. Our ability to continue acquiring communities are dependent on our ability to raise capital. There is no guarantee that any of these additional opportunities will materialize or that we will be able to take advantage of such opportunities. The growth of our real estate portfolio depends on the availability of suitable properties which meet our investment criteria and appropriate financing.

We will require additional funding to finance the growth of our current and expected future operations as well as to achieve its strategic objectives. We believe that our current available cash along with anticipated revenues may be insufficient to meet our cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to us, if at all. The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These unaudited condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should we be unable to continue as a going concern.

The following table summarizes total current assets, liabilities and working capital at June 30, 2019 compared to December 31, 2018.

	June 30, 2019 (unaudited))	December 31, 2018
Current Assets	$1,705,502	$570,730
Current Liabilities	871,541	1,053,174
Working Capital (Deficit)	833,961	(482,444)

Promissory Notes

During the years ended December 31, 2017, we entered into promissory notes payable to lenders related to the acquisition of seven manufactured housing communities. Generally, the interest rates on the promissory notes range from 4.5% to 7.0% and have maturity dates ranging from March 2020 to October 2038. As of June 30, 2019, the outstanding balance on these notes was $15,542,820. The promissory notes are secured by the real estate assets. See Note 4 to our unaudited condensed consolidated financial statements for the three and six months ended June 30, 2019 and 2018 for more details regarding these notes.

On May 8, 2017, we issued a convertible promissory note to Metrolina in the principal amount of $3,000,000. The convertible note is interest only payment based on 8%, and 10% is deferred until maturity to be paid with principal balance. The convertible note originally awarded Metrolina 455,000 shares of Common Stock as compensation, which resulted in making Metrolina a related party due to their significant ownership. During the six months ended June 30, 2019, we paid off the entire balance on the convertible note of $2,754,550 plus interest and amended the agreement to allow for the redeployment of the $3,000,000 available, eliminated the conversion option whereby Metrolina could convert the ratio of total outstanding debt at time of exercise of the option into an amount of newly issued shares of our Common Stock equal to an amount determined by dividing the outstanding indebtedness by $3,000,000 multiplied by 10%, and with a cap of 864,500 shares. The amendment resulted the issuance of an additional 545,000 shares with a fair value of $305,200 for a total of 1,000,000 shares awarded to Metrolina. As of June 30, 2019, the balance on the convertible note was $1,270,000. The line of credit gives Metrolina the right and option to purchase its pro rata share of debt or equity securities issued by us to maintain up to 10% equity interest in our company at a price equal to the most recent price of any equity transaction for seven years from the amendment dated February 26, 2019.

Off-Balance Sheet Arrangements

As of June 30, 2019, we had no off-balance sheet arrangements.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our consolidated financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Significant accounting policies are defined as those that involve significant judgment and potentially could result in materially different results under different assumptions and conditions. Management believes the following critical accounting policies are affected by our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition. We follow Topic 606 of the Financial Accounting Standards Board Accounting, or FASB, Accounting Standards Codification, or ASC, for revenue recognition and Accounting Standards Update, or ASU 2014-09. On January 1, 2018, we adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. We consider revenue realized or realizable and earned when all the five following criteria are met: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, and (5) recognition of revenue when (or as) we satisfy a performance obligation. Results for reporting periods beginning after January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the previous accounting standards. There was no impact to revenues as a result of applying ASU 2014-09, and there have not been any significant changes to our business processes, systems, or internal controls as a result of implementing the standard. We recognize rental income revenues on a monthly basis based on the terms of the lease agreement which are for either the land or a combination of both, the mobile home and land. Home sales revenues are recognized upon the sale of a home with an executed sales agreement. We have deferred revenues from home lease purchase options and record those option fees as deferred revenues and then records them as revenues when (1) the lease purchase option term is completed and title has been transferred, or (2) the leaseholder defaults on the lease terms resulting in a termination of the agreement which allows us to keep any payments as liquidated damages.

Acquisitions. We account for acquisitions in accordance with ASC 805, “Business Combinations,” and allocate the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, site and land improvements, buildings and improvements and rental homes. We allocate the purchase price of an acquired property generally determined by internal evaluation as well as third-party appraisal of the property obtained in conjunction with the purchase.

Investment Property and Equipment and Depreciation. Property and equipment are carried at cost. Depreciation for Sites and Building is computed principally on the straight-line method over the estimated useful lives of the assets (ranging from 15 to 25 years). Depreciation of Improvements to Sites and Buildings, Rental Homes and Equipment and Vehicles is computed principally on the straight-line method over the estimated useful lives of the assets (ranging from 3 to 25 years). Land Development Costs are not depreciated until they are put in use, at which time they are capitalized as Sites and Land Improvements. Interest Expense pertaining to Land Development Costs are capitalized. Maintenance and Repairs are charged to expense as incurred and improvements are capitalized. The costs and related accumulated depreciation of property sold or otherwise disposed of are removed from the financial statement and any gain or loss is reflected in the current year’s results of operations.

Impairment Policy. We apply ASC 360-10, Property, Plant & Equipment to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These expected future cash flows consider factors such as future operating income, trends and prospects as well as the effects of leasing demand, competition and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded.

Stock-Based Compensation. All stock-based payments to employees, nonemployee consultants, and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period in accordance with ASC Topic 718. Stock-based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are nonforfeitable the measurement date is the date the award is issued.

Fair Value of Financial Instruments. We follow paragraph 825-10-50-10 of the FASB ASC for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB ASC to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2019. We are currently evaluating the potential impact this standard may have on our consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases.” ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. ASU 2016-02 will be effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted. We adopted this standard on January 1, 2019 and determined that it had no impact on the consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07 “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” This ASU relates to the accounting for non-employee share-based payments. The amendment in this ASU expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, "Revenue from Contracts from Customers". The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the good or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied. This standard will be effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 31, 2019, and interim periods within fiscal years beginning after December 31, 2020. Early adoption is permitted, but no earlier than an entity’s adoption of Topic 606. We adopted this standard on January 1, 2019 and determined that it had no impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated financial statements.

OUR CORPORATE HISTORY AND STRUCTURE

Our Corporate History and Background

We originally incorporated in the State of Nevada as Frontier Staffing, Inc. on September 3, 2003. Since our incorporation, we have experienced several name changes and have engaged in several different business endeavors. On October 12, 2017, Mobile Home Rental Holdings LLC, a North Carolina limited liability company, which engaged in acquiring and operating manufactured housing properties, merged with and into our company. In connection with the merger, the name of our company was changed to Manufactured Housing Properties Inc., the former business and management of Mobile Home Rental Holdings became the business and management, respectively, of our company at that time.

During the fourth quarter 2016, we acquired the assets of our first manufactured housing community containing 81 home sites. We have since acquired numerous manufactured housing communities. See “Our Properties” for a description of these properties. In connection with these acquisitions, we established various limited liability companies to hold these acquired properties.

On October 12, 2016, we established Pecan Grove MPH LLC as a 75% owned subsidiary and in the State of North Carolina. In January 2019, we acquired the remaining 25% interest in Pecan Grove MPH LLC.

On March 1, 2017, we established Butternut MHP Land LLC as a wholly-owned subsidiary in the State of Delaware.

On October 25, 2017, we established Azalea MHP LLC as a wholly-owned subsidiary in the State of North Carolina.

On October 25, 2017, we established Holly Faye MHP LLC as a wholly-owned subsidiary in the State of North Carolina

On October 31, 2017, we established Chatham Pines MHP LLC as a wholly-owned subsidiary in the State of North Carolina.

On October 31, 2017, we established Maple Hills MHP LLC as a wholly-owned subsidiary in the State of North Carolina.

On November 1, 2017, we established Lakeview MHP LLC as a wholly-owned subsidiary in the State of South Carolina.

On January 31, 2019, we established MHP Pursuits LLC as a wholly-owned subsidiary in the State of North Carolina.

On March 8, 2019, we established Hunt Club MPH LLC as a wholly-owned subsidiary in the State of South Carolina.

On April 4, 2019, we established B&D MPH LLC as a wholly-owned subsidiary in the State of South Carolina.

On June 28, 2019, we established Crestview MPH LLC as a wholly-owned subsidiary in the State of North Carolina.

Our Corporate Structure

The following chart reflects or organizational structure as of the date of this offering circular.

OUR BUSINESS

Overview

We are a self-administered, self-managed, vertically integrated owner and operator of manufactured housing communities. We earn income from leasing manufactured home sites to tenants who own their own manufactured home and the rental of company-owned manufactured homes to residents of the communities.

We own and operate ten manufactured housing communities containing approximately 726 developed sites, and a total of 261 company-owned manufactured homes. The communities are located in North Carolina, South Carolina, and Tennessee. See “Our Properties” for s description of these housing communities.

The Manufactured Housing Community Industry

Manufactured housing communities are residential developments designed and improved for the placement of detached, single-family manufactured homes that are produced off-site and installed and set on residential sites within the community. The owner of a manufactured home leases the site on which it is located and the lessee of a manufactured home leases both the home and site on which the home is located.

We believe that manufactured housing is accepted by the public as a viable and economically attractive alternative to common stick-built single-family housing. We believe that the affordability of the modern manufactured home makes it a very attractive housing alternative. Manufactured housing is one of the only non-subsidized affordable housing options in the U.S. Demand for housing affordability continues to increase, but supply remains static, as there are virtually no new manufactured housing communities being developed. We are committed to becoming an industry leader in providing this affordable housing option and an improved level of service to our residents, while producing an attractive and stable risk adjusted return to our investors.

A manufactured housing community is a land-lease community designed and improved with home sites for the placement of manufactured homes and includes related improvements and amenities. Each homeowner in a manufactured housing community leases from the community a site on which a home is located. The manufactured housing community owner owns the underlying land, utility connections, streets, lighting, driveways, common area amenities, and other capital improvements and is responsible for enforcement of community guidelines and maintenance of the community. Generally, each homeowner is responsible for the maintenance of his or her home and upkeep of his or her leased site. In some cases, customers may rent homes with the community owner’s maintaining ownership and responsibility for the maintenance and upkeep of the home. This option provides flexibility for customers seeking a more affordable, shorter-term housing option and enables the community owner to meet a broader demand for housing and improve occupancy and cash flow.

We believe that manufactured housing communities have several characteristics that make them an attractive investment when compared to certain other types of real estate, particularly multifamily, including:

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Significant Barriers to Entry. We believe that the supply of new manufactured housing communities will be constrained due to significant barriers to entry in the industry, including: (i) various zoning restrictions and negative zoning biases against manufactured housing communities; (ii) substantial upfront costs associated with the development of infrastructure, amenities and other offsite improvements required by various governmental agencies, and (iii) a significant length of time before lease-up and revenues can commence.

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Diminishing Supply. Supply is decreasing due to redevelopment of older parks.

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Large Demographic Group of Potential Customers. We consider households earning between $25,000 and $50,000 per year to be our core customer base. This demographic group represents about 43 percent of overall U.S. households, according to 2016 U.S. Census data.

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Stable Resident Base. We believe that manufactured housing communities tend to achieve and maintain a stable rate of occupancy, due to the following factors: (i) residents generally own their own homes; moving a manufactured home from one community to another involves substantial cost and effort and often results in the abandonment of on-site improvements made by the resident such as decks, garages, carports, and landscaping; and (iii) residents enjoy a sense of community inherent in manufactured housing communities similar to residential subdivisions.

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Fragmented Ownership of Communities. Manufactured housing community ownership in the United States is highly fragmented, with a majority of manufactured housing communities owned by individuals. The top five manufactured housing community owners control approximately 7% of manufactured housing community home sites.

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Low Recurring Capital Requirements. Although manufactured housing community owners are responsible for maintaining the infrastructure of the community, each homeowner is responsible for the upkeep of his or her own home and home site, thereby reducing the manufactured housing community owner’s ongoing maintenance expenses and capital requirements.

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Affordable Homeowner Lifestyle. Manufactured housing communities offer an affordable lifestyle typically unavailable in apartments, including lack of common walls, a yard for each resident, the ability to park by the front door, and a sense of community.

Competition

There are numerous private companies, but only three publicly-traded REITs that compete in the manufactured housing industry.  Many of the private companies and one of the REITs, UMH Properties, Inc., may compete with us for acquisitions of manufactured housing communities. Many of these companies have larger operations and greater financial resources than we do. The number of competitors, however, is increasing as new entrants discover the benefits of the manufactured housing asset class. We believe that due to the fragmented nature of ownership within the manufactured housing sector, the level of competition is less than that in other commercial real estate sectors.

Competitive Strengths

We believe that the following competitive strengths enable us to compete effectively:

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Deal Sourcing. Our deal sourcing consists of marketed deals, pocket listings, and off market deals.  Marketed deals are properties that are listed with a broker who exposes the property to the largest pool of buyers possible. Pocket listings are properties that are presented by brokers to a limited pool of buyers. Off market deals are ones that are not actively marketed.  As a result of our network of relationships in our industry, only two properties in our portfolio were marketed deals, the rest were off-market or pocket listings.

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Centralized Operations. We have centralized many operational tasks, including accounting, marketing, lease administration, and accounts payable.  The use of professional staff and technology allows us to scale efficiently and operate properties profitably by reducing tasks otherwise completed at the property level.

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Deal Size. We believe that our small capitalization size with non-institutional deals of less than 150 sites are accretive to our balance sheet.  These sized properties typically have less bidders at lower prices than larger properties.  We can profitably operate these smaller properties through our centralized operations.

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Creating Value. Our underwriting expertise enables us to identify acquisition prospects to provide attractive risk adjusted returns.  Our operational team has the experience, skill and resources to create this value through physical and/or operational property improvements.

Our Growth Strategy

Our growth strategy is to acquire both stable and undervalued and underperforming manufactured housing properties that have current income. We believe that we can enhance value through our professional asset and property management. Our property management services are mainly comprised of tenant contracts and leasing, marketing vacancies, community maintenance, enforcement of community policies, establishment and collection rent, and payment of vendors. Our lot and manufactured home leases are generally for one month and auto renew monthly for an additional month.

Our investment mission on behalf of our stockholders is to deliver an attractive risk-adjusted return with a focus on value creation, capital preservation, and growth. In our ongoing search for acquisition opportunities we target and evaluate manufactured housing communities nationwide.

We may invest in improved and unimproved real property and may develop unimproved real property. These property investments may be located throughout the United States, but to date we have concentrated in the Southeast portion of the United States. We are focused on acquiring communities with significant upside potential and leveraging our expertise to build long-term capital appreciation.

We are one of four public companies in the manufactured housing sector, but we are the only one not organized as a REIT, thereby giving us flexibility to focus on growth through reinvestment of income and employing higher leverage upon acquisition than the REITs traditionally utilize due to market held norms around 50-60%. This can give us a competitive advantage when bidding for assets. Additionally, due to our small size, non-institutional sized deals of less than 150 sites, which have less bidders and lower prices, are accretive to our balance sheet.

Regulation

Federal, State and/or Local Regulatory Compliance

We are subject to a variety of Federal, state, and/or local statutes, ordinances, rules, and regulations covering the purchase, development and operation of real estate assets. These regulatory requirements include zoning and land use, worksite safety, traffic, and other matters, such as local rules that may impose restrictive zoning and developmental requirements. We are subject to various licensing, registration, and filing requirements in connection with the development and operation of certain real estate assets. Additionally, state and/or local governments retain certain rights with respect to eminent domain which could enable them to restrict or alter the use of our property. These requirements may lead to increases in our overall costs. The need to comply with these requirements may significantly delay development with regard to properties, or lead us to alter our plans regarding certain real estate assets. Some requirements, on a property by property evaluation, may lead to a determination that development of a particular property would not be economically feasible, even if any or all necessary governmental approvals were obtained.

We believe that each community has all material operating permits and approvals.

Environmental Regulatory Compliance

Under various Federal, state and/or local laws, ordinances and regulations, a current or previous owner or operator of a property may be required to investigate and/or clean-up hazardous or toxic substances released at that property. That owner or operator also may be held liable to third parties for bodily injury or property damage (investigation and/or clean-up costs) incurred by those parties in connection with the contamination at that site. These laws often impose liability without regard to whether the owner or operator knew of or otherwise caused the release of the hazardous or toxic substances. In addition, persons who arrange for the disposal or treatment of hazardous substances or other regulated materials also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, whether or not such facility is owned or operated by such persons.

The costs of remediation or removal of hazardous or toxic substances can be substantial, and the presence of contamination, or the failure to remediate contamination discovered, at a property we own or operate may adversely affect our ability to develop, sell, lease, or borrow upon that property. Current and former tenants at a property we own may have, or may have involved, the use of hazardous materials or generated hazardous wastes, and those situations could result in our incurring liabilities to remediate any resulting contamination if the responsible party is unable or unwilling to do so.

In addition, our properties may be exposed to a risk of contamination originating from other sources. While a property owner generally is not responsible for remediating contamination that has migrated on-site from an off-site source, the contaminant’s presence could have adverse effects on our ability to develop, construct on, operate, sell, lease, or borrow upon that property. Certain environmental laws may create a lien on a contaminated site in favor of the government for damages and costs the government may incur to remediate that contamination. Moreover, if contamination is discovered on a property, environmental laws may impose restrictions on the manner in which that property may be used, or how businesses may be operated on that property, thus reducing our ability to maximize our investment in that property. Our properties have been subjected to varying degrees of environmental assessment at various times; however, the identification of new areas of contamination, a change in the extent or known scope of contamination, or changes in environmental regulatory standards and/or cleanup requirements could result in significant costs to us.

Insurance and Property Maintenance and Improvement Policies

Our properties are insured against risks that may cause property damage and business interruption including events such as fire, business interruption, general liability and if applicable, flood. Our insurance policies contain deductible requirements, coverage limits and particular exclusions. It is our policy to maintain adequate insurance coverage on all of our properties; and, in the opinion of our management, all of our properties are adequately insured. We also obtain title insurance insuring fee title to the properties in an aggregate amount which we believe to be adequate.

It is also our policy to properly maintain, modernize, expand and make improvements to its properties when required.

Employees

As of June 30, 2019, we had 10 employees, including officers, all of whom are full-time employees.

OUR PROPERTIES

As of June 30, 2019, we owned the following manufactured housing properties, including their average occupancy, which is an average of total monthly occupancy rates from January 1, 2019 through June 30, 2019:

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Pecan Grove – a 81 lot, all-age community situated on 10.71 acres and located in Charlotte, North Carolina. The average occupancy was 95%.

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Butternut – a 59 lot, all-age community situated on 13.13 acres and located in Corryton, Tennessee, a suburb of Knoxville, Tennessee. The average occupancy was 91%.

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Azalea Hills – a 41 lot, all-age community situated on 7.46 acres and located in Gastonia, North Carolina, a suburb of Charlotte, North Carolina. The average occupancy was 90%.

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Holly Faye – a 37 lot all-age community situated on 8.01 acres and located in Gastonia, North Carolina, a suburb of Charlotte North Carolina. The average occupancy was 91%.

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Lakeview – a 97 lot all-age community situated on 17.26 acres in Spartanburg, South Carolina. The average occupancy was 89%.

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Chatham Pines – a 49 lot all-age community situated on 23.57 acres and located in Chapel Hill, North Carolina. The average occupancy was 100%.

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Maple Hills – a 73 lot all-age community situated on 21.20 acres and located in Mills River, North Carolina, which is part of the Asheville, North Carolina, Metropolitan Statistical Area. The average occupancy was 99%.

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Hunt Club Forest – a 79 lot all-age community situated on 13.02 acres and located in the Columbia, South Carolina metro area. The average occupancy was 98%.

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B&D – a 97 lot all-age community situated on 17.75 acres and located in Chester, South Carolina. The average occupancy was 89%.

For the six months ended June 30, 2019, our total portfolio weighted average occupancy rate was 94.7%.

On July 31, 2019, we acquired a manufactured housing community known as Crestview Estates Mobile Home Park, which is located in East Flat Rock, North Carolina and totals 113 sites.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this offering circular:

Name	Age	Position
Raymond M. Gee	57	Chairman of the Board and Chief Executive Officer
Michael Z. Anise	42	President, Chief Financial Officer and Director
Adam A. Martin	46	Chief Investment Officer
Terry Robertson	75	Director
James L. Johnson	52	Director
William H. Carter	70	Director

Raymond M. Gee. Mr. Gee has served as chairman of our board of directors and chief executive officer of our company in October 2017 as a result of the merger of Mobile Home Rental Holdings LLC with our company. From 2012 to 2017, he was CEO of Gvest Capital LLC. Gvest Capital LLC, an entity wholly owned and controlled by Mr. Gee, provides management and administrative services to various investment and asset ownership entities, including Gvest Real Estate Capital LLC. By reason of such ownership and control, Gvest Capital LLC, Gvest Real Estate Capital LLC and the other entities wholly owned and controlled by Mr. Gee are each considered to be affiliates of our company. Mr. Gee earned his B.B.A. degree in Finance from the University of Oklahoma.  Mr. Gee was selected to serve on our board of directors due to his management experience in our industry.

Michael Z. Anise. Mr. Anise has served as our chief financial officer and as a member of our board of directors since September 2017. From 2011 to 2017 and has served as our president since August 2019. Mr. Anise was chief financial officer of Crossroads Financial, a commercial finance company. Mr. Anise earned his B.S. degree in Accounting, with a minor in Finance, from Florida Atlantic University. Mr. Anise was selected to serve on our board of directors due to finance experience.

Adam A. Martin. Mr. Martin has served as our chief investment officer since October 2017. From 2009 to September 2017, he was CIO of Gvest Capital LLC, a company that provides management and administrative services to various investment and asset ownership entities. Mr. Martin earned is B.A. degree in Finance and Masters degree in Land Economics and Real Estate from Texas A&M University.

Terry Robertson. Dr. Robertson has served as a member of our board of directors since December 2018. Since 2007, Mr. Robertson has served as consultant at ROBERTSON Appraisal & Consulting, a real estate appraisal and consulting firm that he founded. Prior to that, he worked at Carroll&Carroll Real Estate Appraisers. Dr. Robertson earned his B.B.A. degree in Finance and his Ph.D. from the University of Georgia, and is Professor Emeritus of Price College of Business of the University of Oklahoma. Mr. Robertson is an author of articles and books relating to corporate financial structure, real estate valuation and regional economic development. Dr. Robertson was selected to serve on our board of directors due to finance and real estate investment background.

James L. Johnson. Mr. Johnson has served as a member of our board of directors since March 2018. He is the founder of Carpet South Design Inc., where he has served as its CEO since 2013. He also owns a majority interest in Piedmont Stair Works Design LLC. The operations of both of these companies target the real estate improvements industry. Mr. Johnson earned his B.S. degree in Business Management from the University of Phoenix. Mr. Johnson was selected to serve on our board of directors due to experience in the real estate industry.

William H. Carter. Mr. Carter has served as a member of our board of directors since March 2018. He has served as president of The Carter Land Company for the past 15 years. The Carter Land Company has provided brokerage services with respect to 144 manufactured housing communities in the Southeast. The firm presently manages apartments, single family houses, commercial warehouses, mobile home parks, self-storage facilities and retail buildings. Mr. Carter was selected to serve on our board of directors due to his experience in our industry.

Directors and executive officers are elected until their successors are duly elected and qualified. There are no arrangements or understandings known to us pursuant to which any director or executive officer was or is to be selected as a director (or director nominee) or executive officer.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

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been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

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had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

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been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

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been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Our current board of directors is comprised of five members: Raymond M. Gee, Michael Z. Anise, Terry Robertson, James L. Johnson and William H. Carter. Our board of directors has determined that Messrs. Robertson, Johnson and Carter are independent directors as that term is defined in the rules of the Nasdaq Stock Market.

Our board of directors currently has two standing committees, an audit committee and a compensation committee, which perform various duties on behalf of and report to the board of directors. Each of the standing committees is comprised of a majority of independent directors. From time to time, the board of directors may establish other committees.

Governance Structure

Currently, our chief executive officer is also our Chairman. Our board of directors believes that, at this time, having a combined chief executive officer and Chairman is the appropriate leadership structure for our company. In making this determination, the board of directors considered, among other matters, Mr. Gee’s experience and tenure, and believed that Mr. Gee is highly qualified to act as both Chairman and chief executive officer due to his experience, knowledge, and personality. Among the benefits of a combined chief executive officer/Chairman considered by the board of directors is that such structure promotes clearer leadership and direction for our company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

Our board of directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction. Our board of directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. Our audit committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks.

Audit Committee

Our audit committee currently consists of Messrs. Robertson, Anise and Carter, with Mr. Robertson serving as chairman. Our board of directors has determined that each member of our audit committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication. Our board of directors further determined that Mr. Robertson possesses the accounting or related financial management experience that qualifies his as financially sophisticated within the meaning of the rules of the Nasdaq Stock Market and that he is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The primary purposes of our audit committee are to assist our board of directors in fulfilling its responsibility to oversee the accounting and financial reporting processes of our company and audits of our financial statements, including (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and chief financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) preparing the audit committee report to be filed with the SEC; (viii) reviewing hedging transactions; and (ix) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter. The role and responsibilities of our audit committee are more fully set forth in a written charter adopted by our board of directors, which is available on our website at www.mhproperties.com.

Compensation Committee

Our compensation committee currently consists of Messrs. Johnson, Robertson and Gee, with Mr. Johnson serving as chairman. The primary purposes of our compensation committee are to assist our board of directors in fulfilling its responsibility to determine the compensation of our executive officers and directors and to approve and evaluate the compensation policies and programs of our company, including (i) reviewing from time to time and approving our corporate goals and objectives relevant to compensation and our executive compensation structure and compensation range; (ii) evaluating the chief executive officer’s performance in light of the goals and objectives and determining and approving the chief executive officer’s compensation based on this evaluation; (iii) determining and approving the compensation paid to our chief financial officer and any other executive officers; (iv) determining the compensation of our independent directors; (v) granting rights to indemnification and reimbursement of expenses to any officers, employees or directors; (vi) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (vii) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter. The role and responsibilities of our compensation committee are more fully set forth in a written charter adopted by our board of directors, which is available on our website at www.mhproperties.com.

The policies underlying our compensation committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. We routinely compensate our executive officers through salaries. At our discretion, we may reward executive officers and employees through bonus programs based on profitability and other objectively measurable performance factors. Additionally, we use stock options and other incentive awards to compensate our executives and other key employees to align the interests of our executive officers with the interests of our stockholders. In establishing executive compensation, our compensation committee will evaluate compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals. Our compensation committee will further attempt to rationalize a particular executive’s compensation with that of other executive officers of our company in an effort to distribute compensation fairly among the executive officers. Although the components of executive compensation (salary, bonus and incentive grants) will be reviewed separately, compensation decisions will be made based on a review of total compensation.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2018 and 2017

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Total ($)
Raymond M. Gee, Chief Executive Officer	2018	-	-	-
	2017	-	-	-
Michael Z. Anise, Chief Financial Officer	2018	130,000	37	130,037
	2017	130,000	81	130,081
Adam A. Martin, Chief Investment Officer	2018	130,000	38	130,038
	2017	150,000	84	150,084

(1)
The Option Awards were granted by our board of directors on December 12, 2017 pursuant to our Stock Compensation Plan, expire on December 11, 2027, have an exercise price of $.01 per share, and vest one-third on the date of grant, one-third on December 12, 2018 and one-third on December 12, 2019.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Michael Z. Anise	154,000	77,000	-	$0.01	12/11/2027
Adam A. Martin	160,000	80,000	-	$0.01	12/11/2027

Director Compensation

Our non-employee directors do not currently receive any compensation for their service, but we may adopt a compensation plan for our directors at a future time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of October 14, 2019 by (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of our Common Stock. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 136 Main Street, Pineville, NC 28134.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Raymond M. Gee, Chairman and Chief Executive Officer (3)	Common Stock	8,655,000	70.39%
Michael Z. Anise, President, Chief Financial Officer and Director (4)	Common Stock	164,000	1.32%
Adam A. Martin, Chief Investment Officer (5)	Common Stock	160,000	1.28%
Terry Robertson, Director	Common Stock	10,000	*
James L. Johnson, Director	Common Stock	10,000	*
William H. Carter, Director	Common Stock	10,000	*
All officers and directors as a group (6 persons named above)	Common Stock	9,009,000	71.44%
Michael P. Kelly (6)	Common Stock	2,000,000	16.26%
Joseph Jackson (7)	Common Stock	1,254,506	10.20%

* Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Except as set forth below, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

(2)
A total of 12,296,568 shares of our Common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of October 14, 2019. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)
Includes 10,000 shares of Common Stock held directly and 8,645,000 shares of Common Stock held by Gvest Real Estate Capital LLC. Raymond M. Gee is the Managing Member of Gvest Real Estate Capital LLC and has voting and investment control over the shares held by it.

(4)
Includes 10,000 shares of Common Stock held directly and 154,000 shares of Common Stock which Mr. Anise has the right to acquire within 60 days through the exercise of vested options, but does not include 77,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days.

(5)
Consists of 160,000 shares of Common Stock which Mr. Martin has the right to acquire within 60 days through the exercise of vested options but does not include 80,000 shares of our Common Stock issuable upon the exercise of options not exercisable within 60 days.

(6)
Represents shares held by The Raymond M Gee Irrevocable Trust. Michael P. Kelly is the Trustee of The Raymond M Gee Irrevocable Trust and has voting and investment control over the shares held by it.

(7)
Represents shares held by Metrolina Loan Holdings, LLC. Joseph Jackson is the Managing Member of Metrolina Loan Holdings, LLC and has voting and investment control over the shares held by it. The address of Metrolina Loan Holdings, LLC is 108 Gateway Blvd, Suite 104, Mooresville, NC 28117.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

TRANSACTIONS WITH RELATED PERSONS

The following includes a summary of transactions since the beginning of our 2017 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On or about October 1, 2017, we entered into a revolving promissory note with Raymond M. Gee, our chief executive officer and chairman of our board and beneficial owner of a majority of our outstanding Common Stock, pursuant to which we may borrow up to $1,500,000 from Mr. Gee on a revolving basis for working capital purposes. This note has a five-year term with no annual interest and mandatory principal payment is deferred until the maturity date. As of June 30, 2019, the amount owed by us to Mr. Gee under this note is $878,567, and no payments have been made by us since the date we issued this note to Mr. Gee.

On May 8, 2017, we issued a convertible promissory note to Metrolina in the principal amount of $3,000,000. The convertible note is interest only payment based on 8%, and 10% is deferred until maturity to be paid with principal balance. The convertible note originally awarded Metrolina 455,000 shares of Common Stock as compensation, which resulted in making Metrolina a related party due to their significant ownership. During the six months ended June 30, 2019, we paid off the entire balance on the convertible note of $2,754,550 plus interest and amended the agreement to allow for the redeployment of the $3,000,000 available, eliminated the conversion option whereby Metrolina could convert the ratio of total outstanding debt at time of exercise of the option into an amount of newly issued shares of our Common Stock equal to an amount determined by dividing the outstanding indebtedness by $3,000,000 multiplied by 10%, and with a cap of 864,500 shares. The amendment resulted the issuance of an additional 545,000 shares with a fair value of $305,200 for a total of 1,000,000 shares awarded to Metrolina. As of June 30, 2019, the balance on the convertible note was $1,270,000. On July 31, 2019, we drew an additional $1,730,000 from this line of credit. The line of credit gives Metrolina the right and option to purchase its pro rata share of debt or equity securities issued by us to maintain up to 10% equity interest in our company at a price equal to the most recent price of any equity transaction for seven years from the amendment dated February 26, 2019. In June 2019, Metrolina purchased an additional 254,506 shares of Common Stock for a purchase price of $68,717.

In January 2019, we executed an agreement to acquire the 25% minority interest in Pecan Grove and issued 2,000,000 shares of our Common Stock to Gvest Real Estate Capital LLC, an entity controlled by Mr. Gee, for the minority interest acquisition, which were valued at the historical cost value of $537,562.

During the six months ended June 30, 2019, we recorded $15,284 in revenues related to property management consulting services provided to Gvest Real Estate Capital LLC.

During the six months ended June 30, 2019, Mr. Gee received a $50,000 fee for his personal guarantee on a promissory note relating to a loan for one of our acquisitions. The fee was recorded as a loan cost and is amortized over the five year life of the loan.

DESCRIPTION OF SECURITIES

General

The following description summarizes important terms of the classes of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws which have been filed as exhibits to the offering statement of which this offering circular is a part.

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.

As of October 14, 2019, there were 12,296,568 shares of Common Stock and 570,000 shares of our Series A Preferred Stock issued and outstanding. No other shares of our preferred stock were issued and outstanding as of such date.

Common Stock

Holders of our Common Stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our Preferred Stock, our Common Stockholders are entitled to any dividends that may be declared by our board.  Holders of our Common Stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our Preferred Stock then outstanding.  Holders of our Common Stock have no preemptive rights to purchase shares of our stock.  The shares of our Common Stock are not subject to any redemption provisions.   The rights, preferences and privileges of holders of our Common Stock will be subject to those of the holders of any shares of our Preferred Stock that we may issue in the future.

Preferred Stock

Our articles of incorporation further authorize the board of directors to issue, from time to time, without stockholder approval, up to 10,000,000 shares of Preferred Stock. Our board may, from time to time, authorize the issuance of one or more classes or series of Preferred Stock without stockholder approval. Subject to the provisions of our articles of incorporation and limitations prescribed by law, our board is authorized to adopt resolutions to issue shares, establish the number of shares, change the number of shares constituting any series, and provide or change the voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our Preferred Stock, including dividend rights, terms of redemption, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

One of the effects of undesignated Preferred Stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of Preferred Stock may adversely affect the rights of our common stockholders by, among other things: restricting dividends on the Common Stock; diluting the voting power of the Common Stock; impairing the liquidation rights of the Common Stock; or delaying or preventing a change in control without further action by the stockholders.

Series A Preferred Stock

On May 8, 2019, we filed a certificate of designation with the Nevada Secretary of State to establish our Series A Preferred Stock. We designated a total of 4,000,000 shares of Preferred Stock as “Series A Cumulative Convertible Preferred Stock.” Our Series A Preferred Stock has the following voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions:

Ranking. The Series A Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our Common Stock. The terms of the Series A Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series A Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Dividend Rate and Payment Dates. Dividends on our Series A Preferred Stock are cumulative and payable monthly in arrears to all holders of record on the applicable record date. Holders of our Series A Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.017 per share each month, which is equivalent to the rate of 8% of the $2.50 liquidation preference per share. Dividends on shares of our Series A Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings.

Liquidation Preference. The liquidation preference for each share of our Series A Preferred Stock is $2.50. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment with respect to such shares.

Stockholder Optional Conversion. Each share of Series A Preferred Stock is convertible, at any time and from time to time, at the option of the holder thereof and without the payment of additional consideration, into that number of shares of Common Stock determined by dividing the liquidation preference of such share by the conversion price then in effect. The conversion price is initially equal $2.50, subject to adjustment as set forth in the certificate of designation. In addition, if at any time the trading price of our Common Stock is greater than the liquidation preference of $2.50, we may deliver a written notice to all holders to cause each holder to convert all or part of such holders Series A Preferred Stock.

Company Call and Stockholder Put Options. Commencing on the fifth anniversary of the initial issuance of shares of our Series A Preferred Stock and continuing indefinitely thereafter, we shall have a right to call for redemption the outstanding shares of our Series A Preferred Stock at a call price equal to $3.75, or 150% of the original issue price of our Series A Preferred Stock, and correspondingly, each holder of shares of our Series A Preferred Stock shall have a right to put the shares of Series A Preferred Stock held by such holder back to us at a put price equal to $3.75, or 150% of the original issue purchase price of such shares.

Further Issuances. We will not be required to redeem shares of our Series A Preferred Stock at any time except as otherwise described above under the caption “Company Call and Stockholder Put Options.” Accordingly, the shares of our Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our call right, the holder of the Series A Preferred Stock exercises his put right or the holder of shares of Series A Preferred Stock converts such stock into Common Stock in accordance with the terms of the Series A Preferred Stock. The shares of Series A Preferred Stock are not subject to any sinking fund.

Voting Rights. We may not authorize or issue any class or series of equity securities ranking senior to the Series A Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend our articles of incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of the Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of our outstanding shares of Series A Preferred Stock, voting together as a class. Otherwise, holders of the shares of our Series A Preferred Stock do not have any voting rights.

Series B Preferred Stock

Prior to the initial closing of this offering, we will file a certificate of designation with the Nevada Secretary of State to establish our Series B Preferred Stock. We will designate a total of 1,000,000 shares of Preferred Stock as “Series B Cumulative Redeemable Preferred Stock.” Our Series B Preferred Stock will have the following voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions:

Ranking. The Series B Preferred Stock will rank, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to our Common Stock and pari passu with our Series A Preferred Stock. The terms of the Series B Preferred Stock will not limit our ability to (i) incur indebtedness or (ii) issue additional equity securities that are equal or junior in rank to the shares of our Series B Preferred Stock as to distribution rights and rights upon our liquidation, dissolution or winding up.

Dividend Rate and Payment Dates. Dividends on the Series B Preferred Stock being offered will be cumulative and payable monthly in arrears to all holders of record on the applicable record date. Holders of our Series B Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.067 per share each month, which is equivalent to the annual rate of 8% of the $10.00 liquidation preference per share; provided that upon an event of default (generally defined as our failure to pay dividends when due or to redeem shares when requested by a holder), such amount shall be increased to $0.083 per month, which is equivalent to the annual rate of 10% of the $10.00 liquidation preference per share. Dividends on shares of our Series B Preferred Stock will continue to accrue even if any of our agreements prohibit the current payment of dividends or we do not have earnings.

Liquidation Preference. The liquidation preference for each share of our Series B Preferred Stock will be $10.00. Upon a liquidation, dissolution or winding up of our company, holders of shares of our Series B Preferred Stock will be entitled to receive the liquidation preference with respect to their shares plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment with respect to such shares.

Company Call and Stockholder Put Options. Commencing on the fifth anniversary of the initial closing of this offering and continuing indefinitely thereafter, we shall have a right to call for redemption the outstanding shares of our Series B Preferred Stock at a call price equal to $15.00, or 150% of the original issue price of our Series B Preferred Stock, and correspondingly, each holder of shares of our Series B Preferred Stock shall have a right to put the shares of Series B Preferred Stock held by such holder back to us at a put price equal to $15.00, or 150% of the original issue purchase price of such shares.

Further Issuances. We will not be required to redeem shares of our Series B Preferred Stock at any time except as otherwise described above under the caption “Company Call and Stockholder Put Options.” Accordingly, the shares of our Series B Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our call right, the holder of the Series B Preferred Stock exercises his put right. The shares of Series B Preferred Stock will not be subject to any sinking fund.

Voting Rights. We may not authorize or issue any class or series of equity securities ranking senior to the Series B Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend our articles of incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of the Series B Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of our outstanding shares of Series B Preferred Stock, voting together as a class. Otherwise, holders of the shares of our Series B Preferred Stock will not have any voting rights.

No Conversion Right. The Series B Preferred Stock will not be convertible into shares of our Common Stock.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●
the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

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if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock.

These provisions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquiror, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquiror obtains approval of the target corporation’s disinterested stockholders. These provisions specify three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquiror crosses one of the above thresholds, those shares in an offer or acquisition, and acquired within 90 days thereof, become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Anti-takeover Effects of Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws also contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our board of directors and management.

As noted above, our articles of incorporation authorize our board to issue up to 10,000,000 shares of Preferred Stock without further stockholder approval. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the board of directors without further action by the stockholders. These terms may include preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any Preferred Stock could diminish the rights of holders of Common Stock, and therefore could reduce the value of such Common Stock. In addition, specific rights granted to future holders of Preferred Stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of the board to issue Preferred Stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control, which in turn could prevent stockholders from recognizing a gain in the event that a favorable offer is extended and could materially and negatively affect the market price of our Common Stock.

In addition, according to our articles of incorporation and bylaws neither the holders of Common Stock nor the holders of Preferred Stock have cumulative voting rights in the election of directors. The lack of cumulative voting makes it more difficult for other stockholders to replace the board of directors or for a third party to obtain control of our company by replacing the board of directors. The bylaws also contain a limitation as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is First American Stock Transfer, Inc. with an address at 4747 North 7th Street Suite 170, Phoenix AZ 85014. Their phone number is (602) 485-1346.

UNDERWRITING

Engagement Agreement with Digital Offering

We are currently party to an engagement agreement with Digital Offering LLC, who we refer to as the underwriter. The underwriter has agreed to act as our managing broker-dealer for the offering. The underwriter has made no commitment to purchase all or any part of the shares of Series B Preferred Stock being offered but has agreed to use its best efforts to sell such shares in the offering.

The term of the engagement agreement began on April 30, 2019 and will continue until the earlier to occur of: (i) the closing of this offering and (ii) ten (10) business days after either party gives the other written notice of termination.

The engagement agreement provides that the underwriter may ask other FINRA member broker-dealers that are registered with the SEC to participate as soliciting dealers for this offering. We refer to these other broker-dealers as soliciting dealers. Upon appointment of any such soliciting dealer, the underwriter is permitted to re-allow all or part of its fees and expense allowance as described below. Such soliciting dealer is also automatically entitled to receive the benefits of our engagement agreement with the underwriter, including the indemnification rights arising under the engagement agreement upon their execution of a soliciting dealer agreement with the underwriter that confirms that such soliciting dealer is so entitled. We will not be responsible for paying any placement agency fees, commissions or expense reimbursements to any soliciting dealers retained by the underwriter that is in excess of the fees and expense reimbursement provided for under our engagement agreement with the underwriter.

None of the soliciting dealers are purchasing any of the shares of Series B Preferred Stock in this offering and are not required to sell any specific number or dollar amount of Series B Preferred Stock, but will instead arrange for the sale of securities to investors on a “best efforts” basis, meaning that they need only use their best efforts to sell the securities.

Underwriter Compensation

Cash Commission

We will pay the underwriter concurrently with each closing of the offering a cash placement fee equal to 7% of the gross proceeds of such closing.

Underwriter Expenses

We will be responsible for paying or reimbursing the underwriter for all of its reasonable documented out-of-pocket expenses related to the offering including, without limitation, the underwriter’s legal expenses, cost of background checks and independent third party due diligence reports on our company, travel expenses, photocopying, and courier services subject to a cap of $30,000.

Retainer Amount

Upon entering into the engagement agreement with the underwriter, we paid the underwriter a $15,000 retainer, which was used by the underwriter for the payment of the legal and other expenses described above. The retainer amount will be set off against and credited toward the expenses described above. Any unused portion of the retainer amount will be returned to us if the offering is terminated for any reason.

Right of First Refusal

We will grant the underwriter a right of first refusal, for a period of 6 months following the completion of this offering, to act as financial advisor or to act as a joint financial advisor on at least equal economic terms on any public or private equity financing of our company.

Company Expenses

We are responsible for all of our own costs and expenses relating to the offering, including, without limitation:

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all filing fees and communication expenses relating to the qualification of the securities to be sold in the offering with the SEC and the filing of the offering materials with the FINRA under FINRA Rule 5110,

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the My IPO investor platform is paperless, should we want paper offering documents, the costs of all mailing and printing of the offering documents, the offering statement, the offering circular and all amendments, supplements and exhibits thereto and as many preliminary and final offering circulars as the underwriter and we may reasonably deem necessary,

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the costs of preparing, electronically delivering certificates representing shares of Series B Preferred Stock sold in the offering,

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the costs and expenses of the transfer agent for the Series B Preferred Stock, and

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the costs and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives.

We estimate the expenses of this offering payable by us, not including commissions, will be approximately $115,000, which includes the underwriter expense reimbursement of up to $30,000, but excludes any commissions attributable to the sale of shares of our Series B Preferred Stock in the offering.

Purchase of Securities by Our Officers and Directors

Our officers and directors and affiliates of our officers and directors are permitted to purchase shares in the offering. Any such purchases shall be conducted in compliance with the applicable provisions of Regulation M.

Pricing of the Offering

Prior to the offering, our Common Stock has been eligible for quotation on the OTC Pink Market, however, there has been very little trading of our Common Stock on such market. The public offering price for our Series B Preferred Stock was determined by negotiation between us and the underwriter. The principal factors considered in determining the terms of our Series B Preferred Stock and the public offering price include:

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the information set forth in this offering circular and otherwise available to the underwriter;
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our history and prospects and the history of and prospects for the industry in which we compete;
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our past and present financial performance;
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our prospects for future earnings and the present state of our development;
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the general condition of the securities markets at the time of this offering;
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the recent market prices of, and demand for, publicly traded Common Stock of generally comparable companies;
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the price and terms upon which we sold shares of our Series A Preferred Stock; and
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other factors deemed relevant by our underwriter and us.

Indemnification and Control

We have agreed to indemnify the underwriter and soliciting dealers against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in our engagement agreement with the underwriter or the Representation Letter (as defined in the engagement agreement) or agreements with soliciting dealers, and to contribute to payments that the soliciting dealers may be required to make for these liabilities.

The underwriter and the soliciting dealers and their respective affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and the soliciting dealers and their respective affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Underwriter and Soliciting Dealers

In the ordinary course of their various business activities, the underwriter and soliciting dealers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. The underwriter and soliciting dealers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offering Period and Expiration Date

This offering will start on or after the date that the offering statement is qualified by the SEC and will terminate at the earlier of: (1) the date at which the maximum amount of offered Series B Preferred Stock has been sold, (2) the date which is 180 days after this offering is qualified by the SEC, subject to an extension of up to an additional 180 days at the discretion of our company and the underwriter, or (3) the date on which this offering is earlier terminated by us in our sole discretion. We refer to the duration of this offering as described above as the offering period.

Investment Procedures

Subscription Procedures for Cambria Capital, My IPO and Cambria Capital’s Clearing Firm

Cambria Capital is an SEC registered broker-dealer and member of FINRA and SIPC. Cambria Capital has been appointed by us and Digital Offering, our managing broker-dealer, as a soliciting dealer for this offering. Cambria Capital operates the My IPO platform as a separate unincorporated business division. Cambria Capital’s clearing firm, who we refer to as the Clearing Firm, is an SEC registered broker-dealer and member of FINRA and SIPC and is authorized to act as a clearing broker-dealer. Cambria Capital and its My IPO division clear through the Clearing Firm as do other broker-dealers who may participate in this offering. We refer to such other broker-dealers that clear through the Clearing Firm and who may participate in this offering as Other Broker-Dealers.

Prospective investors investing through Cambria Capital, My IPO or Other Broker-Dealers will acquire shares of our Series B Preferred Stock through book-entry order by opening an account with Cambria Capital, My IPO, or an Other Broker-Dealer, or by utilizing an existing Cambria Capital account, My IPO account or account with an Other Broker-Dealer. In each such case, the account will be an account owned by the investor and held at the Clearing Firm, as the clearing firm for the exclusive benefit of such investor. The investor will also be required to complete and submit a subscription agreement. Subscriptions for shares of Series B Preferred Stock acquired through an account at Cambria Capital, My IPO or an Other Broker-Dealer are all processed online

Our transfer agent is First American Stock Transfer Inc. Our transfer agent will record and maintain records of the shares of Series B Preferred Stock issued of record by us, including shares issued of record to the Depositary Trust Corporation, which we refer to as the DTC, or its nominee, Cede & Co., for the benefit of broker-dealers, including the Clearing Firm. The Clearing Firm, as the clearing firm, will maintain the individual shareholder beneficial records for accounts at Cambria Capital, My IPO or Other Broker-Dealers.

The process for investing through Cambria Capital, My IPO or through Other Broker-Dealers will work in the following manner. The Clearing Firm will enter into a custody agreement with us pursuant to which we will issue uncertificated securities to be held at the Clearing Firm, and the shares of Series B Preferred stock held at the Clearing Firm will be reflected as an omnibus position on our records and the transfer agent's records in the name of the Clearing Firm, for the exclusive benefit of customers. We will open a brokerage account with the Clearing Firm and the Clearing Firm will hold the shares of Series B Preferred Stock to be sold in the offering in book-entry form in our company’s Clearing Firm account. When the shares of Series B Preferred stock are sold, the Clearing Firm maintains a record of each investor’s ownership interest in those securities. Under an SEC no-action letter provided to the Clearing Firm in January 2015, the Clearing Firm is allowed to treat the issuer as a good control location pursuant to Exchange Act Rule 15c3-3(c)(7) under these circumstances. The customer's funds will not be transferred into a separate account awaiting the initial closing, or any other closing, but will remain in the customer's account at the Clearing Firm pending instructions to release funds to us if all conditions necessary for a closing are met. We intend to apply for DTC eligibility of our shares and if our shares gain DTC eligibility then the shares held in the Clearing Firm accounts will be included in the position of DTC or its nominee, Cede & Co., on the records of our transfer agent.

In order to subscribe to purchase the shares of Series B Preferred Stock through Cambria Capital, My IPO or through an Other Broker-Dealer, a prospective investor must electronically complete and execute a subscription agreement and provide payment using the procedures indicated below. When submitting the subscription request through Cambria Capital, My IPO or an Other Broker-Dealer, a prospective investor is required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. We will not accept any subscription agreements prior to the SEC’s qualification of this offering.

The funds that will be used by an investor purchasing through Cambria Capital, My IPO or an Other Broker-Dealer that clears through the Clearing Firm to purchase the securities are deposited by the investor prior to the applicable closing date into a brokerage account at the Clearing Firm, which will be owned by the investor. The funds for the investor's account held at the Clearing Firm can be provided by check, wire, Automated Clearing House, or ACH, push, ACH pull, direct deposit, Automated Customer Account Transfer Service, or ACATS, or non-ACATS transfer. Under an SEC no-action letter provided to the Clearing Firm in July 2015, the funds will remain in the customer’s account after they are deposited and until the conditions of the offering are satisfied and the offering closes, the prospective investor’s offer is cancelled, or this offering is withdrawn or expired.

After any contingencies of the offering or any particular closing are met, we will notify the Clearing Firm when we wish to conduct a closing. The Clearing Firm executes the closing by transferring each investor’s funds from their Cambria Capital, My IPO or Other Broker-Dealer accounts to our Clearing Firm account and transferring the correct number of book-entry shares to each investor’s account from our Clearing Firm account. The shares are then reflected in the investor's online account and shown on the investor's Cambria Capital, My IPO or Other Broker-Dealer account statements. Cambria Capital, My IPO and Other Broker-Dealers will also send trade confirmations individually to the investors.

Other Procedures for Subscribing

Investors not purchasing through Cambria Capital, My IPO or an Other Broker-Dealer that clears through the Clearing Firm must complete and execute a subscription agreement for a specific number of shares and pay for the shares at the time of the subscription. Subscription agreements may be submitted in paper form, or electronically, if electronic subscription agreements and signature are made available to you by your broker-dealer or registered investment advisor. Generally, when submitting a subscription agreement electronically, a prospective investor will be required to agree to various terms and conditions by checking boxes and to review and electronically sign any necessary documents. You may pay the purchase price for your shares by: (i) check; (ii) wire transfer in accordance with the instructions contained in your subscription agreement or (iii) electronic funds transfer via ACH in accordance with the instructions contained in your subscription agreement. All checks should be made payable to “WILMINGTON TRUST, N.A. as Escrow Agent for Manufactured Housing Escrow.” Completed subscription agreements will be sent by your broker-dealer or registered investment advisor, as applicable, to Digital Offering at the address set forth in the subscription agreement. Subscription payments should be delivered directly to the escrow agent. If you send your subscription payment to your broker or registered investment advisor, then your broker or registered investment advisor will immediately forward your subscription payment to the escrow agent. Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part.

You may not subscribe to this offering prior to the date this offering is qualified by the SEC, which we will refer to as the qualification date. Before the qualification date, you may only make non-binding indications of your interest to purchase securities in the offering. For any subscription agreements received after the qualification date, we have the right to review and accept or reject the subscription in whole or in part, for any reason or for no reason. If rejected, we will return all funds to the rejected investor within ten business days. If accepted, the funds will remain in the escrow account until all conditions to closing have been satisfied or waived, at which point we will have an initial closing of the offering and the funds in escrow will then be transferred into our general account.

Following the initial closing of this offering, we expect to have several subsequent closings of this offering until the maximum offering amount is raised or the offering is terminated. We expect to have closings on a monthly basis and expect that we will accept all funds subscribed for each month subject to our working capital and other needs consistent with the use of proceeds described in this offering circular.  Investors should expect to wait approximately one month and no longer than forty-five days before we accept their subscriptions and they receive the securities subscribed for.  An investor’s subscription is binding and irrevocable and investors will not have the right to withdraw their subscription or receive a return of funds prior to the next closing unless we reject the investor’s subscription. You will receive a confirmation of your purchase promptly following the closing in which you participate.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement (a form of which is attached to the offering statement as Exhibit 4.1) and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the offering. The only investor in this offering exempt from this limitation is an “Accredited Investor” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

1.
You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

2.
You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase our units (please see above on how to calculate your net worth);

3.
You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

4.
You are an organization described in Section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the units, with total assets in excess of $5,000,000;

5.
You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

6.
You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

7.
You are a trust with total assets in excess of $5,000,000, your purchase of units is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the units; or

8.
You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the units.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this offering circular in any jurisdiction where action for that purpose is required. The securities offered by this offering circular may not be offered or sold, directly or indirectly, nor may this offering circular or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this offering circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this offering circular. This offering circular does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this offering circular in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares of Series B Preferred Stock covered by this offering circular will be passed upon by Sherman & Howard L.L.C.

EXPERTS

The consolidated financial statements of our company for the years ended December 31, 2018 and 2017, the combined statement of revenues and certain expenses of Crestview, LLC and A & A Construction Enterprises, LLC for the year ended December 31, 2018, the statement of revenues and certain expenses of CKMC, LLC for the year ended December 31, 2018, and the statement of revenues and certain expenses of B&D Rental Properties, LLC for the year ended December 31, 2018 have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the offering statement, and are included in reliance on such reports, given the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the units offered in this offering. This offering circular does not contain all of the information set forth in the offering statement. For further information with respect to the units offered in this offering and our company, we refer you to the offering statement and to the attached exhibits. With respect to each such document filed as an exhibit to the offering statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our offering statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

Our SEC filings, including the offering statement and the exhibits filed with the offering statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Additionally, we will make these filings available, free of charge, on our website at www.mhproperties.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

FINANCIAL STATEMENTS

Page(s)

Manufactured Housing Properties, Inc. Unaudited Condensed Consolidated Financial Statements for the Three and Six Months Ended June 30, 2019 and 2018	F-2
Condensed Consolidated Balance Sheets as of June 30, 2019 (unaudited) and December 31, 2018	F-3
Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2019 and 2018 (unaudited)	F-4
Condensed Consolidated Statements of Stockholders’ Deficit for the Three and Six Months Ended June 30, 2019 and 2018 (unaudited)	F-5
Condensed Consolidated Statements of Cash Flows for the Six Months June 30, 2019 and 2018 (unaudited)	F-6
Notes to Unaudited Condensed Consolidated Financial Statements	F-7

Manufactured Housing Properties, Inc. Audited Consolidated Financial Statements for the Years Ended December 31, 2018 and 2017	F-17
Report of Independent Registered Public Accounting Firm	F-18
Consolidated Balance Sheets as of December 31, 2018 and 2017	F-19
Consolidated Statements of Operations for the Years Ended December 31, 2018, and 2017	F-20
Consolidated Statements of Changes in Stockholders’ Equity (Deficit) for the Years Ended December 31, 2018 and 2017	F-21
Consolidated Statements of Cash Flows for the Years Ended December 31, 2018 and 2017	F-22
Notes to Consolidated Financial Statements	F-23

CKMC, LLC Statement of Revenues and Certain Expenses	F-35
Report of Independent Auditor	F-36
Statement of Revenues and Certain Expenses for the Three Months Ended March 31, 2019 (unaudited) and Year Ended December 31, 2018	F-37
Notes to Statement of Revenues and Certain Expenses	F-38

B&D Rental Properties, LLC Statement of Revenues and Certain Expenses	F-40
Report of Independent Auditor	F-41
Statement of Revenues and Certain Expenses for the Three Months Ended March 31, 2019 (unaudited) and Year Ended December 31, 2018	F-42
Notes to Statement of Revenues and Certain Expenses	F-43

Crestview, LLC and A & A Construction Enterprises, LLC Combined Statement of Revenues and Certain Expenses	F-45
Report of Independent Auditor	F-46
Combined Statement of Revenues and Certain Expenses for the Six Months Ended June 30, 2019 (unaudited) and Year Ended December 31, 2018	F-47
Notes to Combined Statement of Revenues and Certain Expenses	F-48

MANUFACTURED HOUSING PROPERTIES INC.

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2019 AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

MANUFACTURED HOUSING PROPERTIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2019 AND DECEMBER 31, 2018

	2019	2018
Assets	(unaudited)
Investment Property
Land	$ 7,727,771	$ 4,357,950
Site and Land Improvements	8,123,820	6,781,845
Buildings and Improvements	1,457,395	1,441,222
Acquisition Cost	268,430	140,758
Total Investment Property	17,577,416	12,721,775
Accumulated Depreciation and Amortization	(959,837)	(669,184)
Net Investment Property	16,617,579	12,022,591

Cash and Cash Equivalents	1,358,522	458,271
Accounts Receivable, net	19,000	12,987
Other Assets	327,980	99,472

Total Assets	$ 18,323,081	$ 12,593,321

Liabilities
Accounts Payable	$ 110,368	$ 71,091
Loans Payable, net	15,542,820	9,086,110
Loans Payable - related party	878,567	890,632
Convertible Note Payable - related party	1,270,000	2,754,550
Accrued Liabilities and Deposits	415,062	612,819
Tenant Security Deposits	126,104	131,149
Total Liabilities	18,303,741	13,546,351

Commitments and contingent liabilities (see note 5)
Redeemable preferred stock Series A – subject to redemption
Preferred stock par value $0.01 per share, 10,000,000 shares outstanding Preferred Stock 4,000,000 Designated Series A Stock par value $0.01 per share, 570,000 and zero shares are issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	1,448,750	-

Stockholders’ (Deficit)
Preferred stock par value $0.01 per share, 10,000,000 shares authorized	-	-
Common Stock, par value $0.01 per share; 200,000,000 shares authorized; 12,799,568 and 10,350,062 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively redemption value $2,137,500	127,995	103,500
Additional Paid in Capital	1,278,333	451,567
Retained Earnings (accumulated deficit)	(2,874,918)	(1,801,338)
Total Stockholders’ (Deficit)	(1,468,590)	(1,246,271)

Non-controlling interest	-	293,241
Total Stockholders’ (Deficit)	(1,468,590)	(953,030)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$ 18,323,081	$ 12,593,321

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

MANUFACTURED HOUSING PROPERTIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Rental and Related Income	$ 644,918	$ 507,268	$ 1,169,292	$ 998,081
Management fees, related party	3,284	-	15,284	-
Total Revenues	648,202	507,268	1,184,576	998,081

Community Operating Expenses
Repair & Maintenance	51,937	34,191	95,227	76,865
Real estate taxes	44,921	19,030	68,482	38,295
Utilities	49,082	32,252	80,675	74,091
Insurance	19,658	19,880	25,929	30,781
General and Administrative Expense	65,516	129,957	160,622	252,147
Total Community Operating Expenses	231,114	235,310	430,935	472,179

Corporate Payroll and Overhead	326,271	152,004	462,234	275,478
Depreciation & Amortization Expense	157,321	133,162	292,247	265,984
Interest expense	287,762	262,280	520,468	496,412
Refinancing costs	-	-	552,272	-

Total Expenses	1,002,468	782,756	2,258,156	1,510,053

Net loss before provision for income taxes	(354,266)	(275,488)	(1,073,580)	(511,972)

Provision for income taxes	-	-	-	-
Net Loss	$ (354,266)	$ (275,488)	$ (1,073,580)	$ (511,972)

Net Income attributable to the non-controlling interest	-	10,186	-	17,758

Net Loss attributable to the Company	$ (354,266)	$ (285,674)	$ (1,073,580)	$ (529,730)

Preferred stock dividends
Series A preferred	19,667	-	24,334	-
Series A preferred put option cost	23,750		23,750
Total preferred stock dividends	43,417	-	48,084	-
Net loss attributable to common stockholders	$ (397,683)	$ (285,674)	$ (1,121,664)	$ (529,730)

Weighted Average Shares - Basic and Fully Diluted	12,886,564	10,000,062	12,708,157	10,000,062

Net Loss Per Share - Basic	$ (0.03)	$ (0.03)	$ (0.09)	$ (0.05)
Net Loss Per Share - Fully Diluted	$ (0.03)	$ (0.03)	$ (0.09)	$ (0.05)

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

MANUFACTURED HOUSING PROPERTIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED)

	PREFERRED STOCK		COMMON STOCK
	SHARES	PAR VALUE	SHARES	PAR VALUE	ADDITIONAL PAID IN CAPITAL	NON CONTROLLING INTEREST	ACCUMULATED DEFICIT	STOCKHOLDERS' (DEFICIET)
Balance at January 1, 2018	-	$ -	10,000,062	$ 100,000	$ 238,803	$ 302,580	$ (504,945)	$ 136,438
Stock option expense	-	-	-	-	245	-	-	245
Minority Interest distributions	-	-	-	-	-	(4,498)	-	(4,498)
Net Income (Loss)	-	-	-	-	-	7,572	(244,056)	(236,484)
Balance at March 31, 2018	-	-	10,000,062	100,000	239,048	305,654	(749,001)	(104,299)
Minority Interest distributions	-	-	-	-	-	(19,509)	-	(19,509)
Imputed Interest	-	-	-	-	19,316	-	-	19,316
Net Income (Loss)	-	-	-	-	-	10,186	(285,674)	(275,488)
Balance at June 30, 2018	-	$ -	10,000,062	$ 100,000	$ 258,364	$ 296,331	$ (1,034,675)	$ (379,980)

Balance at January 1, 2019	-	-	10,350,062	$ 103,500	$ 451,567	$ 293,241	$ (1,801,338)	$ (953,030)
Stock option expense	-	-	-	-	8	-	-	8
Common Stock issuance for acquisition of minority interest	-	-	2,000,000	20,000	517,562	(293,241)	-	244,321
Common Stock issuance for line of credit	-	-	545,000	5,450	299,750	-	-	305,200
Common Stock issuance for service	-	-	-	-	24,500	-	-	24,500
Preferred shares Series A dividends	-	-	-	-	(4,667)	-	-	(4,667)
Imputed interest	-	-	-	-	14,004	-	-	14,004
Net Loss	-	-	-	-	-	-	(719,314)	(719,314)
Balance at March 31, 2019	-	-	12,895,062	128,950	1,302,724	-	(2,520,652)	(1,088,978)
Stock option expense	-	-	-	-	8	-	-	8
Common Stock issuance for cash for line of credit	-	-	254,506	2,545	66,172	-	-	68,717
Purchase Treasury Common Stock	-	-	(350,000)	(3,500)	(61,011)	-	-	(64,511)
Imputed interest	-	-	-	-	13,857	-	-	13,857
Preferred shares Series A put option cost	-	-	-	-	(23,750)	-	-	(23,750)
Preferred shares Series A dividends	-	-	-	-	(19,667)	-	-	(19,667)
Net Loss	-	-	-	-	-	-	(354,266)	(354,266)
Balance at June 30, 2019	-	$ -	12,799,568	$ 127,995	$ 1,278,333	$ -	$ (2,874,918)	$ (1,468,590)

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

MANUFACTURED HOUSING PROPERTIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED)

	2019	2018
Cash Flows From Operating Activities:
Net Loss	$ (1,073,580)	$ (511,972)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock option expense	16	245
Stock compensation expense	329,700	-
Write off of mortgage costs	68,195	-
Imputed interest	27,861	19,316
Provision for bad debts	17,620	59,082
Depreciation & Amortization	292,247	265,984
Changes in operating assets and liabilities:
Accounts receivable	(23,633)	(21,923)
Other assets	(228,509)	47,244
Accounts payable	39,277	14,846
Accrued expenses	(197,756)	131,191
Tenant security deposits	(5,045)	35,575
Net cash (used in) provided by operating activities	(753,607)	39,588

Cash Flow From Investing Activities:
Proceeds from sale of property	-	10,000
Purchase of property	(4,483,648)	(47,779)
Net cash used in investing activities	(4,483,648)	(37,779)

Cash Flows From Financing Activities:
Proceeds from related party note	7,076	277,540
Repayment of notes payable	(7,824,367)	(123,906)
Proceeds from notes payable	14,281,076	-
Non controlling interest distributions	-	(24,007)
Proceeds from issuance of Preferred Stock	1,425,000	-
Preferred Stock Series A dividends	(24,334)	-
Proceeds from issuance of common stock	68,717	-
Purchase of treasury stock	(64,511)	-
Capitalized financing cost	(227,461)	-
Repayment of line of credit	(2,754,550)	-
Repayment of notes payable – related party	(19,140)	-
Proceeds from line of credit	1,270,000	-
Net cash provided by financing activities	6,137,506	129,627

Net change in cash and cash equivalents	900,251	131,436
Cash and cash equivalents at beginning of the period	458,271	355,935
Cash and cash equivalents at end of the period	$ 1,358,522	$ 487,371

Cash paid for:
Income Taxes	$ -	$ -
Interest	$ 520,468	$ 477,095

Non-Cash Investment and Financing Activities
Purchase of minority interest in Pecan Grove	$ 537,562	$ -
Non-cash Preferred Stock accretion	$ 23,750	$ -

See Accompanying Notes to Unaudited Condensed Consolidated Financial Statements

MANUFACTURED HOUSING PROPERTIES INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2019

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Organization

Manufactured Housing Properties Inc. (the “Company”) is a Nevada corporation whose principal activities are to acquire, own, and operate manufactured housing communities. Mobile Home Rental Holdings (“MHRH”) was formed in April 2016 to acquire the assets for Pecan Grove MHP in November 2016 and Butternut MHP in April 2017. To continue the acquisition and aggregation of mobile home parks, MHRH intend to raise capital in the public markets. Therefore, on October 21, 2017, MHRH was acquired by and merged with a public entity Stack-it Storage, Inc. (OTC: STAK). As part of the merger transaction, Stack-it Storage, Inc. changed its name to Manufactured Housing Properties Inc. (OTC: MHPC).

For accounting purposes, this transaction was accounted for as a reverse merger and has been treated as a recapitalization of Stack-it Storage, Inc. with Manufactured Housing Properties, Inc. as the accounting acquirer.

Basis of Presentation

The Company prepares its consolidated financial statements under the accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The Company’s subsidiaries are all formed in the state of North Carolina as limited liability companies, except for Butternut MHP Land LLC and Lakeview MHP LLC, which were formed in the States of Delaware and South Carolina, respectively. The acquisition and date of consolidation are as follows:

Date of Consolidation	Subsidiary	Ownership
October 2016*	Pecan Grove MPH LLC	100%
April 2017	Butternut MHP Land LLC	100%
November 2017	Azalea MHP LLC	100%
November 2017	Holly Faye MHP LLC	100%
November 2017	Chatham Pines MHP LLC	100%
November 2017	Lakeview MHP LLC	100%
December 2017	Maple Hills MHP LLC	100%
April 2019	Hunt Club MHP, LLC	100%
May 2019	B&D MHP, LLC	100%
January 31, 2019	MHP Pursuits LLC	100%

*The Company originally acquired a 75% interest. In January 2019, the Company acquired the remaining 25% interest from a related party.

All intercompany transactions and balances have been eliminated in consolidation. The Company does not have a majority or minority interest in any other company, either consolidated or unconsolidated.

Revenue Recognition

The Company follows Topic 606 of the Financial Accounting Standards Board Accounting (“FASB”) Accounting Standards Codification (“ASC”) for revenue recognition and Accounting Standards Update (“ASU”) 2014-09. On January 1, 2018, the Company adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, and (5) recognition of revenue when (or as) the Company satisfies a performance obligation. Results for reporting periods beginning after January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the previous accounting standards. There was no impact to revenues as a result of applying ASU 2014-09 for the six months ended June 30, 2019, and there have not been any significant changes to the Company’s business processes, systems, or internal controls as a result of implementing the standard.

The Company recognizes rental income revenues on a monthly basis based on the terms of the lease agreement which are for either the land or a combination of both, the mobile home and land. Home sales revenues are recognized upon the sale of a home with an executed sales agreement. The Company has deferred revenues from home lease purchase options and records those option fees as deferred revenues and then records them as revenues when (1) the lease purchase option term is completed and title has been transferred, or (2) the leaseholder defaults on the lease terms resulting in a termination of the agreement which allows us to keep any payments as liquidated damages.

Accounts Receivable

Accounts receivable consist primarily of amounts currently due from residence. Accounts receivables are reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for losses. The Company records an allowance for bad debt when receivables are over 90 days old.

Acquisitions

The Company accounts for acquisitions in accordance with ASC 805, “Business Combinations,” and allocates the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, site and land improvements, buildings and improvements and rental homes. The Company allocates the purchase price of an acquired property generally determined by internal evaluation as well as third-party appraisal of the property obtained in conjunction with the purchase.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding plus the weighted average number of net shares that would be issued upon exercise of stock options pursuant to the treasury stock method. Total dilutive securities outstanding as of June 30, 2019 and 2018 totaled 541,334 and 698,000 stock options, respectively, and 570,000 and 0 convertible Preferred Series A shares, respectively, which are not included in dilutive loss per share as the effect would be anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant accounting estimates and assumptions affecting the consolidated financial statements were the estimates and assumptions used in valuation of equity and derivative instruments. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include the assumptions used in valuing equity-based transactions, valuation of deferred tax assets, depreciable lives of property and equipment and valuation of investment property.

Investment Property and Equipment and Depreciation

Property and equipment are carried at cost. Depreciation for Sites and Building is computed principally on the straight-line method over the estimated useful lives of the assets (ranging from 15 to 25 years). Depreciation of Improvements to Sites and Buildings, Rental Homes and Equipment and Vehicles is computed principally on the straight-line method over the estimated useful lives of the assets (ranging from 3 to 25 years). Land Development Costs are not depreciated until they are put in use, at which time they are capitalized as Sites and Land Improvements. Interest Expense pertaining to Land Development Costs are capitalized. Maintenance and Repairs are charged to expense as incurred and improvements are capitalized. The costs and related accumulated depreciation of property sold or otherwise disposed of are removed from the financial statement and any gain or loss is reflected in the current year’s results of operations.

Impairment Policy

The Company applies FASB ASC 360-10, “Property, Plant & Equipment,” to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These expected future cash flows consider factors such as future operating income, trends and prospects as well as the effects of leasing demand, competition and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash balances at banks and deposits at times may exceed federally insured limits. Management believes that the financial institutions that hold the Company’s cash are financially secure and, accordingly, minimal credit risk exists. At June 30, 2019 and December 31, 2018, the Company had approximately $762,000 and $0 above the FDIC-insured limit, respectively.

Stock Based Compensation

All stock based payments to employees, nonemployee consultants, and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period in accordance with FASB ASC Topic 718. Stock based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are nonforfeitable the measurement date is the date the award is issued. The Company recorded stock option expense of $16 and $245 during the six months ended June 30, 2019 and 2018, respectively.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB ASC for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB ASC to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2019. The Company is currently evaluating the potential impact this standard may have on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases.” ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. ASU 2016-02 will be effective for annual reporting periods beginning after January 1, 2019. Early adoption is permitted. The Company has evaluated the potential impact this standard may have on the consolidated financial statements and determined that it had no impact on the consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07 “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” This ASU relates to the accounting for non-employee share-based payments. The amendment in this ASU expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts from Customers. The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the good or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied. This standard will be effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after January 1, 2019. Early adoption is permitted, but no earlier than an entity’s adoption of Topic 606. The Company has evaluated the impact this standard had on the consolidated financial statements and determined that it had no impact on the consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed consolidated financial statements.

NOTE 2 – GOING CONCERN

The ability of the Company to continue its operations as a going concern is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. There is substantial doubt about the Company’s ability to continue as a going concern.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These unaudited condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s working capital has been provided by operating activities and a related party note. As of June 30, 2019, the related party entity with a common ownership to the Company’s CEO loaned the Company $878,567 for costs related to reorganization and working capital. The related party note has a five-year term with no annual interest and principal payments are deferred to maturity date for a total credit line of $1.5 million. Except for the line of credit, generally, promissory notes on acquisitions range from 4.5% to 7.0% with 20 to 25 years principal amortization. Two of the promissory notes had an initial 6 months period on interest only payments. The line of credit is interest only payment based on 8%, and 10% deferred until maturity to be paid with principal balance. The Company plans to meet its short-term liquidity requirements of approximately $770,000 for the next twelve months, generally through available cash as well as net cash provided by operating activities and availability under the existing $1.5 million related party line of credit of which total outstanding note of $878,567. The Company also has availability from lenders under loan agreements for capital expenditure needs on acquisitions. The Company expects these resources to help the Company meet operating working capital requirements. The ability of the Company to continue its operations as a going concern is dependent on management’s plans, which include raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes.

NOTE 3 – FIXED ASSETS

Property and equipment consists of the following as of:

	June 30, 2019	December 31, 2018
Land	$ 7,727,771	$ 4,357,950
Site and Land Improvements	8,123,820	6,781,845
Buildings and Improvements	1,457,395	1,441,222
Acquisition Cost	268,430	140,758
	17,577,416	12,721,775
Less: accumulated depreciation and amortization	(959,837)	(669,184)
	$ 16,617,579	$ 12,022,591

Depreciation and amortization expense totaled $157,321 and $133,162 for the three months ended June 30, 2019, and 2018, respectively, and $292,247 and $265,984 for the six months ended June 30, 2019, and 2018, respectively.

During the six months ended June 30, 2019 the Company acquired the 25% minority interest in Pecan Grove MHP LLC resulting in an additional asset write up to land of $244,321. The Company also acquired two manufactured housing communities during the six months ended June 30, 2019 totaling $4,483,648.

As of June 30, 2019, the Company wrote off mortgage cost of $68,195 and capitalized $227,461 of mortgage cost related to the two acquisition and the refinancing from five of our nine existing communities.

NOTE 4 – PROMISSORY NOTES

During the years ended December 31, 2017 and 2016, the company entered into promissory notes payable to lenders related to the acquisition of seven manufactured housing communities. During the six months ended June 30, 2019, the Company entered into promissory notes payable to lenders related to the acquisition of two manufactured housing communities.

During the six months ended June 30, 2019, the Company refinanced a total of $4,940,750 from current loans payable to $8,241,000 of new notes payable from five of the ten existing communities, resulting in an additional loan payable of $3,320,859. The Company used the additional loans payable proceeds from the refinance to retire its convertible note payable of $2,754,550 plus accrued interest. As of June 30, 2019, the Company wrote off mortgage costs of $68,195 and capitalized $227,461 of mortgage costs due to the refinancing. During the three months ended June 30, 2019, the Company had additional notes payable totaling $3,306,649 relating to the two acquisitions and the refinancing. As of June 30, 2019, the outstanding loan balances are $15,542,820.

Except for the line of credit, generally, the promissory notes range from 4.5% to 7.0% with 20 to 25 years principal amortization. Two of the promissory notes had an initial 6 months period on interest only payments. The line of credit is interest only payment based on 8%, and 10% deferred until maturity to be paid with principal balance. The line of credit originally awarded the lender 455,000 shares of common stock as compensation, which resulted in making the lender a related party due to its significant ownership. The promissory notes are secured by the real estate assets, and the line of credit is guaranteed by the owner of the principal stockholder of the Company. During the six months ended June 30, 2019, the Company paid off the entire balance on the line of credit of $2,754,550 plus interest and amended the agreement to allow for the redeployment of the $3,000,000 available, eliminated the conversion option whereby the lender could convert the ratio of total outstanding debt at time of exercise of the option into an amount of newly issued shares of the Company’s common stock equal determined by dividing the outstanding indebtedness by $3,000,000 multiplied by 10% with a cap of 864,500 shares. The amendment resulted in issuing an additional 545,000 shares with a fair value of $305,200 for a total of 1,000,000 shares awarded to the lender. As of June 30, 2019, the balance on the line of credit was $1,270,000.

The line of credit gives the lender an option to purchase up to 10% of outstanding common shares at the most recent price of any equity transaction for seven years from the amendment dated February 26, 2019.

The following are terms of the Company’s secured outstanding debt:

	Maturity Date	Interest Rate	Balance 06/30/2019	Balance 12/31/18
Butternut MHP Land LLC	03/30/20	6.500%	$1,124,755	$1,134,971
Butternut MHP Land LLC Mezz	04/01/27	7.000%	283,550	287,086
Pecan Grove MHP LLC	11/04/26	4.500%	3,133,037	1,270,577
Azalea MHP LLC	11/10/27	5.000%	838,821	598,571
Holly Faye MHP LLC	10/01/38	4.000%	579,825	462,328
Chatham MHP LLC	12/01/22	5.125%	1,785,048	1,366,753
Lake View MHP LLC	12/01/22	5.125%	1,869,263	1,222,521
B&D MHP LLC	04/25/29	5.500%	1,869,261	2,743,303
Hunt Club MHP LLC	05/01/24	5.750%	1,345,411	-
Maple MHP LLC	01/01/23	5.125%	2,713,849	-
Totals note payables			15,542,820	9,086,110

Convertible notes payable	12/12/21	18.000%	1,270,000	2,754,550
Related Party notes payable	12/31/20	(*)	878,567	890,632
Total convertible note and notes payable including related party			$17,691,387	$12,731,292

(*) As of June 30, 2019, a related party entity with a common ownership to the Company’s CEO loaned the Company $878,567 for working capital. The note has a three-year term with no annual interest and principal payments are deferred to maturity date. For the six month ended June 30, 2019 and 2018, the Company recorded imputed interest related to the note of $27,861 and $19,316, respectively.

Maturities of Long Term Obligations for Five Years and Beyond

The minimum annual principal payments of notes payable at June 30, 2019 by fiscal year were:

2019	$ 220,007
2020	1,776,870
2021	307,816
2022	1,522,098
2023 and Thereafter	13,864,596
Total minimum principal payments	$ 17,691,387

NOTE 5 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

The Company issued Series A Redeemable Preferred Stock totaling $1,425,000 during the six months ended June 30, 2019. Commencing on the fifth anniversary of the initial issuance of shares of Series A Preferred Stock and continuing indefinitely thereafter, the Company will have a right to call for redemption the outstanding shares of Series A Preferred Stock at a call price equal to $3.75, or 150% of the original issue price of the Series A Preferred Stock, and correspondingly, each holder of shares of Series A Preferred Stock shall have a right to put the shares of Series A Preferred Stock held by such holder back to us at a put price equal to $3.75, or 150% of the original issue purchase price of such shares. During the six months ended June 30, 2019, the Company paid $24,334 of Series A Preferred dividends distribution and recorded a put option cost of $23,750.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value.

Series A Preferred Stock

On May 8, 2019, the Company filed a certificate of designation with the Nevada Secretary of State pursuant to which the Company designated 4,000,000 shares of its preferred stock as Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”). The Series A Preferred Stock has the following voting powers, designations, preferences and relative rights, qualifications, limitations or restrictions:

Ranking. The Series A Preferred Stock ranks, as to dividend rights and rights upon our liquidation, dissolution, or winding up, senior to the common stock.

Dividend Rate and Payment Dates. Dividends on the Series A Preferred Stock are cumulative and payable monthly in arrears to all holders of record on the applicable record date. Holders of Series A Preferred Stock will be entitled to receive cumulative dividends in the amount of $0.017 per share each month, which is equivalent to the rate of 8% of the $2.50 liquidation preference per share. Dividends on shares of Series A Preferred Stock will continue to accrue even if any of the Company’s agreements prohibit the current payment of dividends or the Company does not have earnings. During the six months ended June 30, 2019, the Company paid $24,334 of Series A Preferred dividends distribution and recorded a put option cost of $23,750.

Liquidation Preference. The liquidation preference for each share of Series A Preferred Stock is $2.50. Upon a liquidation, dissolution or winding up of the Company, holders of shares of Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares plus an amount equal to any accrued but unpaid dividends (whether or not declared) to, but not including, the date of payment with respect to such shares.

Stockholder Optional Conversion. Holders of shares of Series A Preferred Stock may at any time convert shares of Series A Preferred Stock in full, but not in part, into shares of common stock at a conversion rate of $2.50 per share. In the event that such conversion might result in the issuance of a fractional share, the number of shares of common stock issued to the holder shall be rounded up to the nearest whole number.

Company Call and Stockholder Put Options. Commencing on the fifth anniversary of the initial issuance of shares of Series A Preferred Stock and continuing indefinitely thereafter, the Company will have a right to call for redemption the outstanding shares of Series A Preferred Stock at a call price equal to $3.75, or 150% of the original issue price of the Series A Preferred Stock, and correspondingly, each holder of shares of Series A Preferred Stock shall have a right to put the shares of Series A Preferred Stock held by such holder back to us at a put price equal to $3.75, or 150% of the original issue purchase price of such shares. During the six months ended June 30, 2019, the Company paid $24,334 of Series A Preferred dividends distribution and recorded a put option cost of $23,750.

Voting Rights. The Company may not authorize or issue any class or series of equity securities ranking senior to the Series A Preferred Stock as to dividends or distributions upon liquidation (including securities convertible into or exchangeable for any such senior securities) or amend the Articles of Incorporation (whether by merger, consolidation, or otherwise) to materially and adversely change the terms of the Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of the outstanding shares of Series A Preferred Stock, voting together as a class. Otherwise, holders of the shares of Series A Preferred Stock do not have any voting rights.

As of June 30, 2019, that Company has issued 570,000 shares of Series A Preferred Stock for a total of $1,425,000 in cash. As of June 30, 2019, the Company owed preferred distributions totaling $9,500 for the month of June 2019 that were paid on July 1, 2019.

Common Stock

The Company is authorized to issue up to 200,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2019, there were 12,799,568 shares of common stock issued and outstanding.

Stock issued for Service

In November 2018, the Company issued 350,000 shares of common stock for services to an investment bank for advisory services with a fair value of $171,500, of which $24,500 was expensed during the six months ended June 30, 2019. During the six months ended June 30, 2019, the Company purchased back into treasury the 350,000 shares for a total of $64,511 due to the termination of the advisory service agreement with the investment bank.

In January 2019, the Company issued 2,000,000 shares of common stock to Gvest Real Estate to acquire the 25% minority interest in Pecan Grove, which were valued at the historical cost value of $537,562.

In February 2019, the Company issued an additional 545,000 shares of stock for services to Metrolina Loan Holdings, LLC (“Metrolina”), the same lender under an amendment to the line of credit facility agreement, with a fair value of $305,200.

Stock issued for Cash

In June 2019, the Company issued an additional 254,506 shares of stock for cash of $68,717 to Metrolina, the same lender under an amendment to the line of credit facility agreement, pursuant to which Metrolina exercised its option to purchase the additional shares to maintain up to 10% ownership of the Company’s outstanding common stock at a purchase price equal to the most recent price of any equity transaction of the Company.

Stock Split

In March 2018, the Company completed a 1-for-6 reverse split of its outstanding shares of common stock resulting in the reduction of the total outstanding common stock from 60,000,000 shares to 10,000,062 shares. The condensed consolidated financial statements have been retroactively adjusted to reflect the stock split.

Equity Incentive Plan

In December 2017, the Board of Directors, with the approval of a majority of the stockholders of the Company, adopted the Manufactured Housing Properties Inc. Stock Compensation Plan (the “Plan”) which is administered by the Compensation Committee.

The Company has issued options to directors and officers under the Plan. One third of the options vest immediately, and two thirds vest in equal annual installments over a two-year period. All of the options are exercisable at a purchase price of $0.01 per share.

The Company recorded stock option expense of $16 and $245 during the six months ended June 30, 2019 and 2018, respectively.

The following table summarizes the stock options outstanding as of June 30, 2019 and 2018:

	Number of options	Weighted average exercise price (per share)	Weighted average remaining contractual term (in years)
Outstanding at December 31, 2018	541,334	$ 0.01	9.0
Granted	-	-	-
Exercised	-	-	-
Forfeited / cancelled / expired	-	-	-
Outstanding at June 30, 2019	541,334	$ 0.01	8.5

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the Company’s closing stock price at fiscal year-end and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holder had all options holders exercised their options on June 30, 2019. As of June 30, 2019, there were 377,000 “in-the-money” options with an aggregate intrinsic value of $373,230.

The following table summarizes information concerning options outstanding as of June 30, 2019 and December 31, 2018.

The table below presents the weighted average expected life in years of options granted under the Plan as described above. The risk-free rate of the stock options is based on the U.S. Treasury yield curve in effect at the time of grant, which corresponds with the expected term of the option granted.

The fair value of stock options was estimated using the Black Scholes option pricing model with the following assumptions for grants made during the periods indicated.

Stock option assumptions	June 30, 2019	December 31, 2018
Risk-free interest rate	-	1.95%
Expected dividend yield	-	0.00%
Expected volatility	-	16.71%
Expected life of options (in years)	-	9.0

Non-Controlling Interest

Prior to January 1, 2019, the Company owned 75% of membership interest in Pecan Grove MHP LLC. The remaining 25% was owned by unaffiliated non-controlling investors.

In January 2019, the Company issued 2,000,000 shares of common stock to Gvest Real Estate to acquire the 25% minority interest in Pecan Grove, which were valued at the historical cost value of $537,562.

NOTE 7  RELATED PARTY TRANSACTIONS

As of June 30, 2019, an entity with a common ownership to the Company’s founder loaned the Company $878,567 for reorganization costs and working capital. The note has a five-year term with no annual interest and principal payments are deferred to maturity date. The Company recorded an In-kind contribution of interest in the amount of $27,861 and $19,316 for the six months ended June 30, 2019 and 2018, respectively.

During the year ended December 31, 2017, the Company entered into a debt agreement with Metrolina for a revolving line of credit. The line of credit is interest only payment based on 8%, and 10% deferred until maturity to be paid with principal balance. The line of credit is personally guaranteed by the owner of the principal stockholder of the Company. The line of credit originally awarded the lender 455,000 shares of common stock as consideration of the note. During the three months ended June 30, 2019, the Company paid off the entire balance on the line of credit of $2,754,550 plus interest and amended the agreement to allow for the redeployment of the $3,000,000 available, eliminated the conversion option whereby the lender could convert the ratio of total outstanding debt at time of exercise of the option into an amount of newly issued shares of the Company’s common stock equal determined by dividing the outstanding indebtedness by $3,000,000 multiplied by 10% with a cap of 864,500 shares. The amendment resulted in issuing an additional 545,000 shares with a fair value of $305,200 for a total of 1,000,000 shares awarded to the lender. The line of credit gives the lender the right and option to purchase it’s pro rata share of debt or equity securities issued to maintain up to 10% equity interest in the Company at a price equal to the most recent price of any equity transaction of the Company for seven years from the amendment dated February 26, 2019.

In June 2019, the Company issued an additional 254,506 shares of common stock for cash of $68,717 to Metrolina, the same lender under an amendment to the line of credit facility agreement, pursuant to which Metrolina exercised its option to purchase up to 10% of outstanding common stock of the Company at a price equal to the most recent price of any equity transaction of the Company.

In January 2019, the Company issued 2,000,000 shares of common stock to Gvest Real Estate to acquire the 25% minority interest in Pecan Grove, which were valued at the historical cost value of $537,562.

During the six months ended June 30, 2019, the Company recorded $15,284 in revenues related to property management consulting services provided to an entity with common ownership as the CEO of the Company.

During the six months ended June 30, 2019, the Company’s founder received a $50,000 fee for his personal guarantee on the promissory note relating to a loan for one of our acquisitions. The fee was recorded as a loan cost and is amortized over the five year life of the loan.

NOTE 8 – ACQUISITIONS

The Company had two acquisitions during the six months ended June 30, 2019 totaling 176 sites. These were asset acquisitions from third parties and have been accounted for as asset acquisitions. The acquisition date estimated fair value was determined by third party appraisals.

Acquisition Date	Name	Land	Improvements	Building	Acquisition Cost	Total Purchase Price
April, 2019	Hunt Club MHP	$589,500	$1,375,500	$-	$140,296	$2,105,296
May, 2019	B&D MHP	750,000	1,750,063	-	91,461	2,591,461
	Total	$1,339,500	$3,125,563	$-	$231,757	$4,696,820

Pro-forma Financial Information

The following unaudited pro-forma information presents the combined results of operations for the periods as if the above acquisitions of manufactured housing communities had been completed on January 1, 2019.

	6/30/2019 Consolidated Statement of Operations	Hunt Club 1/1/2019 – 4/1/2019	B&D 1/1/2019 – 5/2/2019	Totals
Total Revenue	$ 1,184,576	$ 96,143	$ 128,254	$ 1,408,973
Total Expenses	2,258,156	76,123	35,676	2,369,955
Preferred stock dividends	48,084	-	-	48,084
Net Income (Loss) attributed to common stockholders	$ (1,121,664)	$ 20,020	$ 92,578	$ (1,009,066)
Weighted average shares - basic and fully diluted				12,708,157
Net Loss per common share, basic and diluted				$ (0.08)

NOTE 9 – SUBSEQUENT EVENTS

On March 1, 2019, MHP Pursuits LLC, a wholly-owned subsidiary of the Company, entered into a purchase and sale contract with Crestview, LLC and A & A Construction Enterprises, LLC for the purchase of a manufactured housing community known as Crestview Estates Mobile Home Park, which is located in East Flat Rock, North Carolina and totals 113 sites, for a total purchase price of $5.5 million with a note payable of $4,200,000. Closing of this acquisition was completed on July 31, 2019.

On July 31, 2019, the Company drew an additional $1,730,000 from its line of credit with Metrolina Loan Holdings, LLC to complete the acquisitions of Crestview, LLC and A&A Construction Enterprises, LLC.

Effective August 1, 2019, MHP Pursuits LLC entered into a purchase and sale agreement with The ARC Investment Trust, a South Carolina trust, for the purchase, subject due diligence, of five manufactured housing communities, which are located in South Carolina and total 181 sites, for a total purchase price of $6.5 million.

On August 5, 2019, MHP Pursuits LLC entered into a purchase agreement with CSC Warner Robins, a Georgia limited liability company, for the purchase, subject to due diligence, of a manufactured housing community known as Spring Lake Mobile Home Park, which is located in Georgia and totals 225 sites, for a total purchase price of $5.3 million.

MANUFACTURED HOUSING PROPERTIES INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of:
Manufactured Housing Properties, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Manufactured Housing Properties, Inc. (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for each of the two years ended December 31, 2018 and 2017, and the related notes. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years ended December 31, 2018 and 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced net losses since inception and negative cash flows from operations and has relied on loans from related parties to fund its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.
LIGGETT & WEBB, P.A.
Certified Public Accountants

We have served as the Company’s auditor since 2017.

Boynton Beach, Florida
April 1, 2019

MANUFACTURED HOUSING PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2018 AND DECEMBER 31, 2017

Assets	2018	2017
Investment Property
Land	$4,357,950	$4,357,950
Site and Land Improvements	6,781,845	6,773,316
Buildings and Improvements	1,441,222	1,239,504
Acquisition Cost	140,758	140,758
Total Investment Property	12,721,775	12,511,528
Accumulated Depreciation and Amortization	(699,184)	(164,894)
Net Investment Property	12,022,591	12,346,634

Cash and Cash Equivalents	458,271	355,935
Accounts Receivable, net	12,987	46,400
Other Assets	99,472	49,971

Total Assets	$12,593,321	$12,798,940

Liabilities
Accounts Payable	$71,091	$35,726
Loans Payable	9,086,110	9,205,647
Loans Payable - related party	890,632	441,882
Convertible Note Payable – Related party	2,754,550	2,754,550
Accrued Liabilities	612,819	136,360
Tenant Security Deposits	131,149	88,337
Total Liabilities	13,546,351	12,662,502

Commitments and Contingencies (See note 6)	-	-

Stockholders’ equity (deficit)

Preferred Stock (Stock par value $0.01 per share, 10,000,000 shares authorized, of which 4,000,000 shares designated Series A Cumulative Convertible, and zero shares are issued and outstanding as of December 31, 2018 and 2017, respectively)	-	-
Common Stock (Stock par value $0.01 per share, 200,000,000 shares authorized, 10,350,062 and 10,000,062 shares are issued and outstanding as of December 31, 2018 and 2017, respectively)	103,500	100,000
Additional Paid in Capital	451,567	238,803
Accumulated deficit	(1,801,338)	(504,945)
Total Manufactured Housing Properties, Inc. Stockholders’ Deficit	(1,246,271)	(166,142)

Non-controlling interest	293,241	302,580
Total Equity (Deficit)	(953,030)	136,438

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$12,593,321	$12,798,940

See accompanying notes to consolidated financial statements

MANUFACTURED HOUSING PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Revenue
Rental and Related Income	$1,975,312	$689,788

Management fees, related party	4,000	-
Home sales	21,000	-
Total Revenues	2,000,312	689,788

Community Operating Expenses
Repair and Maintenance	135,131	26,891
Real estate taxes	81,024	31,840
Utilities	149,516	97,769
Insurance	54,079	12,462
General and Administrative Expense	256,631	102,368
Total Community Operating Expenses	676,381	271,330

Corporate Payroll and Overhead	1,030,527	184,754
Depreciation and Amortization Expense	534,290	162,680
Interest expense	1,001,455	251,798
Reorganization costs	-	304,559

Total Expenses	3,242,653	1,175,121

Net loss before provision for income taxes	(1,242,341)	(485,333)

Provision for income taxes	8,286	-
Net loss	$(1,250,627)	$(485,333)

Net Income attributable to the non-controlling interest	45,766	20,754

Net Loss attributable to the Company	$(1,296,393)	$(506,087)

Weighted Average Shares - Basic and Fully Diluted	10,100,747	5,175,180

Weighted Average - Basic	$(0.13)	$(0.10)
Weighted Average - Fully Diluted	$(0.13)	$(0.10)

See accompanying notes to consolidated financial statements

MANUFACTURED HOUSING PROPERTIES, INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	COMMON STOCK		ADDITIONAL PAID IN	NON- CONTROLLING	RETAINED EARNINGS (ACCUMULATED	STOCKHOLDERS’ EQUITY
	SHARES	PAR VALUE	CAPITAL	INTEREST	DEFICIT)	(DEFICIT)
Balance at December 31, 2016	3,820,845	$38,208	$92,822	$309,533	$1,142	$441,705

Stock issued for line of credit	455,000	4,550	11,053	-	-	15,603

Shares issued to consultant for reverse merger	553,888	5,539	13,456	-	-	18,995

Capital Contributions	4,824,155	48,242	117,195	-	-	165,437

Stock option expense	-	-	245	-	-	245

In-kind contribution of interest	-	-	7,493	-	-	7,493

Minority Interest distributions	-	-	-	(27,707)	-	(27,707)

Recapitalization	346,174	3,461	(3,461)	-	-	-

Net Income (Loss)	-	-	-	20,754	(506,087)	(485,333)

Balance at December 31, 2017	10,000,062	100,000	238,803	302,580	(504,945)	136,438

Stock option expense	-	-	69	-	-	69

Imputed Interest	-	-	44,695	-	-	44,695
Stock issued for services	350,000	3,500	168,000	-	-	171,500
Non controlling Interest distributions	-	-	-	(55,105)	-	(55,105)

Net Income (Loss)	-	-	-	45,766	(1,296,393)	(1,250,627)

Balance at December 31, 2018	10,350,062	$103,500	$451,567	$293,241	$(1,801,338)	$(953,030)

See accompanying notes to consolidated financial statements

MANUFACTURED HOUSING PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash Flows From Operating Activities:
Net Loss	$(1,250,627)	$(485,333)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
In-kind contribution of interest	44,695	7,493
Provision for bad debts	59,657	-
Stock option expense	69	245
Stock compensation expense	171,500	34,598
Depreciation & Amortization	534,290	162,680
Changes in operating assets and liabilities:
Accounts receivable	(26,244)	(46,400)
Other assets	(49,501)	(49,971)
Accounts payable	35,365	12,133
Accrued expenses	476,459	125,124
Other Liabilities and deposits	42,812	88,337
Net Cash Provided by (used in) Operating Activities	38,475	(151,094)

Cash Flows From Investing Activities:
Purchases of investment properties	(231,247)	(23,322)
Proceeds from sale of properties	21,000	-
Net Cash Used in Investing Activities	(210,247)	(23,322)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	-	165,437
Proceeds from related party note	448,750	441,882
Proceeds from note payables	117,014	(70,540)
Repayment of notes payable	(236,551)	-
Non controlling interest (Distributions)	(55,105)	(27,707)
Net cash provided by financing activities	274,108	509,072

Net Change in Cash and cash equivalents	102,336	334,656
Cash and cash equivalents at Beginning of the Period	355,935	21,279
Cash and cash equivalents at End of the Period	$458,271	$355,935

Cash paid for:
Income Taxes	$8,286	$-
Interest	$751,344	$159,234

Non-Cash Investing and Financing Activities
The Company issued a convertible and notes payable totaling $1,889,393 for the purchase of investment properties totaling $1,889,393 in 2017.

See accompanying notes to consolidated financial statements

MANUFACTURED HOUSING PROPERTIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

The Company is a Nevada corporation whose principal activities together with its affiliates, acquires, owns, and operates manufactured housing communities. Mobile Home Rental Holdings (“MHRH”) was formed in April 2016 to acquire the assets for Pecan Grove MHP in November 2016 and Butternut MHP in April 2017. To continue the acquisition and aggregation of mobile home parks, MHRH intend to raise capital in the public markets. Therefore, on October 21, 2017, MHRH was acquired by and merged with a public entity Stack-it Storage, Inc. (OTC: STAK). As part of the merger transaction, Stack-it Storage, Inc. changed its name to Manufactured Housing Properties Inc. (OTC: MHPC).

For accounting purposes, this transaction was accounted for as a reverse merger and has been treated as a recapitalization of Stack-it Storage, Inc. with Manufactured Housing Properties, Inc. as the accounting acquirer.

Basis of Presentation

The Company prepares its consolidated financial statements under the accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The Company’s subsidiaries are all formed in the state of North Carolina as Limited Liability Companies. The acquisition and date of consolidation are as follows:

Date of Consolidation	Subsidiary	Ownership
October 2016	Pecan Grove MHP, LLC	75%
April 2017	Butternut MHP, LLC	100%
November 2017	Azalea MHP, LLC	100%
November 2017	Holly Faye MHP, LLC	100%
November 2017	Chatham MHP, LLC	100%
November 2017	Lake View MHP, LLC	100%
December, 2017	Maple Hills MHP, LLC	100%

All intercompany transactions and balances have been eliminated in consolidation. The Company does not have a majority or minority interest in any other company, either consolidated or unconsolidated.

Revenue Recognition

The Company follows Topic 606 of the FASB Accounting Standards Codification for revenue recognition and ASU 2014-09. On January 1, 2018, the Company adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or As) the Entity Satisfies a Performance Obligation. Results for reporting periods beginning after January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the previous accounting standards. There was no impact to revenues as a result of applying ASU 2014-09 for year ended December 31, 2018, and there have not been any significant changes to our business processes, systems, or internal controls as a result of implementing the standard. The Company recognizes rental income revenues on a monthly basis based on the terms of the lease agreement which are for either the land or a combination of both, the mobile home and land. Home sales revenues are recognized upon the sale of a home with an executed sales agreement. The Company has deferred revenues from home lease purchase options and records those option fees as deferred revenues and then records them as revenues when (1) the lease purchase option term is completed and title has been transferred, or (2) the leaseholder defaults on the lease terms resulting in a termination of the agreement which allows us to keep any payments as liquidated damages.

Accounts receivable consist primarily of amounts currently due from residence. Accounts receivables are reported in the balance sheet at outstanding principal adjusted for any charge-offs and the allowance for losses. The Company records an allowance for bad debt when recievables are over 90 days old.

Acquisitions

The Company accounts for acquisitions in accordance with ASC 805, Business Combinations (“ASC 805”) and allocates the purchase price of the property based upon the fair value of the assets acquired, which generally consist of land, site and land improvements, buildings and improvements and rental homes. The Company allocates the purchase price of an acquired property generally determined by internal evaluation as well as third-party appraisal of the property obtained in conjunction with the purchase.

Net Income (Loss) Per Share

Basic net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding plus the weighted average number of net shares that would be issued upon exercise of stock options pursuant to the treasury stock method. Total dilutive securities outstanding as of December 31, 2018 and 2017 totaled 541,334 and 698,000 stock options, respectively and 793,683 and 786,695 convertible shares, respectively, which are not included in dilutive loss per share as the effect would be anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant accounting estimates and assumptions affecting the consolidated financial statements were the estimates and assumptions used in valuation of equity and derivative instruments. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates. Significant estimates include the assumptions used in valuing equity-based transactions, valuation of deferred tax assets, depreciable lives of property and equipment and valuation of investment property.

Investment Property and Equipment and Depreciation

Property and equipment are carried at cost. Depreciation for Sites and Building is computed principally on the straight-line method over the estimated useful lives of the assets (ranging from 15 to 25 years). Depreciation of Improvements to Sites and Buildings, Rental Homes and Equipment and Vehicles is computed principally on the straight-line method over the estimated useful lives of the assets (ranging from 3 to 25 years). Land Development Costs are not depreciated until they are put in use, at which time they are capitalized as Sites and Land Improvements. Interest Expense pertaining to Land Development Costs are capitalized. Maintenance and Repairs are charged to expense as incurred and improvements are capitalized. The costs and related accumulated depreciation of property sold or otherwise disposed of are removed from the financial statement and any gain or loss is reflected in the current year’s results of operations.

Impairment Policy

The Company applies Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 360-10, Property, Plant & Equipment (“ASC 360-10”) to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These expected future cash flows consider factors such as future operating income, trends and prospects as well as the effects of leasing demand, competition and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash balances at banks and deposits at times may exceed federally insured limits. Management believes that the financial institutions that hold the Company's cash are financially secure and, accordingly, minimal credit risk exists. At December 31, 2018 and 2017, the Company had no cash balances above the FDIC-insured limit, respectively.

Stock Based Compensation

All stock based payments to employees, nonemployee consultants, and to nonemployee directors for their services as directors, including any grants of restricted stock and stock options, are measured at fair value on the grant date and recognized in the statements of operations as compensation or other expense over the relevant service period. Stock based payments to nonemployees are recognized as an expense over the period of performance. Such payments are measured at fair value at the earlier of the date a performance commitment is reached or the date performance is completed. In addition, for awards that vest immediately and are nonforfeitable the measurement date is the date the award is issued. The Company recorded stock option expense of $69 and $245 during the years ended December 31, 2018 and 2017, respectively.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (“U.S. GAAP”), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Recent Accounting Pronouncements

In May 2017, the FASB issued ASU No. 2017-09, “Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting.” ASU 2017-09 clarifies which changes to the terms or conditions of a share-based payment award are subject to the guidance on modification accounting under FASB Accounting Standards Codification Topic 718. Entities would apply the modification accounting guidance unless the value, vesting requirements and classification of a share-based payment award are the same immediately before and after a change to the terms or conditions of the award. ASU No. 2017-09 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company has evaluated the potential impact this standard may have on the consolidated financial statements and determined that it had no impact on the consolidated financial statements.

On February 22, 2017, the FASB issued ASU No. 2017-05, “Other Income -Gains and Losses from the Derecognition of Nonfinancial Assets.” ASU 2017-05 provides guidance for recognizing gains and losses from the transfer of nonfinancial assets and in substance nonfinancial assets in contracts with noncustomers, unless other specific guidance applies. The standard requires a company to derecognize nonfinancial assets once it transfers control of a distinct nonfinancial asset or distinct in substance nonfinancial asset. Additionally, when a company transfers its controlling interest in a nonfinancial asset, but retains a noncontrolling ownership interest, the cCompany is required to measure any noncontrolling interest it receives or retains at fair value. The guidance requires companies to recognize a full gain or loss on the transaction. As a result of the new guidance, the guidance specific to real estate sales in ASC 360-20 will be eliminated. As such, sales and partial sales of real estate assets will now be subject to the same derecognition model as all other nonfinancial assets. The guidance is effective for annual periods beginning after December 15, 2017, including interim periods within that reporting period. The Company has evaluated the potential impact this standard may have on the consolidated financial statements and determined that it had no impact on the consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments.” ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2017. Early adoption is permitted. The Company believes that the adoption of this standard will not have a material impact on our financial position, results of operations or cash flows. The Company has evaluated the potential impact this standard may have on the consolidated financial statements and determined that it had no impact on the consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2019. The Company is currently evaluating the potential impact this standard may have on the consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases.” ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. ASU 2016-02 will be effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted. The Company has evaluated the potential impact this standard may have on the consolidated financial statements and determined that it had no impact on the consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 requires equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income, requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes, requires separate presentation of financial assets and financial liabilities by measurement category and form of financial asset, and eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost. ASU 2016-01 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2017, and early adoption is permitted. The Company has evaluated the potential impact this standard may have on the consolidated financial statements and determined that it had no impact on the consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07“Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” This ASU relates to the accounting for non-employee share-based payments. The amendment in this Update expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts from Customers. The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the good or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied. This standard will be effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption of Topic 606. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying Consolidated Financial Statements.

NOTE 2 – GOING CONCERN

The ability of the Company to continue its operations as a going concern is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements. There is substantial doubt about the Company’s ability to continue as a going concern.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Our working capital has been provided by our operating activities and our related party note. As of December 31, 2018, the related party entity with a common ownership to the Company’s president loaned the Company $890,632 for costs related to Reorganization cost and working capital. The related party note has a five-year term with no annual interest and principal payments are deferred to maturity date for a total credit line of $1.5 million. Except our line of credit, generally, our promissory notes on our acquisitions range from 4.5% to 7.0% with 20 to 25 years principal amortization. Two of the promissory notes had an initial 6 months period on interest only payments. The Line of Credit is interest only payment based on 10%, and 8% deferred till maturity to be paid with principal balance. We plan to meet our short-term liquidity requirements of approximately $1,053,174 for the next twelve months, generally through available cash as well as net cash provided by operating activities and availability under our existing related party note of $890,632. We also have availability from our lenders under our loan agreements for Capital expenditure needs on our acquisitions. We expect these resources to help the Company meet operating working capital requirements. The ability of the Company to continue its operations as a going concern is dependent on management’s plans, which include raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes.

NOTE 3 – FIXED ASSETS

The following table summarizes the Company's property and equipment balances are generally used to depreciate the assets on a straight-line basis:

Fixed Assets	2018	2017
Investment Property
Land	$4,357,950	$4,357,950
Site and Land Improvements	6,781,845	6,773,316
Buildings and Improvements	1,441,222	1,239,504
Acquisition Cost	140,758	140,758
Total Investment Property	12,721,775	12,511,528
Accumulated Depreciation & Amortization	(699,184)	(164,894)
Net Investment Property	$12,022,591	$12,346,634

Depreciation & Amortization Expense for the years ended December 31, 2018 and 2017 were $534,290 and $162,680, respectively. Total additional fixed assets during the years ended December 31, 2018 and 2017 were $231,247 and $23,322, respectively.

NOTE 4 – ACQUISITIONS

The Company had no additional acquisition during the year ended December 31, 2018. During the fourth quarter 2016, the Company acquired the assets of its first manufactured housing community containing 81 home sites. During the year ended December 31, 2017, the Company acquired the assets of six manufactured housing communities containing approximately 360 home sites. These were asset acquisitions from third parties and have been accounted for as asset acquisitions. The acquisition date estimated fair value was determined by third party appraisals. The acquisition of the manufactured housing communities acquired assets consisted of the following:

Acquisition Date	Name	Land	Improvements	Building	Acquisition Cost	Total Purchase Price
November, 2016	Pecan Grove MHP	$1,338,750	$443,034	$-	$30,644	$1,812,428

April, 2017	Butternut MHP	85,000	1,120,063	419,504	31,613	1,656,180
November, 2017	Azalea MHP	149,200	557,953	-	14,884	722,037
November, 2017	Holly Faye MHP	160,000	532,965	-	4,850	697,815
November, 2017	Chatham MHP	940,000	962,285	-	21,001	1,923,286
November, 2017	Lake View MHP	520,000	1,216,306		28,410	1,764,716
December, 2017	Maple Hills MHP	1,165,000	1,940,710	820,000	9,356	3,935,066

Total		$4,357,950	$6,773,316	$1,239,504	$140,758	$12,511,528

Pro-forma Financial Information

The following unaudited pro-forma information presents the combined results of operations for the periods as if the above acquisitions of manufactured housing communities had been completed on January 1, 2017.

For the Year Ended December 31, 2017
Total Revenue	$1,706,957
Total Expenses	2,863,305
Net Loss	$(1,156,348)
Net Income Attributable to non-controlling interest	20,754
Net Loss Attributable to the Company	$(1,177,102)
Net Loss per common share, basic and diluted	$(0.12)

NOTE 5 – PROMISSORY NOTES

During the years ended December 31, 2017, the Company entered into promissory notes from lenders related to the acquisition of seven manufactured housing communities.

Except our line of credit, generally, the promissory notes range from 4.5% to 7.0% with 20 to 25 years principal amortization. Two of the promissory notes had an initial 6 months period on interest only payments. The Line of Credit is interest only payment based on 10%, and 8% deferred till maturity to be paid with principal balance. The Line of Credit awarded the lender 455,000 shares of common stock as compensation, which resulted in making the lender a related party due to their significant ownership. The promissory notes are secured by the real estate assets of which $3,004,119 for four assets were also secured by the guarantee of the owner of the principal stockholder of the Company. The line of credit is secured by the Company's guarantee and by the guarantee of the owner of the principal stockholder of the Company.

The following are terms of our secured outstanding debt:

	Maturity Date	Interest Rate	Balance 12/31/18	Balance 12/31/17
Butternut MHP Land LLC	3/30/20	6.500%	$1,134,971	$1,155,619
Butternut MHP Land LLC Mezz	4/1/27	7.000%	287,086	294,160
Pecan Grove MHP LLC ***	11/4/26	4.500%	1,270,577	1,310,345
Azalea MHP LLC ***	11/10/27	5.000%	598,571	495,023
Holly Faye MHP LLC ***	10/1/38	4.000%	462,328	505,500
Chatham MHP LLC ***	12/1/22	5.125%	1,366,753	1,395,000
Lake View MHP LLC ***	12/1/22	5.125%	1,222,521	1,250,000
Maple MHP LLC	1/1/23	5.125%	2,743,303	2,800,000
Totals note payables			9,086,110	9,205,647

Convertible notes payable (**)	5/8/19	18.000%	2,754,550	2,754,550
Related Party notes payable	09/30/22	(*)	890,632	441,882
Total convertible note and notes payable including related party			$12,731,292	$12,402,079

(*) As of December 31, 2018, a related party entity with a common ownership to the Company’s founder loaned the Company $890,632 for reorganization cost and working capital. The note has a five-year term with no annual interest and principal payments are deferred to maturity date. The Company recorded an In-kind contribution of interest in the amount of $44,695 and $7,493 for the years ended December 31, 2018 and 2017, respectively.

(**) The line of credit, which is guaranteed by the owner of the principal stockholder of the Company, has a conversion option whereby the lender can convert the ratio of total outstanding debt at time of exercise of the option into an amount of newly issued shares of the Company’s common stock equal determined by dividing the outstanding indebtedness by $3,000,000 multiplied by 10% with a cap of 864,500 shares. As of December 31, 2018, the indebtedness under the line of credit was $2,754,550 and this amount would have resulted in a conversion into 793,683 newly issued shares Note that the line of credit was amended during the first quarter of 2019 (see note 10).

(***) Note that these loan payables were refinanced during the first quarter of 2019 (See Note 10).

Maturities of Long-Term Obligations for Five Years and Beyond

The minimum annual principal payments of notes payable at December 31, 2018 were:

2019	$2,992,665
2020	1,326,854
2021	238,061
2022	3,432,253
2023 and Thereafter	4,741,459
Total minimum principal payments	$12,731,292

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 7 – STOCKHOLDERS’ EQUITY

Preferred Stock

Our Articles of Incorporation, as amended, further authorize the Board of Directors to issue, from time to time, without stockholder approval, up to 10,000,000 shares of preferred stock ($0.01par value). As of the date hereof, no shares of preferred stock are issued and outstanding.

In the first quarter of 2019, we executed Subscription Agreements relating to the sale of 280,000 shares of our Series A Cumulative Convertible Preferred Stock for a total of $700,000 in cash. This is a part of a total of $10,000,000 that we are seeking through the sale of shares of our preferred stock to acquire assets of manufactured housing communities in our pipeline. The preferred share that will be issued will provide purchasers with an annual return of 8% annually, paid in monthly distributions, and 1.5 times the initial investment at redemption after 5 years for a total IRR of approximately 16%. Our Series A Cumulative Convertible Preferred Stockholder shall have the right to convert into common stock at $2.50 per share at any time. The Company shall have the right, but not the obligation, to cause a conversion of the shares of its Series A Preferred Stock into shares of our Common Stock at a conversion rate of $2.50 per share of Common Stock when the Market Price of the shares of our Common Stock reaches $2.50. Our Series A Cumulative Convertible Preferred Stock have liquidity rights over our common shareholders. Our Series A Cumulative Convertible Preferred Stock requires that the Company may not authorize or issue any class or series of equity securities ranking senior to the Shares as to dividends or distributions upon liquidation or amend our charter to materially and adversely change the terms of the shares of Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of outstanding shares of Series A Preferred Stock, voting together as a class. Otherwise, holders of the shares of Series A Preferred Stock will not have any voting rights.

Common Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share.

Stock issued for Service

In November 2017, the Company issued 455,000 shares of stock for services to a lender under a line of credit facility agreement with a fair value of $15,603, and 553,888 shares of stock for services to a financial advisor in relation to the Merger with a fair value of $18,995.

In November 2018, the Company issued 350,000 shares of stock for services to an investment bank for advisory services with a fair value of $171,500.

Stock issued for Cash

In November 2017, the Company issued 4,824,155 shares of stock for cash of $165,437 to its founder and Chairman of the Board.

(C)- Stock issued for Recapitalization

In November 2017, the Company was deemed to issue 346,174 shares of stock to its former shareholders related to the recapitalization related to shares issued to the previous legacy stockholders.

(D) – Stock Split

In March 2018, the Company completed a 1-for-6 reverse split of its outstanding shares of common stock resulting in our total outstanding common shares to be 10,000,062 from 60,000,000. The consolidated financial statements have been retroactively adjusted to reflect the stock split.

(E) - Equity Incentive Plan

In December 2017, the Board of Directors, with the approval of a majority of the stockholders of the Company, adopted the Equity Incentive Plan (the “Plan”) which will be administered by a committee appointed by the Board.

The Company, under its Equity Incentive Plan, issues options to various officers and directors. One third of the options vest immediately, and two thirds vest in equal annual installments over a two-year period. All of the options are exercisable at a purchase price of $.01 per share.

The Company recorded stock option expense of $69 and $245 during the years ended December 31, 2018 and 2017, respectively.

The following table summarizes the stock options outstanding as of December 31, 2018 and 2017:

	Number of options	Weighted average exercise price (per share)	Weighted average remaining contractual term (in years)
Outstanding at December 31, 2016	-	$-	-
Granted	698,000	0.01	10.0
Exercised	-	-	-
Forfeited / cancelled / expired	-	-	-
Outstanding at December 31, 2017	698,000	$0.01	10.0
Granted	-	-	-
Exercised	-	-	-
Forfeited / cancelled / expired	(156,666)	$(0.01)	-
Outstanding at December 31, 2018	541,334	$0.01	9.0

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the Company’s closing stock price at fiscal year-end and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holder had all options holders exercised their options on December 31, 2018. As of December 31, 2018, there were 377,000 “in-the-money” options with an aggregate intrinsic value of $373,230.

The following table summarizes information concerning options outstanding as of December 31, 2018:

Strike Price Range ($)	Outstanding stock options	Weighted average remaining contractual term (in years)	Weighted average outstanding strike price	Vested stock options	Weighted average vested strike price
$0.01	541,334	9.0	$0.01	377,000	$0.01

The following table summarizes information concerning options outstanding as of December 31, 2017:

Strike Price Range ($)	Outstanding stock options	Weighted average remaining contractual term (in years)	Weighted average outstanding strike price	Vested stock options	Weighted average vested strike price
$0.01	698,000	10.0	$0.01	232,667	$0.01

The table below presents the weighted average expected life in years of options granted under the Plan as described above. The risk-free rate of the stock options is based on the U.S. Treasury yield curve in effect at the time of grant, which corresponds with the expected term of the option granted.

The fair value of stock options was estimated using the Black Scholes option pricing model with the following assumptions for grants made during the periods indicated.

Stock option assumptions	December 31, 2018	December 31, 2017
Risk-free interest rate	-	1.95%
Expected dividend yield	-	0.00%
Expected volatility	-	16.71%
Expected life of options (in years)	-	10

(F) Non-Controlling Interest

As of December 31, 2018, the Company owned 75% of membership interest in Pecan Grove MHP LLC. During December of 2018, The Company's Chief Executive Officer acquired the 25% minority interest in Pecan Grove MHP from an unaffiliated investor. During the years ended December 31, 2018 and 2017, the Company made a total distribution of $55,105 and $27,707 to the non-controlling interest, respectively (see note 10).

NOTE 8 - RELATED PARTY TRANSACTIONS

The Company issued 4,824,155 shares of common stock during the year ended December 31, 2017, for cash totaling $165,437 to its founder and Chairman of the Board.

As of December 31, 2018, an entity with a common ownership to the Company’s founder loaned the Company $890,632 for reorganization cost and working capital. The note has a five-year term with no annual interest and principal payments are deferred to maturity date. The Company recorded an In-kind contribution of interest in the amount of $44,695 and $7,493 for the years ended December 31, 2018 and 2017, respectively.

The Company entered into a debt agreement for a revolving line of credit. The Line of Credit is interest only payment based on 10%, and 8% deferred until maturity to be paid with principal balance. The Line of Credit is personally guaranteed by the owner of the principal stockholder of the Company. The Line of Credit awarded the lender 455,000 shares of common stock as consideration of the note. The fair value of shares was $15,603, based on the recent cash price and was treated as a debt discount, which resulted in making the lender a related party due to their significant ownership.

The line of credit, which is guaranteed by the owner of the principal stockholder of the Company, has a conversion option whereby the lender can convert the ratio of total outstanding debt at time of exercise of the option into an amount of newly issued shares of the company’s common stock equal determined by dividing the outstanding indebtedness by $3,000,000 multiplied by 10% with a cap of 864,500 shares. As of December 31, 2018, the indebtedness under the line of credit was $2,754,550 and this amount would have resulted in a conversion into 793,683 newly issued shares.

The line of credit also gives the lender an option to purchase up to 864,500 shares of newly issued common stock for a purchase price of $3,000,000 minus the value of the outstanding principal of the Note, if any, previously converted into equity.

In December 2018, The Company recorded $4,000 in revenues related to property management consulting services provided to an entity with common ownership as our founder and Chairman of the Board.

NOTE 9 – INCOME TAXES

On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the “TCJA”) that significantly reforms the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The TCJA, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, effective as of January 1, 2018; limitation of the tax deduction for interest expense; limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, in each case, for losses arising in taxable years beginning after December 31, 2017 (though any such tax losses may be carried forward indefinitely); modifying or repealing many business deductions and credits, including reducing the business tax credit for certain clinical testing expenses incurred in the testing of certain drugs for rare diseases or conditions generally referred to as “orphan drugs”; and repeal of the federal Alternative Minimum Tax (“AMT”).

At December 31, 2017, the Company had deferred tax assets principally arising from the net operating loss carry forwards for income tax purposes multiplied by the Federal statutory tax rate of 34%. As management of the Company cannot determine that it is more likely than not that we will realize the benefit of the deferred tax assets, a valuation allowance equal to the deferred tax asset has been established at December 31, 2017.

The significant components of the deferred tax asset at December 31, 2018 and 2017 was as follows:

	For the Years Ended
	December 31, 2018	December 31, 2017
Statutory rate applied to income (loss) before income taxes	$(322,845)	$(183,432)
Increase in income taxes results from:
Non-deductible expense	55,606	16,212
Change in tax rate estimates	-	54,210
Change in valuation allowance	275,525	113,010
Income tax expense (benefit)	$8,286	$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and provision for actual income tax is as follows:

	For the Year Ended
	December 31, 2018	December 31, 2017
Income tax benefit at U.S. statutory rate of 34%	-21.00%	-34.00%
Income tax benefit - State	-2.04%	-3.80%
Non-deductible expense	4.29%	3.34%
Change in tax rate estimates	0.00%	11.17%
Change in valuation allowance	21.25%	23.29%
Income tax expense (benefit)	2.50%	0.00%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The effects of temporary differences that gave rise to deferred tax assets are as follows:

	For the Year Ended
Deferred tax assets:	December 31, 2018	December 31, 2017
Amortization expense	$7,288	$2,619
Operating loss carryforwards	381,247	110,391
Gross deferred tax assets	388,535	113,010
Valuation allowance	(388,535)	(113,010)
Net deferred income tax asset	$-	$-

NOTE 10 – SUBSEQUENT EVENTS

During the first quarter of 2019, we entered into agreements to acquire the assets of three manufactured housing communities totaling approximately $10,715,000. The three transactions will be accounted for as asset acquisition, and we expect to close them in the second quarter of 2019.

In March of 2019, we refinanced a total of $4,920,750 from our current loans payable to $8,241,609 of new notes payable from five of our seven existing communities, resulting in an additional loan payable of $3,320,859. The Company used the additional loans payable proceeds from the refinance to retire our Convertible Note Payable of $2,754,550 plus accrued interest. $4,573,000 of the total $8,241,609, representing the refinancing portion for Azalea, Holly Faye, and Pecan Grove required a personal guarantee from our Chief Executive Officer.

In February of 2019, we executed an amendment to our Convertible Note Payable to make available the $3,000,000 line of credit for redeployment under the same terms. The amendment requires the Company to issue the lender an additional 545,000 shares of common stock to the lender with a fair value of $16,350. The amendment eliminated the convertible option to the lender to purchase up to 864,500 shares of newly issued common stock for a purchase price of $3,000,000 minus the value of the outstanding principal of the Note, if any, previously converted into equity. The amendment gives the lender the right and option to purchase its pro rata share of debt or equity securities issued in order to allow lender to maintain a 10% equity interest into the Company for seven years from the date of the amendment.

In January 2019, we agreed to acquire the 25% minority interest in Pecan Grove, and we will issue 2,000,000 shares of our common stock to Gvest Real Estate for the minority interest acquisition which were valued at the historical cost value of $537,502.

In the first quarter of 2019, we executed Subscription Agreements relating to the sale of 280,000 shares of our Series A Cumulative Convertible Preferred Stock for a total of $700,000 in cash. This is a part of a total of $10,000,000 that we are seeking through the sale of shares of our preferred stock to acquire assets of manufactured housing communities in our pipeline. The preferred share that will be issued will provide purchasers with an annual return of 8% annually, paid in monthly distributions, and 1.5 times the initial investment at redemption after 5 years for a total IRR of approximately 16%. Our Series A Cumulative Convertible Preferred Stockholder shall have the right to convert into common stock at $2.50 per share at any time. The Company shall have the right, but not the obligation, to cause a conversion of the shares of its Series A Preferred Stock into shares of our Common Stock at a conversion rate of $2.50 per share of Common Stock when the Market Price of the shares of our Common Stock reaches $2.50. Our Series A Cumulative Convertible Preferred Stock have liquidity rights over our common shareholders. Our Series A Cumulative Convertible Preferred Stock requires that the Company may not authorize or issue any class or series of equity securities ranking senior to the Shares as to dividends or distributions upon liquidation or amend our charter to materially and adversely change the terms of the shares of Series A Preferred Stock without the affirmative vote of at least two-thirds of the votes entitled to be cast on such matter by holders of outstanding shares of Series A Preferred Stock, voting together as a class. Otherwise, holders of the shares of Series A Preferred Stock will not have any voting rights.

CKMC, LLC

STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2019 (UNAUDITED)

AND FOR THE YEAR ENDED DECEMBER 31, 2018

INDEPENDENT AUDITOR’S REPORT

To the Members of:
CKMC, LLC

We have audited the accompanying combined statement of revenue and certain expenses of CKMC, LLC (the “Company”) for the year ended December 31, 2018 and the related notes to the statement of revenue and certain expenses.

Management’s responsibility for Statement of Revenue and Certain Expenses

Management is responsible for the preparation and fair presentation of the statement or revenue and certain expenses in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenue and certain expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenue and certain expenses. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the statement of revenue and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of revenue and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses.

We believe that our audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the statement of revenue and certain expenses described on Note 1 of the Company’s statement of revenue and certain expenses for the year ended in conformity with generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the combined statement of revenue and certain expenses, which describes that the accompanying combined statement of revenue and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Company’s combined revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
October 14, 2019

CKMC, LLC
STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 2019 (UNAUDITED)
AND FOR THE YEAR ENDED DECEMBER 31, 2018

	For the Three Months Ended March 31, 2019	For the Year Ended December 31, 2018
	(unaudited)
REVENUE:
Rental and Related Income	$79,861	$291,430
Total Revenues	79,861	291,430

CERTAIN EXPENSES:
Repairs & Maintenance	7,065	63,540
Utilities	16,087	67,209
Insurance	1,016	4,561
Real estate taxes	417	26,230
Salaries and Wages	13,427	52,096
General and Administrative Expense	12,529	25,092
Total Certain Expenses	50,541	238,728

REVENUE IN EXCESS OF CERTAIN EXPENSES	$29,320	$52,702

See accompanying notes to financial statements

CKMC, LLC
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization and Basis of Presentation

CKMC, LLC (the “Company”) was formed as a limited liability company under the laws of the State of South Carolina on October 28, 2014. The Company owns and operates a 79-pad mobile home park.

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the properties for the periods presented, due to the exclusion of the following revenues and expenses which may not be comparable to the proposed future operations:

●
Depreciation and amortization

●
Interest income and expense

Except as noted above, management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses have been included.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(D) Operating Expenses

Operating expenses represent the direct expenses of operating the properties and consist primarily of real estate taxes, payroll, repairs and maintenance, utilities, insurance and other operating expenses that are expected to continue in the proposed future operations of the properties.

(E) Revenue Recognition

The Company follows Topic 606 of the FASB Accounting Standards Codification for revenue recognition and ASU 2014-09. On January 1, 2018, the Company adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. Results for reporting periods beginning after January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the previous accounting standards. There was no impact to revenues as a result of applying ASU 2014-09 for the period ended March 31, 2019, and there have not been any significant changes to the Company’s business processes, systems, or internal controls as a result of implementing the standard. The Company recognizes rental income revenues on a monthly basis based on the terms of the lease agreement which are for either the land or a combination of both, the mobile home and land. Home sales revenues are recognized upon the sale of a home with an executed sales agreement. The Company has deferred revenues from home lease purchase options and records those option fees as deferred revenues and then records them as revenues when (1) the lease purchase option term is completed and title has been transferred, or (2) the leaseholder defaults on the lease terms resulting in a termination of the agreement which allows us to keep any payments as liquidated damages.

(F) Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2019. The Company is currently evaluating the potential impact this standard may have on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases.” ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. ASU 2016-02 will be effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted. The Company has evaluated the potential impact this standard may have on the financial statements and determined that it had no impact on the financial statements.

In June 2018, the FASB issued ASU 2018-07 “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” This ASU relates to the accounting for non-employee share-based payments. The amendment in this Update expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts from Customers. The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the good or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied. This standard will be effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption of Topic 606. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on its results of operations, cash flows or financial condition.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 2 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2019 and the year ended December 31, 2018, the Company had no related party transactions.

NOTE 4 – CONCENTRATION OF RISK

The Company’s manufactured housing community is located in South Carolina. These concentrations of assets are subject to the risks of real property ownership and local and national economic growth trends.

NOTE 5 – SUBSEQUENT EVENTS

On January 1, 2019, the Company entered into a purchase and sale contract with MHP Pursuits LLC, a subsidiary of Manufactured Housing Properties, Inc., pursuant to which MHP Pursuits LLC agreed to purchase assets of the Hunt Club Forest manufactured housing community from the Company for $1,965,000. The closing was completed on April 1, 2019.

In preparing these combined financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 14, 2019, the date the financial statements were issued.

B&D RENTAL PROPERTIES, LLC

STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2019 (UNAUDITED)

AND FOR THE YEAR ENDED DECEMBER 31, 2018

INDEPENDENT AUDITOR’S REPORT

To the Members of:
B&D Rental Properties, LLC

We have audited the accompanying statement of revenue and certain expenses of B&D Rental Properties, LLC (the “Company”) for the year ended December 31, 2018 and the related notes to the statement of revenue and certain expenses.

Management’s responsibility for Statement of Revenue and Certain Expenses

Management is responsible for the preparation and fair presentation of the statement or revenue and certain expenses in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenue and certain expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenue and certain expenses. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the statement of revenue and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of revenue and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses.

We believe that our audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the statement of revenue and certain expenses described on Note 1 of the Company’s statement of revenue and certain expenses for the year ended in conformity with generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the combined statement of revenue and certain expenses, which describes that the accompanying combined statement of revenue and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Company’s combined revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
October 9, 2019

B&D RENTAL PROPERTIES, LLC
STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 2019 (UNAUDITED)
AND FOR THE YEAR ENDED DECEMBER 31, 2018

	For the Three Months Ended March 31, 2019	For the Year Ended December 31, 2018
	(unaudited)
REVENUE:
Rental and Related Income	$70,500	$282,000
Total Revenues	70,500	282,000

CERTAIN EXPENSES:
Salaries and Wages	3,450	13,800
Real estate taxes	1,170	4,680
Utilities	366	1,463
Bad Debt Expense	12,250	25,000
General and Administrative Expense	750	1,500
Total Certain Expenses	17,986	46,443

REVENUE IN EXCESS OF CERTAIN EXPENSES	$52,514	$235,557

See accompanying notes to financial statements

B&D RENTAL PROPERTIES, LLC
NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization and Basis of Presentation

B&D Rental Properties, LLC (the “Company”) was formed as a limited liability company under the laws of the State of South Carolina on March 24, 2005. The Company owns and operates a 95-pad mobile home park.

The accompanying statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the properties for the periods presented, due to the exclusion of the following revenues and expenses which may not be comparable to the proposed future operations:

●
Depreciation and amortization

●
Interest income and expense

Except as noted above, management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses have been included.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(D) Operating Expenses

Operating expenses represent the direct expenses of operating the properties and consist primarily of real estate taxes, payroll, repairs and maintenance, utilities and other operating expenses that are expected to continue in the proposed future operations of the properties.

(E) Revenue Recognition

The Company follows Topic 606 of the FASB Accounting Standards Codification for revenue recognition and ASU 2014-09. On January 1, 2018, the Company adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. Results for reporting periods beginning after January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the previous accounting standards. There was no impact to revenues as a result of applying ASU 2014-09 for the period ended March 31, 2019, and there have not been any significant changes to the Company’s business processes, systems, or internal controls as a result of implementing the standard. The Company recognizes rental income revenues on a monthly basis based on the terms of the lease agreement which are for either the land or a combination of both, the mobile home and land. Home sales revenues are recognized upon the sale of a home with an executed sales agreement. The Company has deferred revenues from home lease purchase options and records those option fees as deferred revenues and then records them as revenues when (1) the lease purchase option term is completed and title has been transferred, or (2) the leaseholder defaults on the lease terms resulting in a termination of the agreement which allows us to keep any payments as liquidated damages.

(F) Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2019. The Company is currently evaluating the potential impact this standard may have on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases.” ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. ASU 2016-02 will be effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted. The Company has evaluated the potential impact this standard may have on the financial statements and determined that it had no impact on the financial statements.

In June 2018, the FASB issued ASU 2018-07 “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” This ASU relates to the accounting for non-employee share-based payments. The amendment in this Update expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts from Customers. The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the good or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied. This standard will be effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption of Topic 606. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on its results of operations, cash flows or financial condition.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 2 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2019 and the year ended December 31, 2018, the Company had no related party transactions.

NOTE 4 – CONCENTRATION OF RISK

The Company’s manufactured housing community is located in South Carolina. These concentrations of assets are subject to the risks of real property ownership and local and national economic growth trends.

NOTE 5 – SUBSEQUENT EVENTS

On February 27, 2019, the Company entered into a purchase and sale contract with MHP Pursuits LLC, a subsidiary of Manufactured Housing Properties, Inc., pursuant to which MHP Pursuits LLC agreed to purchase assets of the B&D manufactured housing community, which included the land and land improvements, but not homes or buildings, from the Company for $2,500,063. The closing was completed on May 2, 2019.

In preparing these combined financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 9, 2019, the date the financial statements were issued.

CRESTVIEW, LLC AND A & A CONSTRUCTION ENTERPRISES, LLC

COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30, 2019 (UNAUDITED)

AND FOR THE YEAR ENDED DECEMBER 31, 2018

INDEPENDENT AUDITOR’S REPORT

To the Members of:
Crestview, LLC and A & A Contruction Enterprises, LLC

We have audited the accompanying combined statement of revenue and certain expenses of Crestview, LLC and A & A Construction Enterprises, LLC (the “Company”) for the year ended December 31, 2018 and the related notes to the statement of revenue and certain expenses.

Management’s responsibility for Statement of Revenue and Certain Expenses

Management is responsible for the preparation and fair presentation of the statement or revenue and certain expenses in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the statement of revenue and certain expenses that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the statement of revenue and certain expenses. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the statement of revenue and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of revenue and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses.

We believe that our audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement of revenue and certain expenses referred to above presents fairly, in all material respects, the statement of revenue and certain expenses described on Note 1 of the Crestview, LLC and A & A Construction Enterprises, LLC’s statement of revenue and certain expenses for the year ended in conformity with generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the combined statement of revenue and certain expenses, which describes that the accompanying combined statement of revenue and certain expenses was prepared for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of Crestview, LLC and A & A Construction Enterprises, LLC’s combined revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida
July 31, 2019

CRESTVIEW, LLC AND A & A CONSTRUCTION ENTERPRISES, LLC
COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES
FOR THE SIX MONTHS ENDED JUNE 30, 2019 (UNAUDITED)
AND FOR THE YEAR ENDED DECEMBER 31, 2018

	For the Six Months Ended June 30, 2019	For the Year Ended December 31, 2018
	(unaudited)
REVENUE:
Rental and Related Income	$ 376,973	$ 741,861
Total Revenues	376,973	741,861

CERTAIN EXPENSES:
Repairs & Maintenance	17,824	27,592
Utilities	51,126	86,960
Real estate taxes	9,649	19,298
Salaries and Wages	50,500	101,000
Bad Debt	6,890	56,172
General and Administrative Expense	1,943	3,938
Total Certain Expenses	137,932	294,960

REVENUE IN EXCESS OF CERTAIN EXPENSES	$ 239,041	$ 446,901

 See accompanying notes to financial statements

CRESTVIEW, LLC AND A & A CONSTRUCTION ENTERPRISES, LLC
NOTES TO COMBINED STATEMENT OF REVENUES AND CERTAIN EXPENSES

NOTE 1 –SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization and Basis of Presentation

Crestview, LLC and A & A Construction Enterprises, LLC (collectively, the “Company”) were formed as limited liability companies under the laws of the State of North Carolina.

The accompanying combined statement of revenues and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, is not representative of the actual results of operations of the properties for the periods presented, due to the exclusion of the following revenues and expenses which may not be comparable to the proposed future operations:

●
Depreciation and amortization

●
Interest income and expense

Except as noted above, management is not aware of any material factors relating to the properties that would cause the reported financial information not to be indicative of future operating results. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses have been included.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(D) Operating Expenses

Operating expenses represent the direct expenses of operating the properties and consist primarily of real estate taxes, payroll, repairs and maintenance, utilities, insurance and other operating expenses that are expected to continue in the proposed future operations of the properties.

(E) Revenue Recognition

The Company follows Topic 606 of the FASB Accounting Standards Codification for revenue recognition and ASU 2014-09. On January 1, 2018, the Company adopted ASU 2014-09, which is a comprehensive new revenue recognition model that requires revenue to be recognized in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) Identify the Contract with a Customer, (2) Identify the Performance Obligations in the Contract, (3) Determine the Transaction Price, (4) Allocate the Transaction Price to the Performance Obligations in the Contract, and (5) Recognize Revenue When (or As) the Entity Satisfies a Performance Obligation. Results for reporting periods beginning after January 1, 2018 are presented under ASU 2014-09, while prior period amounts are not adjusted and continue to be reported under the previous accounting standards. There was no impact to revenues as a result of applying ASU 2014-09 for the period ended June 30, 2019, and there have not been any significant changes to our business processes, systems, or internal controls as a result of implementing the standard. The Company recognizes rental income revenues on a monthly basis based on the terms of the lease agreement which are for either the land or a combination of both, the mobile home and land. Home sales revenues are recognized upon the sale of a home with an executed sales agreement. The Company has deferred revenues from home lease purchase options and records those option fees as deferred revenues and then records them as revenues when (1) the lease purchase option term is completed and title has been transferred, or (2) the leaseholder defaults on the lease terms resulting in a termination of the agreement which allows us to keep any payments as liquidated damages.

(F) Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2019. The Company is currently evaluating the potential impact this standard may have on the financial statements.

In February 2016, the FASB issued ASU 2016-02, “Leases.” ASU 2016-02 amends the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. The standard requires a modified retrospective transition approach for all leases existing at, or entered into after, the date of initial application, with an option to use certain transition relief. ASU 2016-02 will be effective for annual reporting periods beginning after December 15, 2018. Early adoption is permitted. The Company has evaluated the potential impact this standard may have on the combined financial statements and determined that it had no impact on the combined financial statements.

In June 2018, the FASB issued ASU 2018-07“Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” This ASU relates to the accounting for non-employee share-based payments. The amendment in this Update expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts from Customers. The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the good or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied. This standard will be effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption of Topic 606. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying combined statement of revenues and certain expenses.

NOTE 2 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2019 (unaudited) and the year ended December 31, 2018, the Company had no related party transactions.

NOTE 4 – CONCENTRATION OF RISK

The Company’s manufactured housing community is located in North Carolina. These concentrations of assets are subject to the risks of real property ownership and local and national economic growth trends.

NOTE 5 – SUBSEQUENT EVENTS

In March 2019, the Company entered into a purchase and sale contract with MHP Pursuits LLC, a subsidiary of Manufactured Housing Properties, Inc., pursuant to which MHP Pursuits LLC agreed to purchase assets of the Crestview manufactured housing community from the Company for $5.5 million, of which approximately $2 million will be attributed to the value of land and land improvements and $3.5 million will be attributed to manufactured houses and closing costs.

In preparing these combined financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 31, 2019, the date the financial statements were issued.

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
1.1
Engagement Agreement, dated April 30, 2019, between Manufactured Housing Properties Inc. and Digital Offering LLC (incorporated by reference to Exhibit 1.1 to the Offering Statement on Form 1-A filed on May 9, 2019)

1.2 *	Amendment to Engagement Agreement, dated September 4, 2019, between Manufactured Housing Properties Inc. and Digital Offering LLC
1.3*	Second Amendment to Engagement Agreement, dated September 30, 2019, between Manufactured Housing Properties Inc. and Digital Offering LLC
2.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form 10 filed on April 19, 2018)
2.2	Certificate of Designation of Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 2.2 to the Offering Statement on Form 1-A filed on May 9, 2019)
2.3	Form of Certificate of Designation of Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 2.3 to the Offering Statement on Form 1-A filed on May 9, 2019)
2.4	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 10 filed on April 19, 2018)
4.1*	Form of Subscription Agreement
6.1
Purchase Agreement, dated May 5, 2016, between Gvest Capital LLC and Wright’s Pecan Grove Mobile Home Village LP (Pecan Grove) (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form 10 filed on April 19, 2018)

6.2	Promissory Note issued by Pecan Grove MHP LLC to Carolina Trust Bank on October 28, 2016 (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form 10 filed on April 19, 2018)
6.3
Purchase Agreement, dated September 28, 2016, between Gvest Capital LLC and TB3 LLC (Butternut) (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form 10 filed on April 19, 2018)

6.4
Promissory Note issued by Butternut MHP Land LLC to Clayton Bank and Trust on March 30, 2017 (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form 10 filed on April 19, 2018)

6.5	Promissory Note issued by Butternut MHP Land LLC to TB3, LLC on March 31, 2017 (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form 10 filed on April 19, 2018)
6.6
Purchase Agreement, dated September 21, 2017, between Beaver Creek CRE, LLC and Azalea Hills MHP, LLC (Azalea Hills) (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form 10 filed on April 19, 2018)

6.7	Promissory Note issued by Azalea MHP LLC to Carolina Trust Bank on November 10, 2017 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form 10 filed on April 19, 2018)
6.8
Purchase Agreement, dated August 17, 2017, between Beaver Creek CRE, LLC and Chatham Pines, LLC (Chatham Pines) (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form 10 filed on April 19, 2018)

6.9
Promissory Note issued by Chatham Pines MHP LLC to The Capitol Life Insurance Company on November 12, 2017 (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form 10 filed on April 19, 2018)

6.10
Purchase Agreement, dated July 2017, between Beaver Creek CRE, LLC and Lakeview Partners, LLC (Lakeview) (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form 10 filed on April 19, 2018)

6.11
Promissory Note issued by Lakeview MHP LLC to The Capitol Life Insurance Company on November 17, 2017 (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form 10 filed on April 19, 2018)

6.12
Purchase Agreement, dated September 20, 2017, between Beaver Creek CRE, LLC and EDA Holdings, LLC (Holly Faye) (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form 10 filed on April 19, 2018)

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Exhibit No.	Description
6.13
Assumption Agreement, dated November 14, 2017, between Holly Faye MHP LLC and EDA Holdings, LLC (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form 10 filed on April 19, 2018)

6.14
Purchase Agreement, dated September 5, 2017, between Beaver Creek CRE, LLC and Maple Hill Holdings LLC (Maple Hills)(incorporated by reference to Exhibit 10.14 to the Registration Statement on Form 10 filed on April 19, 2018)

6.15
Promissory Note issued by Maple Hills MHP LLC to The Capitol Life Insurance Company on December 8, 2017 (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form 10 filed on April 19, 2018)

6.16
Promissory Note issued by Mobile Home Rental Holdings LLC to Metrolina Loan Holdings, LLC on May 8, 2017 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form 10 filed on April 19, 2018)

6.17
First Amendment to Promissory Note, dated September 28, 2017, between Manufactured Housing Properties Inc. and Metrolina Loan Holdings, LLC (incorporated by reference to Exhibit 6.17 to the Offering Statement on Form 1-A filed on May 9, 2019)

6.18
Second Amendment to Promissory Note, dated February 26, 2019, between Manufactured Housing Properties Inc. and Metrolina Loan Holdings, LLC (incorporated by reference to Exhibit 10.19 to the Annual Report on Form 10-K filed on April 1, 2019)

6.19
Revolving Promissory Note issued by Manufactured Housing Properties Inc. to Raymong M. Gee on October 1, 2017 (incorporated by reference to Exhibit 10.18 to the Amendment No. 2 to Registration Statement on Form 10 filed on July 13, 2018)

6.20
Purchase and Sale Agreement, dated January 1, 2019, between Gvest Finance, LLC and Manufactured Housing Properties Inc. (Pecan Grove) (incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K filed on April 1, 2019)

6.21*	Purchase and Sale Agreement, dated January 1, 2019, between MHP Pursuits LLC and CKMC, LLC (Hunt Club)
6.22*	Loan Agreement, dated April 1, 2019, between The Capitol Life Insurance Company and Hunt Club MHP LLC
6.23*	Purchase and Sale Agreement, dated February 27, 2019, between MHP Pursuits LLC and B&D Rental Properties, LLC (B&D)
6.24*	Promissory Note issued by B&D MHP LLC to Carolina Trust Bank on May 2, 2019
6.25
Purchase and Sale Contract, dated March 1, 2019, between MHP Pursuits LLC and Crestview, LLC and A & A Construction Enterprises, LLC (incorporated by reference to Exhibit 6.22 to the Amended Offering Statement on Form 1-A/A filed on July 31, 2019)

6.26*	Promissory Note issued by Crestview MHP LLC to Liberty Bankers Life Insurance Company on July 31, 2019
6.27	Purchase and Sale Agreement, dated August 5, 2019, between MHP Pursuits LLC and CSC Warner Robins (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on August 6, 2019)
6.28	Manufactured Housing Properties Inc. Stock Compensation Plan (incorporated by reference to Exhibit 6.21 to the Offering Statement on Form 1-A filed on May 9, 2019)
8.1*	Escrow Agreement, dated October 4, 2019, by and among Manufactured Housing Properties Inc., Digital Offering LLC and Wilmington Trust, National Association
10.1	Power of attorney (included on the signature page of this offering statement)
11.1*	Consent of Liggett & Webb, P.A.
11.2*	Consent of Sherman & Howard L.L.C (included in Exhibit 12.1)
12.1*	Opinion of Sherman & Howard L.L.C
15.1	Code of Ethics and Business Conduct (incorporated by reference to Exhibit 15.1 to the Offering Statement on Form 1-A filed on May 9, 2019)

*
Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pineville, State of North Carolina, on October 15, 2019.

Manufactured Housing Properties Inc.
By:	/s/ Raymond M. Gee
Raymond M. Gee Chairman and Chief Executive Officer
By:	/s/ Michael Z. Anise
Michael Z. Anise Chief Financial Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Raymond M. Gee	Chairman and Chief Executive Officer (Principal Executive Officer)	October 15, 2019
Raymond M. Gee

/s/ Michael Z. Anise	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	October 15, 2019
Michael Z. Anise

*	Director	October 15, 2019
Terry Robertson

*	Director	October 15, 2019
James L. Johnson

*	Director	October 15, 2019
William H. Carter

*	By:	/s/ Raymond M. Gee
Raymond M. Gee
Attorney-In-Fact

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